AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, VIA EDGAR ON JUNE 19, 2002



                                                      REGISTRATION NO. 333-85056


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                               AMENDMENT NO. 2 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                            -------------------------

                           BIO-KEY INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           MINNESOTA                           3577                              41-1741861
           ---------                           ----                              ----------
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)

                           BIO-KEY INTERNATIONAL, INC.
                           1285 CORPORATE CENTER DRIVE
                                  SUITE NO. 175
                             EAGAN, MINNESOTA 55121
                                 (651) 687-0414
         --------------------------------------------------------------

               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
  INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE AND PRINCIPAL
                               PLACE OF BUSINESS)

                               MR. JEFFRY R. BROWN
                           1285 CORPORATE CENTER DRIVE
                                  SUITE NO. 175
                             EAGAN, MINNESOTA 55121
                                 (651) 687-0414
         --------------------------------------------------------------

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                 with a copy to:

                           VINCENT A. VIETTI, ESQUIRE
                   BUCHANAN INGERSOLL PROFESSIONAL CORPORATION
                         ELEVEN PENN CENTER, 14TH FLOOR
                               1835 MARKET STREET
                             PHILADELPHIA, PA 19103
                                 (215) 665-3860

                       ----------------------------------

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE
             FOLLOWING EFFECTIVENESS OF THIS REGISTRATION STATEMENT.

                       -----------------------------------

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement in the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

                                                        Proposed Maximum      Proposed Maximum
 Title of Each Class                 Amount to be     Offering Price Per         Aggregate             Amount of
 of Securities to be Registered      Registered(1)          Share(2)         Offering Price(2)     Registration Fee(2)
 ------------------------------      -------------          --------         -----------------     -------------------

 common stock,
 .01 par value                          22,096,139           $0.81             $17,897,872.59         $1,646.61(4)

 common stock,
 .01 par value                             320,000           $0.46                $147,200              $13.54(5)


(1) Represents shares of the Company's common stock which may be offered by certain selling security holders.

(2) Estimated pursuant to Rule 457(c) for the purpose of calculating the registration fee. Based on the average of the high and low sale prices per share of the Company's common stock as reported on the OTC Bulletin Board on March 20, 2002 and June 17, 2002.

(3) Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also includes additional shares of common stock issuable upon stock splits, stock dividends or similar transactions.

(4) This amount was paid upon the initial filing of the registration statement on March 27, 2002.
(5)      This amount is paid herewith.


         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                   SUBJECT TO COMPLETION, DATED JUNE 19, 2002




PRELIMINARY PROSPECTUS



                           BIO-key INTERNATIONAL, INC.

                        16,811,765 shares of common stock


         The 16,811,765 shares of common stock are being offered by the selling security holders identified in this prospectus. The shares were issued by us in private placement transactions. The selling security holders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.


         We will not receive any part of the proceeds from sales of these shares by the selling security holders.


         Our common stock is traded on the OTC Bulletin Board under the symbol "BKYI". The last reported sale price of our common stock on June 17, 2002 on the OTC Bulletin Board was $.46 per share.


         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.







            The date of this preliminary prospectus is June 19, 2002.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

PROSPECTUS SUMMARY.............................................................1

RISK FACTORS...................................................................3

USE OF PROCEEDS...............................................................12

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS...................12

MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION AND FINANCIAL
CONDITION AND RESULTS OF OPERATIONS...........................................13


DESCRIPTION OF BUSINESS.......................................................24

MANAGEMENT....................................................................34

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................41

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................42

DESCRIPTION OF SECURITIES.....................................................44

THE OFFERING..................................................................46

SELLING SECURITY HOLDERS......................................................49

PLAN OF DISTRIBUTION..........................................................50

INDEMNIFICATION OF DIRECTORS AND OFFICERS.....................................52

LEGAL MATTERS.................................................................52

EXPERTS.......................................................................52


FINANCIAL STATEMENTS.........................................................F-1









         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

ABOUT BIO-KEY INTERNATIONAL, INC.

         We are in the business of developing and marketing biometric technologies. Biometrics is the science of analyzing specific human characteristics which are unique to an individual in order to identify a specific individual from a broader population.


         We develop and market fingerprint identification software technology. Our technology identifies a specific person from a broader population based on the unique characteristics of his or her fingerprint. Our technology scans a person's fingerprint and identifies a person within a few seconds without using a password, key card, personal identification number or any other identifying data. Fingerprint analysis is an accurate and reliable method to distinguish one individual from another and is viewed as less intrusive than many other biometric identification methods. We believe our fingerprint identification software technology will have a broad range of applications relating to information, identity, network, access and personal security including:


         *        Securing Internet sites, Web pages and electronic transactions
         *        Prevention of identity and data theft
         *        Securing access to private networks
         *        Securing access to buildings and restricted areas


         All fingerprint identification technologies require the use of an optical reader to scan a person's finger. Rather than distributing integrated products, we license our technology. To execute this plan, we have designed our core software to integrate with virtually any finger reading or scanning device.

         We have completed the development of our core software and are now marketing biometric software and potential applications to commercial and governmental markets. Our primary targets are access control and computer network security. We intend to license our technology to:


         * Original equipment manufacturers, systems integrators and application developers to develop and market products and applications which can then be sold to end users.
         * Companies which distribute goods, services or software applications over the Internet.
         *        Operators of private networks.

         Our technology provides a reliable and secure user authentication system for public and private computer networks. Web-key(TM), our web-based biometric authentication solution, is designed to secure access to proprietary information residing on remote servers which is transmitted via the Internet. It is compatible with Oracle server software and new security features in Microsoft's Internet Explorer Versions 5.5 SP2 and 6.0. Network authentication is typically accomplished by using passwords. Since passwords can be lost, transferred, stolen or forgotten, we believe our Web-key(TM) biometric solution is a more secure method for verifying the identity of remote users and eliminates the substantial administrative costs associated with tracking and reissuing new passwords.

         Biometric technology has only been used in limited applications for criminal apprehension and forensics and has not gained widespread acceptance in any commercial or consumer markets.


         We are a development stage company and have only generated minimal sales to date. We have sustained substantial losses, have very limited cash resources and are in need of substantial additional capital to execute our business plan. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern.

         Our principal executive offices are located at 1285 Corporate Center Drive, Suite 175, Eagan, Minnesota 55121 and our telephone number is (651) 687-0414.

ABOUT THE OFFERING


         This prospectus covers the public sale of up to 16,811,765 or more shares of common stock to be sold by the selling stockholders identified in this prospectus. Of this amount, 14,364,765 or more shares are issuable upon the exercise or conversion of securities we issued to The Shaar Fund, Ltd. on November 26, 2001. In this transaction, we obtained $1.065 million of funding and converted approximately $4.6 million of short-term debt and other obligations owed to The Shaar Fund into long-term secured convertible notes. The remaining 2,447,000 shares covered by this prospectus are issuable upon exercise of options and warrants we have previously issued to certain of our officers and consultants or to investors.

                                  RISK FACTORS

         AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING INFORMATION ABOUT CERTAIN OF THE RISKS OF INVESTING IN OUR COMMON STOCK, TOGETHER WITH OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE YOU DECIDE TO PURCHASE OUR COMMON STOCK.

                          BUSINESS AND FINANCIAL RISKS

         BASED ON OUR LIMITED WORKING CAPITAL, NEGATIVE NET WORTH AND SUBSTANTIAL LOSSES, OUR AUDITORS HAVE RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE IN BUSINESS.

         We have met our working capital requirements through financing transactions involving the public or private placement of our securities. We do not expect our current working capital to support our operations beyond August 2002 and we are in need of substantial additional capital to fund operations. Since our inception, we have not generated any significant revenue and have experienced substantial losses, including $2,283,774 during 2001. We also have limited working capital and a negative net worth. As a result of these factors, our independent auditors have included an explanatory paragraph in their opinion for the year ended December 31, 2001 as to the substantial doubt about our ability to continue as a going concern. Our financial statements have been prepared in accordance with accounting principals generally accepted in the United States, which contemplate that we will continue to operate as a going concern. Our financial statements do not contain any adjustments that might result if we are unable to continue as a going concern.

         WE ARE DEVELOPMENT STAGE COMPANY, HAVE GENERATED MINIMAL REVENUE AND HAVE SUSTAINED SUBSTANTIAL OPERATING LOSSES. WE EXPECT LOSSES TO CONTINUE WHICH WILL REQUIRE US TO RAISE ADDITIONAL CAPITAL TO CONTINUE OPERATIONS.

         We were formed in 1993 and have yet to generate any significant revenue. From inception through December 31, 2001, we have accumulated losses of $18,339,455 and negative cash flow from operations of $13,915,623. As of December 31, 2001, we had working capital of $392,533 and a negative net worth of $3,896,999. Since our inception, we have focused almost exclusively on developing our core technology and have not had any success marketing our technology. In order to generate revenue, we will have to retain additional marketing personnel and incur substantial marketing expenses. We can not assure you that we will be able to secure these necessary resources, that a significant market for our technology will develop or that we will be able to generate any significant revenues. For these reasons we anticipate that net losses will continue.

         WE NEED SUBSTANTIAL ADDITIONAL FINANCING TO EXECUTE OUR BUSINESS PLAN WHICH MAY NOT BE AVAILABLE. IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS.

         We need substantial additional capital to expand our marketing and sales efforts. Our current resources are insufficient to fund operations beyond August 2002. We believe we need an additional $5,000,000 to $7,000,000 to execute our business plan and support operations through 2003. Although The Shaar Fund has committed to provide an additional $1,080,000 in incremental monthly advances through August, 2002, this obligation is conditioned upon events outside of our control, including the average trading price of our common stock exceeding $1.00 per share during the month preceding any advance. For these reasons, we are currently seeking to obtain additional financing through the issuance of debt or equity securities on a negotiated private placement basis with institutional and accredited investors. We have not and can not assure you that we will ever be able to secure any such financing on terms acceptable to us. If we can not obtain such financing, we will not be able to execute our business plan or continue operations.

         OUR OUTSTANDING 5% DEBENTURE AND PREFERRED STOCK ARE CONVERTIBLE INTO SHARES OF COMMON STOCK AT A DISCOUNT TO THE TRADING PRICE AT THE TIME OF CONVERSION. IF THE TRADING PRICE OF OUR COMMON STOCK DECLINES, THESE SECURITIES WILL BE CONVERTED INTO A GREATER NUMBER OF SHARES RESULTING IN SUBSTANTIAL DILUTION TO OUR EXISTING SHAREHOLDERS WHICH COULD HAVE A SIGNIFICANT NEGATIVE EFFECT ON THE TRADING PRICE OF OUR COMMON STOCK.

         Our 5% debenture and preferred stock are convertible into shares of common stock at a per share conversion price equal to the lesser of $.75 or a 22% discount to the average of the closing bid prices of our common stock during the five trading days preceding conversion. As a result of these provisions, in the event the trading price of our common stock declines, we will be required to issue a greater number of shares of common stock upon conversion of the debenture and preferred stock. This could result in the issuance of a substantial number of additional shares resulting in substantial dilution to our existing shareholders. For example, if the trading price of our common stock declines from $.92 to $.50, we would be required to issue 265,846 additional shares of common stock upon conversion of the debenture and 2,637,839 additional shares of common stock upon conversion of the preferred stock. The issuance of these additional shares could have a substantial negative effect on the trading price of our common stock.

         The terms of the debenture and preferred stock prohibit the holder from converting these securities into common stock if the conversion would result in the holder owing in excess of 4.99% of our outstanding shares. Although this limits the holder's right to convert these securities into more than 4.99% of our outstanding shares at any one time, it does not prevent the holder from immediately reselling all shares acquired upon conversion and then converting additional securities into up to an additional 4.99% of our outstanding shares. Accordingly, these provisions do not limit the number of shares we may be required to issue upon conversion of these securities. This will result in substantial dilution to our existing shareholders and could have a significant negative effect on the trading price of our common stock.

         OUR TECHNOLOGY HAS NOT GAINED MARKET ACCEPTANCE AND WE DO NOT KNOW WHETHER A MARKET WILL DEVELOP FOR OUR TECHNOLOGY IN THE FORESEEABLE FUTURE TO GENERATE ANY REVENUE.

         Biometric technology has received only limited market acceptance, particularly in the private sector. Our technology represents a novel security solution and we have not generated any significant sales. Although recent security concerns relating to identification of individuals has increased interest in biometrics generally, it remains an undeveloped, evolving market. Biometric based solutions compete with more traditional security methods including keys, cards, personal identification numbers and security personnel. Acceptance of biometrics as an alternative to such traditional methods depends upon a number of factors including:

         *        the reliability of biometric solutions
         *        public perception regarding privacy concerns
         *        costs involved in adopting and integrating biometric solutions

         For these reasons, we are uncertain whether our technology will gain any acceptance in any commercial markets or that demand will be sufficient to create a market large enough to produce any meaningful revenue or earnings. Our future success depends upon business customers adopting biometrics generally, and our solution specifically.

         BIOMETRIC TECHNOLOGY IS A NEW APPROACH TO INTERNET SECURITY WHICH MUST BE ACCEPTED IN ORDER FOR OUR WEB-KEY(TM) SOLUTION TO GENERATE ANY REVENUE.

         Our Web-key(TM) authentication initiative represents a new approach to Internet security which has not been adopted by any company which distributes goods, content or software applications over the Internet. The implementation of our WEB-Key(TM) solution requires the distribution and use of an optical reader and integration of database and server side software Although we believe our solution provides a higher level of security for information transmitted over the Internet than existing traditional methods, unless business and consumer markets embrace the use of an optical reader and believe the benefits of increased accuracy outweigh implementation costs, our solution will not gain market acceptance.

         OUR SOFTWARE MAY CONTAIN DEFECTS WHICH WILL MAKE IT MORE DIFFICULT FOR US TO ESTABLISH AND MAINTAIN CUSTOMERS.

         Although we have completed the development of our core technology, it has not been used by any business customer. Despite extensive testing during development, our software may contain undetected design faults and software errors, or "bugs" that are discovered only after it has been installed and used by customers. Any such default or error in new or existing software or applications could cause delays in delivering our technology or require design modifications. These could adversely affect our competitive position and cause us to lose potential customers or opportunities. Since our technology is intended to be utilized to secure physical and electronic access, the effect of any such bugs or delays will likely have a detrimental impact on us. In addition, given that biometric technology generally, and our technology specifically, has not gained any meaningful acceptance in the market, any delays would likely have a more detrimental impact on our business than if we were a more established company.

         WE HAVE NOT DEVELOPED ANY EFFECTIVE DISTRIBUTION CHANNELS FOR OUR TECHNOLOGY WHICH ARE NECESSARY TO GENERATE REVENUE.

         We market our technology through licensing arrangements with:

         * Original equipment manufacturers, systems integrators and application developers which develop and market products and applications which can then be sold to end users
         * companies which distribute goods, services or software applications over the Internet
         *        operators of private networks

         Our success will depend upon the ability of these manufacturers to effectively integrate and market reliable and affordable products which utilize our technology and upon commercial entities adopting biometric solutions. While we have commenced a significant marketing effort, we have not developed any effective distribution channels and may not have the resources or ability to sustain these efforts or generate any meaningful sales.

         IN ORDER TO GENERATE REVENUE, WE ARE DEPENDENT UPON INDEPENDENT ORIGINAL EQUIPMENT MANUFACTURERS, SYSTEMS INTEGRATORS AND APPLICATION DEVELOPERS WHICH WE DO NOT CONTROL. AS A RESULT, IT MAY BE MORE DIFFICULT FOR US TO GENERATE SALES.

         As a technology licensing company, we are dependent upon original equipment manufacturers, systems integrators and application developers to integrate our technology into products and technologies which they develop and sell. Licensing revenue from our technology is dependent upon the success of these third parties in developing and distributing products and applications which incorporate our technology. We have no control over these licensees and can not assure you that any of them will have the financial, marketing or technical resources to successfully develop and distribute products or applications acceptable to end users or generate any meaningful revenue for us. These third parties may also offer the products of our competitors to end users.

         WE FACE INTENSE COMPETITION AND MAY NOT HAVE THE FINANCIAL AND HUMAN RESOURCES NECESSARY TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGES WHICH MAY RESULT IN OUR TECHNOLOGY BECOMING OBSOLETE.

         The Internet, facility access control and information security markets are subject to rapid technological change and intense competition. We compete with both established biometric companies and a significant number of startup enterprises as well as providers of more traditional methods of access control. Most of our competitors have substantially greater financial and marketing resources than we do and may independently develop superior technologies which may result in our technology becoming less competitive or obsolete. We may not be able to keep pace with this change. If we are unable to develop new applications or enhance our existing technology in a timely manner in response to technological changes we will be unable to compete in our chosen markets. In addition, if one or more other biometric technologies such as voice, face, iris, hand geometry or blood vessel recognition is widely adopted, it would significantly reduce the potential market for our fingerprint identification technology.

         WE DEPEND ON OUR EXECUTIVE OFFICERS AND NEED ADDITIONAL MARKETING AND TECHNICAL PERSONNEL TO SUCCESSFULLY MARKET OUR TECHNOLOGY. WE CAN NOT ASSURE YOU THAT WE WILL BE ABLE TO RETAIN OR ATTRACT SUCH PERSONS.

         A loss of one or more of our current officers could severely and negatively impact our operations. We have employment contracts with Jeffry R. Brown, our Chief Executive Officer, H. Donald Rosacker, II, our President, and Mira LaCous, our Vice President of Technology. Although these employment contracts do not prevent such persons from resigning, they do contain non-compete clauses which are intended to prevent these persons from working for a competitor within one year after leaving our Company. During the past 18 months we have also retained additional employees with expertise in developing, marketing and selling software solutions. In order to successfully market our technology, we will need to retain additional technology and marketing personnel. The market for such persons remains highly competitive and our limited financial resources will make it more difficult for us to recruit and retain qualified persons.

         WE CAN NOT ASSURE YOU THAT THE LIMITED INTELLECTUAL PROPERTY PROTECTION FOR OUR CORE TECHNOLOGY PROVIDES A MEANINGFUL COMPETITIVE ADVANTAGE OR BARRIER TO ENTRY AGAINST OUR COMPETITORS.

         Our success and ability to compete is dependent in part upon proprietary rights to our technology. We rely primarily on a combination of patent, copyright and trademark laws, trade secrets and technical measures to protect our propriety rights. We have filed a patent application relating to both the optic technology and biometrics solution components of our technology wherein several claims have been allowed. More recently, we filed a patent application with respect to our VST(TM) (Vector Segment Technology), the core algorithm of our biometric identification solution. We can not assure you that any additional patents will be issued, or that, if issued, that we will have the resources to protect any patent from infringement. Although we believe our technology does not currently infringe upon patents held by others, we can not assume you that such infringements do not exist or will not exist in the future, particularly as the number of products and competitors in the biometric industry segment grows.

                        RISKS RELATED TO OUR COMMON STOCK

         WE HAVE ISSUED A SUBSTANTIAL NUMBER OF SECURITIES CONVERTIBLE INTO SHARES OF OUR COMMON STOCK WHICH WILL RESULT IN SUBSTANTIAL DILUTION TO THE OWNERSHIP INTERESTS OF OUR EXISTING SHAREHOLDERS.

         As of March 31, 2002, 21,692,995 shares of our common stock were reserved for issuance upon exercise or conversion of the following securities:

         * 9,555,947 upon exercise of outstanding stock options and warrants.
         * 809,951 shares upon exercise of options available for future grant under our existing option plans.
         * 1,333,333 shares upon conversion of our non interest convertible debenture due September 30, 2003.
         * 5,457,226 shares upon conversion of our secured convertible note due September 30, 2003.
         * 4,121,153 shares or more upon conversion of our outstanding shares of Series B Convertible Preferred Stock. In the event of a decline in the market price of our common stock we would be required to issue an indeterminate number of additional shares upon conversion of these preferred shares.
         * 415,385 or more shares upon conversion of our 5% convertible debenture due September 30, 2003. In the event of a decline in the market price of our common stock we would be required to issue an indeterminate number of additional shares upon conversion of this debenture.


         The exercise or conversion of these securities will result in a significant increase in the number of outstanding shares and substantially dilute the ownership interests of our existing shareholders. This prospectus covers the public sale of 16,811,765 of these shares. In addition, the Shaar Fund has agreed to provide an additional $1,080,000 through August, 2002 in incremental monthly advances so long as certain conditions are satisfied. In the event that advances are made, additional secured convertible notes will be issued which will further dilute the ownership interest of our existing shareholders.


         THE TRADING PRICE OF OUR COMMON STOCK AND OUR ABILITY TO RAISE ADDITIONAL FINANCING MAY BE ADVERSELY EFFECTED BY THE INFLUX INTO THE MARKET OF THE SUBSTANTIAL NUMBER OF SHARES COVERED BY THIS PROSPECTUS.


         This prospectus covers the public sale of 16,811,765 or more shares of our common stock. This significant increase in the number of shares available for public sale may have a negative impact on the trading price of our shares. The Shaar Fund's obligation to provide $1,080,000 in incremental monthly advances through August, 2002 is conditioned upon the average trading price of our common stock exceeding $1.00 per share during the month preceding the advance. To the extent that this influx of shares into the public market or other factors reduce the trading price of our common stock to below $1.00, The Shaar Fund would have no obligation to provide this financing and our ability to raise this necessary financing would be significantly impaired. In the event that advances are made, additional secured convertible notes will be issued. We have agreed to register the public resale of the shares issuable upon conversion of any notes issued which will further increase the number of share available for public sale.

         OUR OUTSTANDING 5% DEBENTURE AND PREFERRED STOCK ARE CONVERTIBLE INTO SHARES OF COMMON STOCK AT A DISCOUNT TO THE TRADING PRICE AT THE TIME OF CONVERSION. THESE CONVERSION PROVISIONS COULD CAUSE INVESTORS TO SHORT SELL OUR SHARES WHICH MAY ADVERSELY AFFECT THE TRADING PRICE OF OUR COMMON STOCK.

         Our 5% debenture and preferred stock are convertible into shares of common stock at a per share conversion price equal to the lesser of $.75 or a 22% discount to the average of the closing bid prices of our common stock during the five trading days preceding conversion. As a result of these provisions, in the event the trading price of our common stock declines, we will be required to issue a greater number of shares of common stock upon conversion of the debenture and preferred stock. This could result in the issuance of a substantial number of additional shares resulting in substantial dilution to our existing shareholders. To the extent these factors are viewed negatively by the market, they may provide an incentive for persons to execute short sales of our common stock which could further adversely affect the trading price of our common stock. Since the holders of the 5% debenture and preferred stock receive additional shares upon conversion if the trading price of our common stock declines, they may have an incentive to execute short sales of our common stock. The agreement under which these securities were issued precludes the holder from executing short sales of our common stock except in the connection with a conversion of such securities.

         APPLICABLE SEC RULES GOVERNING THE TRADING OF "PENNY STOCKS" LIMITS THE TRADING AND LIQUIDITY OF OUR COMMON STOCK WHICH MAY ADVERSELY AFFECT THE TRADING PRICE OF OUR COMMON STOCK.

         Our common stock currently trades on the OTC Bulletin Board. Since our common stock continues to trade below $5.00 per share, our common stock is considered a "penny stock" and is subject to SEC rules and regulations which impose limitations upon the manner in which our shares can be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. These regulations have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

         WE DO NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

         We have never declared or paid a dividend on our common stock. We intend to retain earnings, if any, for use in the operation and expansion of our business and, therefore, do not anticipate paying any dividends in the foreseeable future.

         THE TRADING PRICE OF OUR COMMON STOCK MAY BE VOLATILE.

         The trading price of our shares has from time to time fluctuated widely and in the future may be subject to similar fluctuations. The trading price may be affected by a number of factors including the risk factors set forth in this prospectus as well as our operating results, financial condition, announcements of innovations or new products by us or our competitors, general conditions in the biometrics and access control industries, and other events or factors. Although we believe that approximately 15 registered broker dealers currently make a market in our common stock, we can not assure you that any of these firms will continue to serve as market makers or have the financial capability to stabilize or support our common stock. A reduction in the number of market makers or the financial capability of any of these market makers could also result in a decrease in the trading volume of and price of our shares. In recent years broad stock market indices, in general, and the securities of technology companies, in particular, have experienced substantial price fluctuations. Such broad market fluctuations may adversely affect the future-trading price of our common stock.

         MINNESOTA ANTI-TAKEOVER LAW AND CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION MAY DISCOURAGE ATTEMPTS TO EFFECT A CHANGE IN CONTROL OF OUR COMPANY, WHICH MAY ADVERSELY AFFECT THE VALUE OF OUR COMMON STOCK.

         We are governed by the provisions of Section 302A.673 of the Minnesota Business Corporation Act ("MBCA"). In general, the law prohibits a public Minnesota corporation from engaging in a "business combination" (with an "interested shareholder") for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. "Business Combination" includes mergers, share exchanges, asset sales, plan or proposal of liquidation or dissolution, recapitalization, issuance and transfers of shares in excess of 5% or more of the Company's shares. "Interested Shareholder" means any person who owns directly or indirectly 10% or more of a public corporation's outstanding voting stock or an affiliate or associate of a public corporation which owns, or within four years did own, 10% or more of the public corporation's outstanding voting stock. These provisions regarding certain business combinations under the MBCA could have the effect of delaying, deferring, or preventing a change in control of the company or the removal of existing management. We have no control over, and therefore cannot predict, what effect these impediments to the ability of third parties to acquire control of us might have on the market price of our common stock. In addition, we are authorized to 5,000,000 shares of preferred stock which may be issued by our Board of Directors on such terms and with such rights, preferences and designations as the Board may determine. Depending upon the rights, preferences and designations assigned to it, issuance of shares of preferred stock could delay, deter or prevent a change in control of our company to the detriment of our shareholders.

                           FORWARD LOOKING STATEMENTS

         The words "may," "will," "expect," "anticipate," "believe," "continue," "estimate," "project," "intend," and similar expressions used in this prospectus are intended to identify forward-looking statements within the meaning of
Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange of 1934. You should not place undue reliance on these forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events. You should also know that such statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. Many of these risks and uncertainties are set forth in the "RISK FACTORS" section of this prospectus. Should any of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may differ materially from those included within the forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of common stock by the selling security holders. We will receive the exercise price of certain warrants and options held by certain of the selling security holders. We expect to use the proceeds of any such sales for general working capital purposes.

                         MARKET FOR OUR COMMON STOCK AND
                           RELATED STOCKHOLDER MATTERS


MARKET INFORMATION

         Our common stock currently trades on the OTC Bulletin Board under the symbol "BKYI". The following table sets forth the range of high and low bid prices per share of our common stock for each of the calendar quarters identified below as reported by the OTC Bulletin Board. These quotations represent inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

         2002:                                       HIGH         LOW
         -----                                       ----         ---

         Quarter ended March 31, 2002                $1.20        $.61

         2001:
         -----

         Quarter ended December 31, 2001              1.07         .15
         Quarter ended September 30, 2001              .25         .13
         Quarter ended June 30, 2001                   .4375       .18
         Quarter ended March 31, 2001                  .4375       .2656

         2000:
         -----

         Quarter ended December 31, 2000              1.0625       .2656
         Quarter ended September 30, 2000             1.0469       .50
         Quarter ended June 30, 2000                  1.0625       .375
         Quarter ended March 31, 2000                 1.375        .8125


         The last price of our common stock as reported on the OTC Bulletin Board on June 17, 2002 was $.46 per share.


HOLDERS


         As of June 17, 2002 the number of stockholders of record of our common stock was 150. Based on broker inquiry conducted in connection with the distribution of proxy solicitation materials in connection with our special meeting of shareholders in 2002, we believe that there are approximately 1,900 beneficial owners of our common stock.


DIVIDENDS

         We have not paid any cash dividends to date, and we have no intention of paying any cash dividends on our common stock in the foreseeable future. The declaration and payment of dividends is subject to the discretion of our Board of Directors and to certain limitations imposed under the Minnesota Business Corporation Act. The timing, amount and form of dividends, if any, will depend on, among other things, our results of operations, financial condition, cash requirements and other factors deemed relevant by our Board of Directors.



                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                    FINANCIAL CONDITION AND PLAN OF OPERATION

         This Management's Discussion and Analysis of Financial Condition and Plan of Operation and other parts of this prospectus contain forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this prospectus are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth in "RISK FACTORS" and elsewhere in this prospectus. The following should be read in conjunction with the audited financial statements of the Company included elsewhere herein.


OVERVIEW

         Historically, BIO-key International, Inc.'s (the "Company") goal was to develop automated fingerprint identification products which were portable, easily integrated with existing applications and affordable for mass commercialization and distribution through Original Equipment Manufacturers ("OEM"s), distributors and to a lesser degree, system integrators in the computer network, general access control and other markets. This included the development of proprietary readers. During 1998 and 1999, the evolution of the Company's technology allowed it to shift from providing biometric hardware to developing and licensing biometric identification IT security and identity theft solution software.

         These solutions are built around the advanced capabilities of the Company's proprietary patent pending VST(TM) (Vector Segment Technology(TM)) algorithm. The Company has pioneered the development of automated, finger identification technology that can be used without the aide of non-automated methods of identification such as a personal identification (PIN), password, token, smart card, ID card, credit card, passport, drivers license or other form of possession based or knowledge based identification. This advanced BIO-key(TM) identification technology improves both the accuracy and speed of finger-based biometrics and is the only finger identification algorithm that has been certified by the International Computer Security Association (ICSA).

         Over the past two years, recognizing the growth in electronic commerce, private networks and related security concerns, the Company has actively positioned its technology for the licensing of a Web based biometric authentication software solution to e-commerce and other companies conducting business over the Internet. This integrated solution involves the licensing of client and server based software to provide for reliable and cost effective user authentication in connection with the processing of e-commerce transactions or securing access to private networks.


         The Company has completed the development of its core technology, has commenced the marketing of its technology and expects to generate revenue from licensing arrangements during 2002.


         Although the Company has developed significant identification technology, it has not gained any meaningful commercial acceptance and the Company has only generated minimal revenue since inception. The Company did not generate any revenue during 2000 or 2001. The Company's business model, particularly the Web authentication initiative, represents a novel approach to Internet and network security which as of the date of this prospectus has not been adopted by any company conducting business over the Internet. Although recent security concerns relating to the identification of individuals has increased interest in biometrics generally, there can be no assurance that there will be a demand for such a solution or that the Company will have the financial or other resources necessary to successfully market such a software solution.

         The Company believes its existing financial resources will only last through August 2002. See "LIQUIDITY AND CAPITAL RESOURCES" below. Due to this and other uncertainties, the Company's independent auditors have included an explanatory paragraph in their opinion for the year ended December 31, 2001 as to the substantial doubt about the Company's ability to continue as a going concern. The Company's long-term viability and growth will depend upon the successful commercialization of its technologies and its ability to obtain adequate financing, among other matters, as to which there can be no assurances.

PLAN OF OPERATION

         The following is a description of the Company's Plan of Operation for the next twelve (12) months.

BUSINESS STRATEGY

         The Company's initial goal was to develop automated fingerprint identification products which were portable, easily integrated with existing applications and affordable for mass commercialization and distribution through OEMs, distributors and to a lesser degree, system integrators in the computer network, general access control and other markets. This included the development of readers. During 1998 and 1999 the Company pursued an OEM licensing program and in 2000 and 2001 the Company developed WEB-key(TM), an integrated Web based biometric authentication system.

         The Company's current business plan consists of a threefold strategy of:

         *        continued development of technology
         * licensing its core technology (SDK and Web-key) to OEMs, system integrators, Internet service providers and software application developers addressing industry-specific applications
         * licensing its Web-based biometric authentication software solution to e-commerce and Internet content companies to secure Web based transactions and corporations to secure private networks.

         Although the Company has developed significant core finger identification software technology, it has not gained any meaningful commercial acceptance, the Company has only generated minimal revenue since inception and it has not entered into any significant licensing arrangements. In addition, the Company's business model, particularly the Web authentication initiative, represents a unique approach to Internet security, requires the distribution and use of additional peripheral hardware, namely an optical reader, and the integration of client and server software. It has not been adopted by any company that conducts business over the Internet. There can be no assurance that there will be a demand for such a solution or that the Company will have the financial, marketing and human resources necessary to successfully market such a software solution.

COMPANY PRODUCTS

         Overview. The Company's primary initiative is the licensing of it's Software Developer's Toolkit (SDK) for integration into other applications and WEB-key(TM), it's Web-based, Internet ready three tiered Internet application architecture software security solution. This initiative has involved transitioning the Company's technology to focus on identification applications for large databases and Web based server authentication applications, including porting to multiple platforms and peer group reader technology. These efforts have resulted in the de-coupling of the core identification algorithm from the reader technology providing for the algorithm to be utilized with virtually any reader or scanner. The Company believes that the versatility provided by the de-coupling of the identification algorithm and reader technology will facilitate the pursuit of licensing Web based server authentication applications. Successful execution of this initiative has also required the development of enhanced software to provide an effective interface between client and server-based software. The Company continues to refine this software.

         VST (Vector Segment Technology), Patent Pending, Systems Developer Kit
(SDK). The Company's SDK is a means of delivering its patent-pending finger identification algorithm, called VECTOR SEGMENT TECHNOLOGY (VST) as an integrated software into existing and new applications. The VST SDK is a software kit licensed to original equipment manufacturers, systems integrators and application developers for the purpose of permitting them to develop biometric applications for distribution to their respective customers.

         The VST SDK improves both the accuracy and speed of fingerprint-based security systems. Traditional fingerprint analysis, classifies fingerprints by mapping their MINUTIAE REFERENCE POINTS--distinct features in specific locations. Most automated fingerprint identification systems create a template of these minutiae reference points and uses it as the basis for comparison and verification. However, strictly minutiae-based templates cannot achieve a high level of differentiation, making them unsuitable for real-time identification applications. To achieve rapid verification, they often compromise on detail, supplementing the fingerprint template with a user ID or password. This enables quick one-to-one matching, but not true identification. VST transcends the conflict between differentiation and speed by mapping the fingerprint in an entirely new way. Instead of focusing on minutiae point coordinates, VST also analyzes the vector segment relationships in the entire fingerprint pattern. The result is a highly informative representation of the finger packaged as a mathematical model.


         Unlike other algorithms on the market today, VST processes hundreds of data relationships for each element in the finger model. Because this data is concisely expressed, VST makes it possible to rapidly identify people based on their finger alone, without a user ID, password or smart card. This allows for the true identification of users, not just verifying the identity of a known user. No security system can achieve total security as long as a user's identifying data can be stolen or duplicated. Whereas a user ID, a password or even a scanned fingerprint image can be stolen, the mathematical model produced by VST can not. Once a finger is scanned and converted to a VST mathematical model, the scanned image is destroyed. All that remains is a mathematical model that cannot be decoded to obtain the original fingerprint image.

         WEB-key(TM). WEB-key(TM) is the Company's Web-based, Internet ready three tiered Internet application architecture software security solution. The Company licenses WEB-key(TM) as an integrated solution of it's VST algorithm for securing e-commerce, e-business, and web-based transaction applications. All WEB-key communication is triple-encrypted to prevent secure information from being intercepted over the Internet. Using WEB-key's browser plug-in, users enroll finger identification at a WEB-key enabled Web site from their own PC. After enrollment, WEB-key requests finger identification every time a user begins a secure session. WEB-key's interface guides users through the few steps necessary to gain an accurate finger identification. The entire identification process takes less time than typing a user ID and password.

         The Web based server authentication application is an integrated solution involving the distribution of readers and the licensing of client and server based software to provide for reliable and cost effective user authentication in connection with the processing of transactions over the Internet. This solution is also intended to secure other Internet applications such as restricting access to specific Web pages, specific information contained on a Web-site or specific applications. The Company believes it has the opportunity to be the first supplier of a reliable electronic identification and authorization solution which operates effectively without the aid of a personal identification number or password supplied by the user.

           The Company does not currently, and does not intend in the future, to manufacture any hardware. The Company relies on OEMs systems integrators and other licensees of its software to supply the necessary hardware, including optical readers. The Company has relationships with hardware manufacturers which enable the Company to supply readers to potential customers as an integrated solution when necessary. Currently, the Company has integrated its software with readers manufactured by Polaroid, Authentec, Ethentica, Siemens, and other independent manufactures. The Company's technology includes proprietary open architecture communication software which allows virtually any reader to be integrated with the Company's software within several weeks.

         The Company's SDK and WEB-key software are available for licensing and during 2002, the Company commenced a direct selling effort. During the second quarter of 2002, the Company has entered into license agreements with OEMs and systems integrators and other licensees of its software to develop applications for distribution to their respective customers. The Company expects to continue to generate revenue during the remainder of 2002 from existing and new customer relationships.

MARKETING AND DISTRIBUTION

         The Company's marketing and distribution efforts consist of:

         *        Development of strategic alliances with technology leaders
         * General promotion of biometric technology and the Company's offerings
         * Direct technology licensing efforts to, among others, OEMs, application developers and operators of private network.

         The Company's current marketing efforts are conducted primarily through direct selling efforts of its Chief Executive Officer, President and other marketing personnel to OEMs, application developers and operators of private networks.

         The Company attends and actively participates in various product conferences and conventions in the technology and security industries to generate market awareness of biometric technology generally and the Company's offerings specifically. In this connection, the Company has made a collaborative presentations with Intel Corporation during the past 2 years. See "BUSINESS OF THE COMPANY - MARKETING AND DISTRIBUTION". The Company has been aggressively marketing its WEB-key and SDK technology to leads generated from these efforts.

         The Company has also entered into alliances and/or joint sales and marketing arrangements with Oracle, Intel, and Siebel Systems to develop and implement new security systems utilizing the Company's technology for the Federal Government. The events of September 11th have heightened the need for securing data dissemination throughout and between government agencies and automating the positive identification of personnel. The Company believes that its finger identification technology coupled with the capabilities of its alliance partners are the most advanced solutions capable of meeting these needs.

         The Company is targeting both Internet infrastructure companies and large portal providers as licensees of its WEB-Key solution. On the Internet infrastructure side, the Company is currently seeking to partner with Internet server manufacturers, providers of database and data warehouse engine software, horizontally positioned application engines, firewall solution providers and peripheral equipment manufacturers. On the portal side, the Company is currently targeting financial service providers such as credit and debit card authorization and issuing institutions, Internet retailers, business-to-business application service providers (ASPs) and corporate intranets.

         For the following reasons, the Company has yet to generate any significant revenue. The Company competes in a new and evolving market and offers a novel software solution. This has resulted in a long sales cycle as commercial markets continue to evaluate biometrics as a viable alternative to more traditional security methods such as personal identification numbers, passwords and the like. In addition, during 2000 and 2001, the Company was focused on developing and refining its technology and introducing its technology to the market through participation in technology conferences and trade shows. The Company did not begin a direct selling effort until 2002. This effort has resulted in the Company generating revenue in the second quarter of 2002.

CAPITAL REQUIREMENTS

         During the past year, the Company has reduced its administrative expenses such that it currently requires approximately $180,000 per month to conduct operations. Based on available cash resources and the existing funding obligations, the Company believes it can maintain operations at current levels for only three additional months (August, 2002). The Company needs approximately $1,800,000 to continue to operate at current levels for the next twelve (12) months. Unless the Company is able to generate in excess of $180,000 of revenue per month, it will be required to raise additional capital to continue operations beyond the short term. See "LIQUIDITY AND CAPITAL RESOURCES" below.

RESEARCH AND DEVELOPMENT

         Although management believes that the Company's identification technology is one of the most advanced and discriminating fingerprint technologies available on the market today, the markets in which the Company competes are characterized by rapid technological change and evolving standards. In order to maintain its position in the market, the Company will continue to upgrade and refine its existing technologies. During the next twelve months, the Company will continue to focus on enhancing its identification technology for large databases, Web based server authentication applications, including porting to multiple platforms, and peer group reader technology. The Company expects successful development of this solution will require additional financing to which there can be no assurance.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2002 AS COMPARED TO THREE MONTHS ENDED MARCH 31,
2001

         REVENUES


         The Company generated no revenue during the three-month periods ended March 31, 2001 and March 31, 2002. The Company continues to deploy substantially all human and capital resources to executing its business plan targeted at Internet, intranet and electronic commerce security. As a result, the Company's limited resources were used to commence direct selling and marketing efforts to generate revenue.


COSTS AND OTHER EXPENSES

         Cost of Sales. The Company did not generate any revenue during the three-month periods ended March 31, 2002 and 2001 and, therefore, did not incur any costs of sales.

         Selling, general and administrative expenses. Selling, general and administrative expenses increased $90,305 to $504,731 during the three months ended March 31, 2002 as compared to $414,426 for the corresponding period in 2001. Of the increase, approximately $247,000 was due to a increase in marketing costs as the Company focused on marketing its Web-based biometric authentication software solution and approximately $68,000 was due to an increase in professional services costs subsequent to the recapitalization transaction in November 2001. These were offset by an approximate $179,000 decrease of a non-cash accrual of penalties incurred for failing to file a registration statement for the Company's Series A convertible preferred stock, a decrease of approximately $27,000 due to a reduction in general and administrative operating costs, and approximately $19,000 was due to a reduction in salaries and wages for administrative personnel.

         Research and Developments. Research, development, and engineering expenses increased $8,095 to $287,462 during the three months ended March 31, 2002 as compared to $279,367 for the corresponding period in 2001. Of the increase, approximately $81,000 was due to an increase in wages for development personnel and approximately $15,000 was due to an increase in general development and engineering costs. These were offset by an approximately $88,000 decrease in software sub-contracting costs.

         Interest Expense. Expense increased $205,440 to $259,382 during the three months ended March 31, 2002 as compared to $53,942 for the corresponding period in 2001. The increase was primarily due to increase in interest costs associated with the November 2001 restructuring transaction, and new long-term borrowings of $180,000 in March 2002.


YEAR ENDED DECEMBER 31, 2001 AS COMPARED TO YEAR ENDED DECEMBER 31, 2000:

REVENUES

         The Company had no revenue during 2001 or 2000. This was due to the Company's decision to deploy substantially all human and capital resources to executing its new business plan targeted at licensing biometric identification IT security and identity theft solution software for Internet, intranet and electronic commerce applications. As a result, the Company's limited resources were used to refine its technology to develop the applications needed to execute against this plan.

COSTS AND OTHER EXPENSES

         Selling, general and administrative expenses. Selling, general and administrative expenses decreased $534,402 to $1,318,465 during 2001 as compared to $1,852,867 in 2000. Of the decrease, approximately $117,869 related to a decrease in costs for administrative personnel, approximately $301,126 related to a decrease in costs associated with the services of an administrative consultant, approximately $256,212 related to a decrease in outside professional service charges, approximately $58,909 related to a decrease in general operating costs, and approximately $94,500 related to a decrease in the non-cash accrual of penalties incurred for failing to file a registration statement covering the public sale of common shares issuable upon conversion of the Company's Series A Convertible Preferred Stock. These amounts were offset by an increase of approximately $294,214 in sales and marketing costs associated with the implementation of the Company's revised business plan. In order to preserve its limited resources, the Company has reduced selling, general and administrative expenses from $2,151,466 to $1,318,465 during the past two years. Although the Company continues to closely monitor expenses to reduce overhead, it expects marketing expenses to increase as it continues to focus on generating revenue and does not expect to further materially reduce expenses during 2002.

         Research and Development. Research, development and engineering expenses decreased $188,308 to $947,932 in 2001 as compared to $1,136,240 in 2000. Of the decrease, approximately $137,500 was due to a decrease in personnel costs and approximately $102,315 was due to a decrease in general operation expenses. These amounts were offset by an increase of approximately $51,507 for services of outside programming sub-contractors.

         Interest Expense. Interest expense increased $176,286 to $317,627 in 2001 as compared to $141,341 in 2000. The increase was due to an increase in interest accrued on additional short term indebtedness of approximately $1,370,000.

NET OPERATING LOSS CARRYFORWARDS

         As of December 31, 2001, the Company has federal net operating loss carryforwards of approximately $18,155,000. The carryforwards expire between 2008 and 2021. Such net operating carryforwards may be limited in the future in the event of a change in ownership of the Company as defined in the Internal Revenue Code.

YEAR ENDED DECEMBER 31, 2000 AS COMPARED TO YEAR ENDED DECEMBER 31, 1999:

REVENUES

         The Company did not generate any revenue during the year ended December 31, 2000 resulting in a $157,970 decrease from the year ended December 31, 1999. This decrease was due to the Company's decision to deploy substantially all human and capital resources to executing its new business plan targeted at Internet, intranet and electronic commerce security. As a result, the Company's limited resources were used to refine its technology to develop the applications needed to execute against the Company's revised business plan.

COSTS AND OTHER EXPENSES

         Cost of product sales. The Company had no revenue during 2000 and, therefore, did not incur any cost of product sales. During 1999, the Company incurred cost of sales of $452,593 which was $294,623 in excess of 1999 revenue. As set forth above, during 2000, the Company focused its resources exclusively on the development of its technology.

         Selling, general and administrative expenses. Selling, general and administrative expenses decreased $298,599 to $1,852,867 during 2000 as compared to $2,151,466 in 1999. Of the decrease, approximately $341,000 related to a decrease in costs for selling and administrative personnel, approximately $360,000 related to a decrease in marketing expenses, approximately $235,000 related to a decrease in outside professional service charges, and approximately $194,000 related to a decrease in general operating costs. These amounts were offset by an increase in the non-cash accrual of penalties incurred for failing to file a registration statement for the Company's Series A Convertible Preferred Stock of approximately $498,000 and approximately $369,000 for costs associated with the services of an administrative consultant, approximately $200,000 of which consisted of non cash accrual of the fair value of options issued in consideration of such services.

         Research and Development. Research, development and engineering expenses increased $279,553 to $1,136,245 in 2000 as compared to $856,692 in 1999. Of the increase, approximately $70,000 was due to an increase in personnel costs, approximately $170,000 was due to an increase in costs associated with the services of outside programming sub-contractors and the balance was due to general operation expenses associated with increased development activity.

         Additional Income. The Company did not generate any additional income in 2000 as compared to $208,621 in 1999. Of the decrease, approximately, $190,000 represented proceeds from the sale of the Company's interest in Inter-con P/C, Inc. in 1999 with no comparable transaction in 2000.

         Interest Expense. Interest Expense decreased $192,856 to $141,341 in 2000 as compared to $334,197 in 1999. Of the decrease, approximately $205,000 related to a decrease in the amortization of the fair market value of warrants issued in financing transactions in 2000 as compared to 1999, $44,000 related to a reduction in interest charges associated with a lower principal balance on the convertible debenture as a result of conversions of such debenture during 1999 and 2000. These amounts were offset by a $57,000 increase in interest accrued on short term indebtedness.

LIQUIDITY AND CAPITAL RESOURCES

         Net cash used in operating activities during the three months ended March 31, 2002 was $533,296 compared to $468,048 during the three months ended March 31, 2001. The primary use of cash for both years was to fund the net loss. Net cash used in investing activities for the three months ended March 31, 2002 was $255 compared to net cash used in investing activities of $2,132 for the same period in 2001.

         Net cash provided by financing activities during the three months ended March 31, 2002 was $130,000 compared to $500,000 in the same period in 2001 and consisted primarily of long-term borrowing activities of $180,000 partially offset by costs related to capital raising efforts. Net cash used in operating activities during 2001 was $1,925,725, and was principally due to operating losses. The operating losses were primarily funded by cash on hand at December 31, 2000 and proceeds from the sale of Company securities and unsecured short term financing.

         Net cash used in operating activities during 2001 was $1,925,725, and was principally due to operating losses. The operating losses were primarily funded by cash on hand at December 31, 2000 and proceeds from the sale of Company securities and unsecured short term financing.

         Net cash provided by financing activities in 2001 was $2,394,500, which consisted of the issuance of $1,370,000 principal amount of short term notes to The Shaar Fund Ltd. (the "Fund") between January and November 2001 and $1,024,500 realized from a recapitalization transaction with the Fund on November 26, 2001.

         Pursuant to the recapitalization transaction, the Company obtained $1,065,000 of additional financing through the issuance of a secured convertible promissory note (the "Secured Note"). All existing promissory notes payable to the Fund together with all accrued and unpaid interest due thereon ($3,027,920) were cancelled and converted into the Secured Note. The Secured Note is due September 30, 2003, is secured by substantially all of the Company's assets, including its intellectual property, accrues interest at the rate of 10% per annum payable quarterly in arrears commencing September 30, 2002, may be prepaid without penalty and is convertible into shares of common stock at a conversion price of $.75 per share. The security interest terminates upon the Company obtaining $5,000,000 of additional equity financing. In this transaction, the Company received net cash proceeds of $1,024,500 after giving effect to offering costs of $40,500.

         The Fund has agreed to provide up to $1,080,000 of additional financing in incremental monthly installments during the six month period commencing March 1, 2002. Any such funding will be provided pursuant to a secured promissory note on the terms described above. The Fund's obligation to provide this financing is conditioned upon:

         * The Company being in compliance with all material obligations under the November 26, 2001 funding agreement between the parties, the Secured Note and debentures issued to the Fund pursuant thereto, and the other agreements between the parties.

         * The continued truth and accuracy of the representations and warranties of the Company set forth in the funding agreement.

         * The average closing bid price of the Company's common stock during the calendar month preceding the advance exceeding $1.00 per share.


Provided the forgoing conditions are satisfied, funds are advanced upon ten (10) business days written notice from the Company which notice shall be delivered not earlier than the first business day of the month of the requested advance. Between March 15, 2002 and June 15, 2002, the Company requested and received advances in the aggregate principal amount of $795,000. After the final advance has been made, the Company has agreed to file a registration statement covering the public resale of the shares of common stock issuable upon conversion of the secured promissory notes issued against each advance.


         Working capital increased $3,761,382 during 2001 to a surplus of $392,533 on December 31, 2001 as compared to a deficit of $3,368,849 on December 31, 2000. This increase is principally due to an increase in cash of approximately $466,000 (primarily from new borrowings less cash used in operations of approximately $1,926,000), a decrease in short-term obligations of approximately $1,999,000 (primarily due to the effects of the recapitalization transaction), a decrease in accounts payable and accrued liabilities of approximately $1,121,000 (primarily due to the effects of the recapitalization transaction), and an increase in prepaid expenses of approximately $185,000.

         Working capital decreased $658,479 during the three months ended March 31, 2002 to a Deficit of $265,946 as compared to a surplus of $329,533 as of December 31, 2001. This decrease is primarily due to operating losses.

         Since January 7, 1993 (date of inception), the Company's capital needs have been principally met through proceeds from the sale of equity and debt securities.

         The Company does not currently maintain a line of credit or term loan with any commercial bank or other financial institution.


         As of the date of this prospectus the Company has cash resources of approximately $240,000. Pursuant to its agreement with the Fund, $285,000 of additional financing is available to the Company upon fulfillment of the conditions described above. Although the Fund has, in the past, provided financing to the Company notwithstanding that all of the conditions have not been satisfied, there can be no assurance that it will continue to do so. During the past year, the Company has reduced its administrative expenses such that it currently requires approximately $180,000 per month to conduct operations. Based on available cash resources and the existing funding obligations, the Company believes it can maintain operations at current levels for only three additional months (August, 2002). The Company needs approximately $1,800,000 to continue to operate at current levels for the next twelve (12) months. Ideally, the Company needs approximately $5,000,000 to $7,000,000 to execute its business plan and support the growth of operations through 2003 and to continue product enhancements. The additional financing is required to conduct the sales and marketing effort necessary to engage in significant direct selling and marketing activities.

         During the second quarter of 2002, the Company has entered into license agreements, begun to generate revenue and believes it will continue to generate revenue from existing and new relationships during the remainder of the year. Anticipated revenues are expected to defray operating expenses and reduce the amount of required additional financing but are not expected to be sufficient for the Company to expand operations.

         In addition to generating revenue, the Company is seeking to obtain additional financing through the issuance of additional debt or equity securities of the Company on a negotiated private placement basis to institutional and accredited investors. In this connection, in March 2002 the Company retained a financial advisory firm to assist the Company in raising the necessary additional capital. The financial advisory firm continues to conduct its due diligence of the Company and management expects to be introduced to potential funding sources in the coming months. As of the date of this prospectus, the Company has not reached any definitive agreement with any potential investor regarding the specific terms of an investment in the Company. No assurance can be given that any form of additional financing will be available on terms acceptable to the Company, that adequate financing will be obtained to meet its needs, or that such financing would not be dilutive to existing stockholders. If available financing is insufficient or unavailable or the Company fails to generate any meaningful revenue, it may be required to further reduce operating expenses, suspend operations, seek a merger or acquisition candidate or ultimately liquidate its assets.


                             DESCRIPTION OF BUSINESS

GENERAL DESCRIPTION OF BUSINESS; MARKET

         The Company was formed in 1993 and is in the business of developing and marketing proprietary biometric technology and software solutions. Biometric technology, the science of analyzing specific human characteristics which are unique to each individual in order to identify a specific person from a broader population, is an emerging technology. Examples of the unique biological characteristics that can be used to identify an individual include fingerprints, iris patterns, hand geometry, voice recognition and facial structure. Fingerprint analysis is an accurate and reliable method to distinguish one individual from another and is viewed as less intrusive than many other biometric identification methods. As a result, fingerprint analysis has gained the most widespread use for biometric identification. Biometric technology represents a novel approach to identity verification which has only been used in limited applications and has not gained widespread acceptance in any commercial or consumer markets.

         BIO-key has pioneered the development of automated finger identification technology that can be used without the aide of non-automated methods of identification such as a personal identification number (PIN), password, token, smart card, ID card, credit card, passport, drivers license or other form of possession based or knowledge based identification.

         This advanced BIO-key(TM) identification technology improves both the accuracy and speed of finger-based biometrics and is the only finger identification algorithm that has been certified by the International Computer Security Association (ICSA). The Company's proprietary biometric technology scans a person's fingerprint and identifies a person typically within a few seconds without the use of any other identifying data. The Company believes that its fingerprint identification technology will have a broad range of possible applications relating to information security and access control, including:

         *        Securing Internet sites, Web pages and electronic transactions
         *        Securing access to private networks
         *        Securing access to buildings and restricted areas

         The Company's initial business plan was to develop an integrated fingerprint identification product consisting of the Company's core technology embedded into an optical reader for mass commercialization and distribution. The Company's current business plan is to:

         * License its core technology to OEMs, systems integrators and application developers to develop products and applications which utilize the Company's core technology.
         * License WEB-key(TM), its web-based biometric authentication solution.

         To date, the Company has engaged in limited marketing of its technology and has generated minimal sales, principally to the general access control and computer network security markets. The Company competes in a new and evolving market and offers a novel software solution. For these reasons, the sales cycle is long and the Company has yet to generate any significant revenue.

MARKET OVERVIEW

         Although recent security concerns relating to identification of individuals has resulted in an increased interest in biometrics generally, biometric technology has not gained widespread commercial acceptance. Biometric based solutions compete with more traditional security methods such as keys, cards, personal identification numbers and security personnel, as well as competing biometric technologies including voice, face, iris, hand geometry and blood vessel recognition. The market for business-to-business and business-to-consumer transactions is substantial and continues to grow. Such transactions are subject to fraud based on unauthorized persons gaining access to confidential information. The Company believes that its biometric technology provides a more reliable method for confirming the identity of persons in remote locations than existing traditional methods.

         Biometric technology is a novel approach to facility and digital security. Acceptance of biometrics as an alternative to traditional security methods depends upon a number of factors including:

         *        The reliability of biometric solutions
         *        Public perception regarding privacy concerns
         *        Costs involved in adopting and integrating biometric solutions

Commercial markets have been slow to accept biometrics as a viable alternative to traditional security methods. Accordingly, the primary competition for biometric technology has been the traditional security methods described above. With respect to competing biometrics, each has its strength and weaknesses and none has emerged as a market leader. Fingerprint identification is generally viewed as inexpensive and non-intrusive, but also as less accurate. Iris scanning is viewed as extremely accurate, but also as inconvenient to use and expensive. Facial recognition has recently received substantial attention, however, it suffers from accuracy limitations. In summary, the market for biometric technology is undeveloped and evolving.

TECHNOLOGY

         The Company was formed in 1993 for the purpose of developing an automated fingerprint identification system. Since that time, the Company has developed proprietary fingerprint identification technology consisting of the following:

         * VST(TM) (Vector Segment Technology), the patent pending core algorithm which creates a mathematical representation of a fingerprint based on its particular characteristics.

         * Software which translates and standardizes the image of the fingerprint for computer analysis ("Biometric Solution").

         * SDK (Developers Tool Kit), a biometric application development tool which facilitates integration of the Company's technology for vertical market applications.

         Utilizing these technologies, the Company is continuing to develop identification products and software solutions which are designed to assure that only individuals comprising an approved fingerprint in an online or embedded database are allowed access to an application through real time authentication with an emphasis on Web based applications.


         Vector Segment Technology. The Company's IT security solutions are built around its patent pending VST(TM) (Vector Segment Technology) which processes features of a live fingerprint. These features are reduced to a mathematical representation unique to the individual. When a person seeking access to a computer network or restricted area places his or her finger on a reader, a new mathematical representation is generated which is compared to an on-line database to determine whether it matches any mathematical representation on file. If there is a match, the person is identified and given access to the application, computer network, Web Site or restricted area. This can be accomplished without the use of a key, password, user-Id, card, PIN number or token. The actual fingerprint is not typically stored in the database for commercial applications. For a more complete description of VST, see "CURRENT OFFERINGS" below.


         De-coupling of Technologies. In order to effectuate the Company's evolution from a hardware provider to a licensor of software solutions, the Company has modified its core Vector Segment Technology to make it easily adaptable to scanners other than its proprietary readers. In the past, the Company's identification algorithm had required the use of its own high resolution reader technology to provide for reliable identification applications. The further development of the Vector Segment Technology has allowed for the de-coupling of the core identification algorithm from the reader technology allowing the algorithm to be utilized with lower resolution and lower quality readers available from other manufacturers. VST has expanded its hardware independence capabilities with added scanner communications. The Company's finger identification technology is now completely hardware independent and can be integrated with virtually any finger reading devise. Enrollments or capture of an individual's biometric ID can be done on one type of scanner and looked-up or identified for a match on another type of scanner. This is a very unique capability in the biometric market and allows the Company's software to be used and integrated with almost any finger scanner hardware.


         Identification Verses Verification Technology. Management believes that the Company's Vector Segment Technology is superior to similar technologies utilized by its competitors. Unlike many of the biometric technologies currently available, the Company's technology can identify the fingerprint of an unknown person by searching a database to determine whether the current scanned mathematical representation matches any previously stored mathematical representation. Most of the Company's fingerprint competitors simply verify that the fingerprint image of a known person matches a previously stored copy or model of that individual's fingerprint. By their very nature, such verification systems require an additional item of data such as a PIN number or access card to initially identify the user. Verification systems, therefore, do not eliminate the need for cumbersome access cards, keys or PIN numbers and the administrative costs associated with the distribution and replacement of such data. By contrast, the Company's identification technology typically does not require any identifying data other than a person's fingerprint. Based on the foregoing, the Company believes that its identification technology provides it with a meaningful competitive advantage in the marketplace.




CURRENT OFFERINGS

         The following is a description of the status of each of the Company's current offerings.


         VST (Vector Segment Technology) SDK (Systems Developer Kit). The Company's SDK is a means of delivering its patent-pending finger identification algorithm, called VECTOR SEGMENT TECHNOLOGY (VST) as an integrated software into existing and new applications. The VST SDK is a software kit licensed to original equipment manufacturers, systems integrators and application developers for the purpose of permitting them to develop biometric applications for distribution to their respective customers.

         The VST SDK improves both the accuracy and speed of fingerprint-based security systems. Traditional fingerprint analysis, classifies fingerprints by mapping their MINUTIAE REFERENCE POINTS--distinct features in specific locations. Most automated fingerprint identification systems create a template of these minutiae reference points and uses it as the basis for comparison and verification. However, strictly minutiae-based templates cannot achieve a high level of differentiation, making them unsuitable for real-time identification applications. To achieve rapid verification, they often compromise on detail, supplementing the fingerprint template with a user ID or password. This enables quick one-to-one matching, but not true identification. VST transcends the conflict between differentiation and speed by mapping the fingerprint in an entirely new way. Instead of focusing on minutiae point coordinates, VST also analyzes the vector segment relationships in the entire fingerprint pattern. The result is a highly informative representation of the finger packaged as a mathematical model.

         Unlike other algorithms on the market today, VST processes hundreds of data relationships for each element in the finger model. Because this data is concisely expressed, VST makes it possible to rapidly identify people based on their finger alone, without a user ID, password or smart card. This allows for the true identification of users, not just verifying the identity of a known user. No security system can achieve total security as long as a user's identifying data can be stolen or duplicated. Whereas a user ID, a password or even a scanned fingerprint image can be stolen, the mathematical model produced by VST can not. Once a finger is scanned and converted to a VST mathematical model, the scanned image is destroyed. All that remains is a mathematical model that cannot be decoded to obtain the original fingerprint image.

         WEB-key(TM). WEB-key is a biometric identification/authentication software solution designed to secure Web based applications through the use of a Web based browser plug-in and a server side plug-in. WEB-key is designed to provide security and identification assuring that a remote user is in fact who they say they are without the need of a password, PIN, or smart card. WEB-key protects personal information such as credit card, address, account numbers and other private data by only disseminating such information upon the authorization of the owner of such information as determined by such person's fingerprint.

         WEB-key is an Internet ready three tiered Internet application architecture software security solution. The Company licenses WEB-key(TM) as an integrated solution of it's VST algorithm for securing e-commerce, e-business, and web-based transaction applications. All WEB-key communication is triple-encrypted to prevent secure information from being intercepted over the Internet. Using WEB-key's browser plug-in, users enroll finger identification at a WEB-key enabled Web site from their own PC. After enrollment, WEB-key requests finger identification every time a user begins a secure session. WEB-key's interface guides users through the few steps necessary to gain an accurate finger identification. The entire identification process takes less time than typing a user ID and password.


         The Web based server authentication application is an integrated solution involving the distribution of readers and the licensing of client and server based software to provide for reliable and cost effective user authentication in connection with the processing of transactions over the Internet. This solution is also intended to secure other Internet applications such as restricting access to specific Web pages, specific information contained on a Web-site or specific applications. The Company believes it has the opportunity to be the first supplier of a reliable electronic identification and authorization solution which operates effectively without the aid of a personal identification number or password supplied by the user.

         Architecture. WEB-key provides an easy-to-use and secure method for granting users access via the Internet to proprietary information residing on remote servers.

         WEB-key consists of three basic components:

         *        a finger print scanner
         * Vector Segment Technology processing software tightly and securely integrated with a web browser
         *        an identification database residing on a web server.


         The user simply logs-on a computer or application residing on a computer using their fingerprint in lieu of a PIN number, password, user name or smart card. WEB-key begins by processing a raster scan image which is enhanced using WEB-key software integrated into the web browser. The image enhancing employs a variety of proprietary techniques to improve accuracy and protect against spoofing. The WEB-key software then converts the enhanced image into a unique mathematical representation of the fingerprint using Vector Segment Technology. An encrypted print model is generated for transmission across the Internet to the central WEB-key registry. The WEB-key web server software de-encrypts the mathematical model which operates as an index key for searching the database for a match. The web server software matches the Vector Segment Technology BIO-key against a database of registered users to obtain a match. If a match is found, the user is allowed access to the protected content on a connected web server.


         WEB-key provides a reliable and secure user authentication solution. WEB-key takes advantage of new security features in Microsoft's Internet Explorer versions 5.5 SP2 and 6.0, in addition to 1024 bit enhanced encryption capabilities integrated with public/private key pairs. WEB-key has also been integrated with Oracle9iRAC, which offers advanced speed, scalability, and reliance to WEB-key's database tier. Additional tools and software based on VST technology are under development.


         The Company does not currently, and does not intend in the future, to manufacture any hardware. The Company relies on OEMs, or systems integrators and other licensees of its software to supply the necessary hardware, including optical readers. The Company has relationships with hardware manufacturers which enable the Company to supply readers to potential clients as an integrated solution when necessary. Currently, the Company has integrated its software with readers manufactured by Polaroid, Authentec, Ethentica, Siemens, and other independent manufactures. The Company's technology includes proprietary open architecture communication software which allows virtually any reader to be integrated with the Company's technology within several weeks.

POTENTIAL MARKET.

         The growth of electronic fingerprint identification will be driven by the need for secure access to private applications and proprietary databases residing on both private and public network infrastructures. The scope of these opportunities include:

         * corporations that increasingly rely upon the exchange and distribution of proprietary information among staff using intranet or other private networks
         * business-to-business e-commerce among trading partners which share confidential information on a secure basis
         * business-to-consumer e-commerce where the e-commerce service provider wants to restrict access to paying subscribers

         Although electronic commerce has many benefits, the geographical separation of buyers from sellers creates a significant problem arising from the opportunity for fraud. Firewall and encryption software address important aspects of security but do not address the fraud problem inherent in the potential anonymity of a remote user. Corporate intranets are an equally attractive and compelling market. Corporations increasingly rely upon intranet infrastructure for the dissemination of proprietary business data throughout an organization. Since access rights to different classes of data vary among employees, password identification and authorization is integral to all corporate networks.

         The current solution to these issues is the association of passwords and PIN numbers with individuals. This solution requires employees or users to remember or retain a growing number of keys cards, passwords and PIN numbers and employers or Internet companies to periodically change passwords and PIN numbers to maintain their integrity. Since such information can be stolen or shared, they provide no assurance that the user is actually who they claim to be. WEB-key has been designed to address each of these concerns. The Company believes that replacement of traditional passwords presents a substantial market opportunity. The Company's technology could virtually replace and eliminate the need for passwords and the associated administrative costs while providing a higher assurance of identity security and user convenience. Government, aviation/transportation and enterprise security present significant additional opportunities.

MARKETING AND DISTRIBUTION

         The Company's marketing and distribution efforts consist of:

         *        Development of strategic alliances with technology leaders
         * General promotion of biometric technology and the Company's offerings
         * Direct technology licensing efforts to, among others, OEMs, application developers and operators of private network.

         The Company's current marketing efforts are conducted primarily through direct selling efforts of its Chief Executive Officer, President and other marketing personnel to OEMs, application developers and operators of private networks.

         The Company attends and actively participates in various product conferences and conventions in the technology and security industries to generate market awareness of biometric technology generally and the Company's offerings specifically. In this connection, in October 2000, the Company began a collaborative presentation effort with Intel Corporation whereby the Company and Intel created a proof-of-concept demonstration of the Company's WEB-key product. The demonstration was created across the Intel IA32 and Itanium family processor products and was first presented at the Intel Developer Forum (IDF) in February 2001. Proof of concept was presented at WinHec in Anaheim, California on March 25-27, 2001 and RSA in San Francisco, California during April 2001. Intel continues to showcase the Company's biometric IT security solution as a lead application for Intel's next generation Itanium Internet/e-business server and as a solution working with Oracle 9i and Oracles database. Additionally the WEB-key product has been presented in alliance with and part of Intel's exhibit at the Oracle Open World in Berlin and San Francisco. Although the Company intends to participate in events and other conferences with Intel, there can be no assurances that Intel will continue to allow the Company to participate with it at any such events or conferences. The Company has been aggressively marketing its WEB-key and SDK technology to leads generated from these efforts.

         The Company has also entered into alliances and/or joint sales and marketing arrangements with Oracle, Intel, and Siebel Systems to develop and implement new security systems utilizing the Company's technology for the Federal Government. The events of September 11th have heightened the need for securing data dissemination throughout and between government agencies and automating the positive identification of personnel. The Company believes that its finger identification technology coupled with the capabilities of its alliance partners are the most advanced solutions capable of meeting these needs.


         The Company is targeting both Internet infrastructure companies and large portal providers as licensees of its WEB-Key solution. On the Internet infrastructure side, the Company is currently seeking to partner with Internet server manufacturers, providers of database and data warehouse engine software, horizontally positioned application engines, firewall solution providers and peripheral equipment manufacturers. On the portal side, the Company is currently targeting financial service providers such as credit and debit card authorization and issuing institutions, Internet retailers, business-to-business application service providers (ASPs) and corporate intranets.


         WEB-key is available for licensing and during 2002, the Company commenced a direct selling effort. During the second quarter of 2002, the Company has entered into license agreements with OEMs and systems integrators to develop applications for distribution to their respective customers. The Company expects to continue to generate revenue during the remainder of 2002 from existing and new customer relationships.

         For the following reasons, the Company has yet to generate any significant revenue. The Company competes in a new and evolving market and offers a novel software solution. This has resulted in a long sales cycle as commercial markets continue to evaluate biometrics as a viable alternative to more traditional security methods such as personal identification numbers, passwords and the like. In addition, during 2000 and 2001, the Company was focused on developing and refining its technology and introducing its technology to the market through participation in technology conferences and trade shows. The Company did not begin a direct selling effort until 2002. This effort has resulted in a limited number of sales in the second quarter of 2002.

COMPETITION

         The markets for the Company's products and technologies are developing and are characterized by intense competition and rapid technological change. No assurance can be given that the Company's competitors will not develop new or enhanced technologies that will offer superior price, performance or function features or render the Company's products or technologies obsolete. As of the date of this prospectus, the Company has yet to license its technology or manufacture, market, or sell its products on a wide-scale commercial basis.


         In addition to existing commonplace methods of restricting access to facilities such as pass cards, PIN numbers, passwords, locks and keys, there are numerous companies involved in the development, manufacture and marketing of fingerprint biometrics products to government, law enforcement, prison and consumer markets. These companies include, but are not limited to PRINTRAK International, IDENTIX, Safelink, DigitalPersona, Bioscript and BioLink.


         Most current automated fingerprint identification product sales have been for government and law enforcement applications, which are typically priced higher than the Company's products and licensing arrangements. Although most of the companies specifically targeting consumer application markets have completed the development of their products, biometric products and technologies have not been widely accepted in the commercial markets.

         With current non-biometric technologies the user must typically possess a key, card, or bit of information such as a PIN number or password. These systems are easily defeated by obtaining possession of the key, card, or password, or by counterfeiting the key or card. The Company's biometric technology is intended to replace such systems and substantially reduce the related security breaches. Although biometric based "verification" systems can identify a person and prevent unauthorized persons from entering into a restricted area, such systems do not eliminate the need for PIN numbers, cards, keys or tokens. By contrast, the Company's identification technology typically does not require the use of any such additional identifier other than the person's fingerprint and "identifies" rather than "verifies" the subject. The Company believes that such end-user convenience creates a meaningful competitive advantage for the Company. There can be no assurance, however, that the Company's competitors will not develop similar or superior "identification" technology, which could have a material adverse effect on the Company's financial condition and results of operation. The Company will also be competing for market share with other biometric technologies including hand geometry, iris scanning, retinal scanning, and signature verification, as well as existing lock/security/card technology.

         Many of the Company's competitors have substantially greater financial resources and experience in marketing Internet security applications than the Company. In addition, the Company's WEB-key(TM) offering is a unique approach to Internet security, requires the distribution and use of additional peripheral hardware, namely an optical reader, and has not been adopted by any company conducting business over the Internet. For these and other reasons, there can be no assurance that the WEB-key(TM) solution will gain any meaningful market acceptance or that the Company will be able to complete effectively in its chosen markets.

INTELLECTUAL PROPERTY RIGHTS

         The Company's technology consists of knowledge and information relating to computer hardware and software which is used to create an automated process of imaging a fingerprint, formatting the fingerprint for computer analysis, and identifying and verifying the print relative to an existing database of fingerprint information. The Optic Technology and the Company's Biometrics Solution (STBS) and Vector Segment Technology are owned by the Company. The Company has filed a patent application relating to both the Optic Technology and Biometrics Solution (STBS) components of its technology wherein several claims have been allowed. The Company has also filed a patent application with respect to the Vector Segment Technology. There can be no assurance that any additional patents will be issued, or that, if issued, the Company will have the resources to protect any such issued patent infringement. Although the Company believes that its technology does not infringe upon patents held by others, no assurance can be given that such infringements do not exist.

         Part of the Company's technology consists of software or hardware implementations of software ("firmware"). The Company intends to take measures to ensure copyright protection for its software and firmware releases prior to distribution. Where possible, the firmware/software is serialized in an attempt to ensure that only matched sets will function together. This provides both a mechanism to combat cloning of the Company's products and a method for standardizing products. The Company believes it has developed common law trademark rights in the terms SACMan(TM), SACcat(TM), SAC_Remote(TM), BIO_Key(TM), SACSecure(TM), SACcipher__, WEB-key(TM) and SACbook(TM) and has filed federal trademark applications. The Company does not claim any additional trademarks.

RESEARCH AND DEVELOPMENT

         During fiscal years ended December 31, 2000 and 2001 the Company spent approximately $1,136,000 and $948,000, respectively, on research and development. The Company's limited customer base did not directly bear these costs, which were principally funded through, outside sources of equity and debt financing. During 2002, the Company's research and development effort will be focused on the continued evolution of its Web based authentication solution and furthering the VST algorithm and SDK.

GOVERNMENT REGULATION

         The Company is not currently subject to direct regulation by any government agency, other than regulations generally applicable to businesses. However, in the event of any international sales or overseas manufacturing, the Company would likely be subject to various domestic and foreign laws regulating such exports and export activities.

ENVIRONMENTAL REGULATION

         As of the date of this prospectus, the Company has not incurred any material expenses relating to the compliance with federal, state or local environmental laws and does not expect to incur any material expenses in the foreseeable future.

EMPLOYEES AND CONSULTANTS

         The Company currently employs twelve (12) individuals on a full-time basis; six (6) in engineering, research and development, three (3) in finance and administration and three (3) in sales and marketing. The Company also utilizes four (4) consultants who provide marketing, engineering and management services to the Company. The Company anticipates retaining additional marketing personnel within the next twelve (12) months to execute its business plan.

PROPERTY

         The Company does not own any real estate. The Company conducts its operations from leased premises in Eagan, Minnesota. The Company leases approximately 6,000 square feet of space at 1285 Corporate Center Drive, Suite No. 175 under a five-year lease, which terminates on August 31, 2004 and currently provides for monthly rent of $3,325 which increases ratably over the term of the lease to $3,610. The Company believes that its current facility is adequate for the foreseeable future.

LITIGATION

         The Company is not a party to any material pending legal proceeding nor is it aware of any proceeding contemplated by any governmental authority involving the Company.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following sets forth certain information regarding each of the directors and executive officers of the Company.

--------------------------- ------------ -------------------------------------------------
            NAME                AGE                        POSITIONS HELD
            ----                ---                        --------------
--------------------------- ------------ -------------------------------------------------

--------------------------- ------------ -------------------------------------------------
Jeffry R. Brown                  53      Chief Executive Office and Chairman of the Board
                                         of Directors
--------------------------- ------------ -------------------------------------------------
H. Donald Rosacker, II           40      President, Director
--------------------------- ------------ -------------------------------------------------
Gary E. Wendt                    60      Chief Financial Officer, Secretary and Director
--------------------------- ------------ -------------------------------------------------
Jeffrey J. May                   41      Director
--------------------------- ------------ -------------------------------------------------
Mira K. LaCous                   40      Vice President of Technology
--------------------------- ------------ -------------------------------------------------

         The following is a brief summary of the business experience of each of the above-named individuals:

         JEFFRY R. BROWN has served as Director of the Company since September 1999, as President of the Company from November 13, 2000 to July 1, 2001 and as Chief Executive Officer since July 1, 2001. Between 1999 and July 2000, Mr. Brown served as managing director for Chancellor Media Group, a division of AmFm Media. From 1995 to 1999, Mr. Brown served as a marketing, promotion and sponsorship consultant for such clients as Signature Sports, Born Information Services and the JC Penney Company. As Senior Vice President Business Development for Gage Marketing Group, LLC between 1992 and 1995, Mr. Brown represented clients such as Proctor and Gamble, Paramount, RJ Reynolds, and Frito Lay.

         H. DONALD ROSACKER, II has served as the President and a Director of the Company since August 1, 2001. Mr. Rosacker has primary responsibility for the operations, sales and marketing functions of the Company. Between 1994 and 2000, Mr. Rosacker served as the President and Chief Executive Officer of Tekmerchant.com/FlowersandGifts.com, a Minneapolis, Minnesota based e-commerce company, where he managed the restructure of that company from a business-to-consumer Internet company to a business-to-business technology development company. Between 1992 and 1994, Mr. Rosacker served as President of Mantech Corporation, a Minneapolis, Minnesota based software developer where he managed the launch of advanced technology applications for the manufacturing industry. Mr. Rosacker has in excess of 15 years of financial and marketing management experience in start-up and emerging growth companies. Mr. Rosacker earned a Bachelors degree in Computer Science from the University of Minnesota in 1983.

         GARY E. WENDT has served as the Chief Financial Officer and a Director of the Company since its inception in 1993. Mr. Wendt has primary responsibility for the Company's financial reports and administers accounting operations. From 1993 to 1994, Mr. Wendt was Treasurer and Chief Financial Officer of Esprit Technologies, Inc., a computer manufacturer which produced high speed PCs marketed primarily to government and industry in the Midwestern United States. Mr. Wendt attended Metropolitan State University, North Hennepin Community College, and the Academy of Accountancy where he was certified in public accounting. Mr. Wendt is not a Certified Public Accountant.

         JEFFREY J. MAY has served as a Director of the Company since October 29, 2001. Since 1997, Mr. May has served as the President of Gideons Point Capital, a Tonka Bay Minnesota based financial consulting firm and angel investor focusing on assisting and investing in start-up technology companies. In 1983, Mr. May co-founded Advantek, Inc., a manufacturer of equipment and materials which facilitate the automatic handling of semi-conductors and other electrical components which was sold in 1993. Mr. May continued to serve as a director and Vice-President of Operations of Advantek until 1997, at which time it had over 600 employees and sales in excess of $100 million. Mr. May earned a Bachelor of Science degree in Electrical Engineering from the University of Minnesota in 1983.

         MIRA K. LACOUS has served as Vice President of Technology and Development of the Company since May 15, 2000. On November 20, 2001, Ms. LaCous was appointed to serve as an executive officer of the Company. Ms. LaCous has primary responsibility for all engineering and software development functions of the Company. Ms. LaCous has over 15 years computer software design experience in the areas of Voice Automation, Commercial Building Control, Information Scanning and Internet Systems, and Internet Security Training. From 1997 until joining the Company, she was employed by National Computer Systems, Inc. as Director Software Development. Between 1997 and March 2000, Ms. LaCous acted as an independent consultant serving such clients as TEL-line Systems and Security Analysts. From 1989 to 1997 Ms. LaCous served as a Senior Project Manager with The Trane Company. Ms. LaCous earned a Bachelors degree in Computer Science for North Dakota State University.

DIRECTORS' TERMS OF OFFICE

         Gary Wendt was elected as a director at the Company's 1998 Annual Meeting of Shareholders to hold office for a term of one (1) year until his successor is duly elected and qualified. Jeffry R. Brown, H. Donald Rosacker, II and Jeffrey J. May were appointed by the Board of Directors to fill vacancies created by the resignations or death of directors and to serve until the next annual meeting of shareholders until their successors are duly elected and qualified.

BOARD OF DIRECTORS

         All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

ADVISOR TO BOARD OF DIRECTORS

         On November 22, 2001, the Company retained Benjamin Netanyahu, the former Prime Minister of Israel, to serve as a senior strategy advisor to the Board of Directors for a term of ten (10) months. During the term, Mr. Netanyahu is prohibited from consulting with other companies in the biometric identification market.

DIRECTORS COMPENSATION

         Directors who are also officers of the Company receive no additional compensation for serving on the Board of Directors, other than reimbursement of reasonable expenses incurred in attending meetings. The Company's 1996 stock incentive plan provides for the grant of options to purchase 50,000 shares of common stock to each non-employee director upon first being elected or appointed to the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the U.S. Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors and persons who own more than ten percent (10%) of the Company's Common Stock to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Such officers, directors and ten percent (10%) stockholders are also required by applicable SEC rules to furnish the Company with copies of all forms filed with the SEC pursuant to Section 16(a) of the Exchange Act. Based solely on its review of the copies of such forms received by it, or written representations from such persons that no other reports were required for such persons, the Company believes that during the fiscal year ended December 31, 2001, all
Section 16(a) filing requirements applicable to the Company's officers, directors and ten percent (10%) stockholders were satisfied in a timely fashion except that Mira LaCous did not timely file a Form 3 upon being appointed to serve as an executive officer of the Company.

EXECUTIVE COMPENSATION


         The following table provides certain summary information concerning compensation paid to or accrued by the Company's Chief Executive Officer, and all other executive officers of the Company during the fiscal years ended December 31, 1999, 2000 and 2001:

                           SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL             FISCAL                               SECURITIES UNDERLYING
POSITION                        YEAR       SALARY($)   BONUS($)          OPTIONS (#)
--------                        ----       ---------   --------          -----------
Jeffry R. Brown, (1)            2001        144,000          --            400,000
     Chief Executive Officer    2000         18,000          --            580,000

H. Donald Rosacker, II, (2)     2001         45,400          --            400,000
     President

Gary E. Wendt,                  2001         92,427          --                 --
     Chief Financial Officer    2000         89,039          --                 --
                                1999        100,274          --             97,000

Mira LaCous, (3)                2001         99,984                        340,000
     Vice President of          2000         61,657      15,000            100,000
     Technology and
     Development

Barry M. Wendt, (4)             2001        119,463          --                 --
     Former Chief Executive     2000        112,926          --                 --
     Officer                    1999        128,440          --                 --

(1) Mr. Brown served as President of the Company from November 13, 2000 until July 1, 2001. Mr. Brown has served as the Chief Executive Officer of the Company since July 1, 2001.

(2)      Mr. Rosacker has served as President of the Company since August 1,
         2001.

(3) Ms. LaCous has served as Vice President of Technology and Development of the Company since May 15, 2000
(4) Barry M. Wendt resigned as Chief Executive Officer of the Company on July 1, 2001 and as Chairman of the Board of Directors on December 8, 2001. Includes $63,000 paid pursuant to a consulting agreement which terminated January 31, 2002.

                  OPTION GRANTS IN YEAR ENDED DECEMBER 31, 2001
                               (Individual Grants)

         The following table sets forth for the named executive officer information regarding stock options granted to such officer during the 2001 fiscal year.


===============================================================================================
                                         INDIVIDUAL GRANTS
-------------------------- -------------- ----------------- -------------- --------------------
                                             % OF TOTAL
                                              OPTIONS
                                             GRANTED TO      EXERCISE OR
                              OPTIONS       EMPLOYEES IN      BASE PRICE   EXPIRATION
NAME                        GRANTED (#)      FISCAL YEAR       ($/Sh)      DATE
-------------------------- -------------- ----------------- -------------- --------------------

Jeffry R. Brown              400,000(1)          31.25           .20        June 30, 2008
-------------------------- -------------- ----------------- -------------- --------------------

H. Donald Rosacker, II       400,000(2)          31.25           .20        July 31, 2008
-------------------------- -------------- ----------------- -------------- --------------------

Mira LaCous                  340,000(3)          26.56           .46        November 19, 2008
========================== ============== ================= ============== ====================

(1) Options to purchase 200,000 shares vested upon issuance with the remainder vesting in equal monthly installments over a one year period.

(2) Options to purchase 60,000 shares vested upon Mr. Rosacker completing 90 days of employment with the Company (the "Initial Vesting Date") with the remainder vesting in equal monthly installments over a three year period commencing on the Initial Vesting Date. Options to purchase 300,000 shares were issued under the Company's 1999 Stock Option Plan.

(3) Options to purchase 75,000 shares vested upon issuance with the remainder vesting in equal monthly installments over a three year period commencing on the date of grant. Options to purchase 200,000 shares were issued under the Company's 1999 Stock Option Plan.

                       AGGREGATED OPTION EXERCISES IN THE
                2001 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

         The following table sets forth for each named executive officer, information regarding stock options exercised by such officer during the 2001 fiscal year, together with the number and value of stock options held at 2001 fiscal year-end, each on an aggregated basis.

=========================================================================================================================
                                                  INDIVIDUAL GRANTS
-------------------------- ------------------ ------------ ---------------------------- ---------------------------------
                                                              NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED
                            NUMBER OF SHARES               OPTIONS AT FISCAL YEAR-END    IN-THE-MONEY OPTIONS AT FISCAL
                               ACQUIRED ON       VALUE            EXERCISABLE/               YEAR-END EXERCISABLE/
NAME                            EXERCISE        REALIZED        UNEXERCISABLE(#)              UNEXERCISABLE($) (1)
-------------------------- ------------------ ------------ ---------------------------- ---------------------------------
Jeffry R. Brown                     --             --         716,667/313,333                      314,198/117,000
-------------------------- ------------------ ------------ ---------------------------- ---------------------------------

Gary E. Wendt                       --             --         144,280/29,100                           5,601/1,746
-------------------------- ------------------ ------------ ---------------------------- ---------------------------------

H. Donald Rosacker, II              --             --          88,332/311,668                       64,482/227,518
-------------------------- ------------------ ------------ ---------------------------- ---------------------------------

Mira LaCous                         --             --         157,361/282,639                       56,709/127,086
========================== ================== ============ ============================ =================================

(1) The last sales price of the Company's Common Stock as reported on the OTC Bulletin Board on December 31, 2001 was $.93.

EMPLOYMENT AGREEMENTS

         JEFFRY R. BROWN. On November 13, 2000, the Company entered into two-year (the "Initial Term") employment agreement with Jeffry R. Brown to serve as the President of the Company at an annual base salary of $144,000, and an annual bonus payable at the discretion of the Board of Directors. In recognition of the nearly full time attention Mr. Brown provided to the Company as a non employee director, the agreement also provided for a $24,000 signing bonus. The employment agreement will be renewed automatically for successive one year periods unless the Company provides written notice of non-renewal at least three months prior to the date employment would otherwise terminate. The employment agreement contains standard and customary confidentiality, non-solicitation and "work made for hire" provisions as well as a covenant not to compete which prohibits Mr. Brown from doing business with any current or prospective customer of the Company or engaging in a business competitive with that of the Company during the term of his employment and for the one year period thereafter.

         The agreement may be terminated by the Company at any time with or without cause. In the event of termination without cause, Mr. Brown shall continue to be paid his then current base salary for a period of nine months from the date of such termination; and if the termination occurs during the Initial Term, options to purchase the lesser of (A) one hundred fifty thousand and three (150,003) shares of common stock; and (B) the number of shares of common stock issuable upon the exercise of the remaining unvested options shall vest immediately upon termination. Mr. Brown may terminate the employment agreement if his current salary or benefits are reduced by more than 30%, in which event Mr. Brown will continue to be paid his then current base salary for a period of nine months from the date of such termination.

         H. DONALD ROSACKER. On August 1, 2001, the Company entered into a one year employment agreement with Mr. Rosacker to serve as the President of the Company at an annual base salary of $108,000 and a bonus of up to 50% of his base salary payable at the discretion of the Board of Directors. The agreement automatically renews for an additional one year term unless written notice of termination is received at least one month prior to the date it would otherwise terminate. The agreement contains standard and customary confidentiality, non-solicitation and "work made for hire" provisions as well as a covenant not to compete which prohibits Mr. Rosacker from doing business with any current or prospective customer of the Company or engaging in a business competitive with that of the Company during the term of his employment and for the one year period thereafter.

         The agreement may be terminated by the Company at any time with or without cause. In the event Mr. Rosacker is terminated without cause after completing nine months of employment with the Company, Mr. Rosacker shall continue to be paid his then current base salary for a period of nine months from the date of such termination. Mr. Rosacker may terminate the agreement if his current salary or benefits are reduced by more than 30%, in which event Mr. Rosacker shall continue to be paid his then current base salary for a period of two months from the date of such termination.

         GARY E. WENDT. On May 10, 1996, the Company entered into a five-year employment agreement with Gary E. Wendt to serve as the Chief Financial Officer of the Company. The employment agreement was renewed for a one year term and renews from year to year for consecutive one year terms unless written notice of termination is received at least six months prior to the end of the renewal term. The agreement provides for a base salary subject to an annual increase by the Board of Directors and a bonus payable at the discretion of the Board of Directors. Under the agreement, Mr. Wendt may be terminated only for "cause" as that term is defined in the employment agreement.

         The employment agreement contains standard and customary confidentiality, "work made for hire" and non-solicitation provisions and incorporates a Non-Competition Letter entered into in connection with his employment. The Non-Competition Letter prohibits Mr. Wendt from competing with the Company for a period of three years if the Company terminates employment for cause and a period of two years if Mr. Wendt voluntarily terminates employment. In the event of a termination without cause, or a "constructive termination", which is defined to include an adverse change in Mr. Wendt's status or position in the Company, a reduction of his base salary other than for austerity purposes, or breach by the Company of any of its other contractual obligations for other than austerity reasons, Mr. Wendt's non-competition obligations lapse and he will receive severance in an amount equal to his base salary for two years.

         MIRA LACOUS. On November 20, 2001, the Company entered into a one year employment agreement with Mira LaCous to serve as the Vice President of Technology and Development of the Company at an annual base salary of $100,000 and a bonus of up to 50% of her base salary payable at the discretion of the Board of Directors. Ms. LaCous has been employed by the Company since May 15, 2000. The agreement automatically renews for an additional one year term unless written notice of termination is received at least one month prior to the date it would otherwise terminate. The agreement contains standard and customary confidentiality, non-solicitation and "work made for hire" provisions as well as a covenant not to compete which prohibits Ms. LaCous from doing business with any current or prospective customer of the Company or engaging in a business competitive with that of the Company during the term of her employment and for the one year period thereafter.

         The agreement may be terminated by the Company at any time with or without cause. In the event Ms. LaCous is terminated without cause after completing one year of employment with the Company, Ms. LaCous shall continue to be paid her then current base salary for a period of nine (9) months from the date of such termination. Ms. LaCous may terminate the agreement if her current salary or benefits are reduced by more than 30%, in which event Ms. LaCous shall continue to be paid her then current base salary for a period of two months from the date of such termination.

CHANGE IN CONTROL PROVISIONS

         The Company's 1996 Stock Option Plan (as amended to date, the "1996 Plan") and 1999 Stock Option Plan (the "1999 Plan" and together with the 1996 Plan, the "Plans")) provide for the acceleration of the vesting of unvested options upon a "Change in Control" of the Company. A Change in Control is defined in the Plans to include (i) a sale or transfer of substantially all of the Company's assets; (ii) the dissolution or liquidation of the Company; (iii) a merger or consolidation to which the Company is a party and after which the prior shareholders of the Company hold less than 50% of the combined voting power of the surviving corporation's outstanding securities; (iv) the incumbent directors cease to constitute at least a majority of the Board of Directors; or
(v) a change in control of the Company which would otherwise be reportable under
Section 13 or 15(d) of the Exchange Act.

         In the event of a "Change In Control" both Plans provide for the immediate vesting of all options issued thereunder. The 1999 Plan provides for the Company to deliver written notice to each optionee under the 1999 Plan fifteen (15) days prior to the occurrence of a Change In Control during which all options issued under the 1999 Plan may be exercised. Thereafter, all options issued under the 1999 Plan automatically expire. The 1996 Plan provides for all options to remain exercisable for the remainder of their respective terms and permits the Company to make a cash payment to the any or all optionees in respect of any or all options equal to the difference between the exercise price of such option and the fair market value of the Company's Common Stock immediately prior to the Change In Control.

         Options issued to executive officers outside of the Plans contain change in control provisions substantially similar to those contained in the 1999 Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EMPLOYMENT ARRANGEMENTS

         The Company has employment agreements with each of Jeffry R. Brown, H. Donald Rosacker II, Gary Wendt and Mira LaCous. Since Messrs Brown, Rosacker and Wendt comprise a majority of the Company's Board of Directors, they determine their own salaries and bonuses. During the past three fiscal years, with the exception of a signing bonus to Ms. LaCous, the Company has not paid any bonuses or increased the compensation of any of its executive officers. See "EXECUTIVE COMPENSATION - EMPLOYMENT AGREEMENTS."

OPTIONS GRANTED TO EXECUTIVE OFFICERS AND DIRECTORS

         During 2000 and 2001, the Company granted non-qualified stock options to purchase an aggregate of 2,160,000 shares of common stock to its executive officers, 1,240,000 of which were issued under the Company's 1999 Stock Incentive Plan. During 2001, the Company issued options to purchase 200,000 shares of common stock to Jeffrey J. May upon his appointment as a director of the Company. All options were issued at exercise prices equal to the last sales price of the Company's common stock as reported on the OTC Bulletin Board on the date of grant, have terms of seven (7) years, and vest over a one to three year period.

SURRENDER OF OPTIONS

         On April 7, 2000 Barry M. Wendt surrendered options to purchase 218,920 shares of Common Stock and Benedict A. Wittig surrendered options to purchase 188,690 shares of Common Stock. Upon surrender, these options were cancelled by the Company.

CONSULTING AGREEMENT WITH BARRY WENDT


         In connection with Barry Wendt's resignation as the Chief Executive Officer of the Company on July 1, 2001, the Company and Barry Wendt entered into a consulting agreement pursuant to which Mr. Wendt served as a technology advisor to the Company until January 31, 2002. Under the Consulting Agreement, the Company paid consulting fees of $63,000 to Barry Wendt and reimbursed him for out-of-pocket expenses in consideration of approximately 100 hours of services per month. These services consisted of working with the Company's VP of Technology and Development on writing and defining certain technologies related to the Company's Vector Segment Technology and other technology originally developed by the Company. As a co-founder of the Company, Barry Wendt was the principal engineer involved in the design and development of the Company's core technology between 1993 and 2000. The fees paid to Barry Wendt were the result of negotiation after considering his unique knowledge and expertise of the Company's technology and on a per hour basis, were approximately equal to the consulting services obtained by the Company from non-affiliated third parties over the past two years.



                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT



         The following table sets forth, as of June 17, 2002, information with respect to the securities holdings of all persons which the Company, pursuant to filings with the Securities and Exchange Commission, has reason to believe may be deemed the beneficial owners of more than five percent (5%) of the Company's outstanding common stock. The following table also sets forth, as of such date, the beneficial ownership of the Company's common stock by all officers and directors, individually and as a group.

                                                     AMOUNT AND NATURE
                                                       OF BENEFICIAL         PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                    OWNERSHIP(1)         OF CLASS(1)
------------------------------------                    ------------         -----------

Jeffry R. Brown                                           983,321(2)            7.0%
1285 Corporate Center Drive
Suite No. 175
Eagan, MN 55121


Gary E. Wendt                                             556,555(3)            4.3%
1285 Corporate Center Drive
Suite No. 175
Eagan, MN 55121


H. Donald Rosacker II                                     151,107(4)            1.1%
1285 Corporate Center Drive
Suite No. 175
Eagan, MN 55121


Jeffrey J. May                                            100,000(5)            *
1285 Corporate Center Drive
Suite No. 175
Eagan, MN 55121


Mira LaCous                                               248,610(6)            2.0%
1285 Corporate Center Drive
Suite No. 175
Eagan, MN 55121


Barry M. Wendt                                            960,800               7.6%
c/o SAC Technologies, Inc.
1285 Corporate Center Drive
Suite No. 175
Eagan, MN 55121

Richard T. Fiskum                                       1,237,500               9.8%
28690 660th Avenue
Litchfield, MN 55355

N. Deanne Wittig and Richfield Bank & Trust Co.,        1,237,500               9.8%
Co-Trustees under the Will dated October 23,
1998, The Qualified Property Marital Trust II (7)
10264 Scarborough Circle
Bloomington, MN 55437


All officers and directors as a group                   2,039,593              14.1%
(5) persons


---------------------
*Less than 1%

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Securities Exchange Act of 1934 and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as, other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 12,685,209 shares of common stock outstanding as of June 17, 2002.

(2) Consists of shares issuable upon exercise of options. Does not include 46,609 shares issuable upon exercise of options subject to vesting.


(3) Includes 151,555 shares issuable upon exercise of options. Does not include 21,825 shares issuable upon exercise of options subject to vesting.


(4) Consists of shares issuable upon exercise of options. Does not include 248,893 shares issuable upon exercise of options subject to vesting.


(5) Consists of shares issuable upon exercise of options. Does not include 100,000 shares issuable upon exercise of options subject to vesting.


(6) Consists of shares issuable upon exercise of options. Does not include 191,390 shares issuable upon exercise of options subject to vesting.


(7) The voting and disposition of these shares are controlled by N. Dean Wittig and officers of Richfield Bank and Trust Co., as trustees.


                            DESCRIPTION OF SECURITIES

COMMON STOCK

         The Company is authorized to issue 60,000,000 shares of common stock, $.01 par value per share, of which 12,685,209 are outstanding as of the date of this prospectus.

         Holders of common stock have equal rights to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. Holders of common stock have one vote for each share held of record and do not have cumulative voting rights.

         Holders of common stock are entitled, upon liquidation of the Company, to share ratably in the net assets available for distribution, subject to the rights, if any, of holders of any preferred stock then outstanding. Shares of common stock are not redeemable and have no preemptive or similar rights. All outstanding shares of common stock are fully paid and nonassessable.

PREFERRED STOCK

         Within the limits and restrictions provided in the Articles of Incorporation, the Board of Directors has the authority, without further action by the shareholders, to issue up to 5,000,000 shares of preferred stock, $.01 par value per share, in one or more series, and to fix, as to any such series, any dividend rate, redemption price, preference on liquidation or dissolution, sinking fund terms, conversion rights, voting rights, and any other preference or special rights and qualifications.

         Series B Convertible Preferred Stock. The Board of Directors has authorized the designation of 50,000 shares of preferred stock as "Series B Convertible Preferred Stock" of which 21,430 are outstanding. The following describes the material provisions of the Series B Preferred Stock (the "Series B Shares") which are more fully set forth in the Certificate of Designation on file with the Minnesota Secretary of State.

         The Series B Shares provide for a 9% dividend payable semi-annually in arrears. At the option of the Company, the dividends are payable in kind through the issuance of additional shares of common stock valued at the conversion price in effect on the date of such dividend. The Series B Shares are immediately convertible, at the option of the holder, into shares of common stock at a conversion price equal to the lesser of $.75 or a 22% discount to the average closing bid prices of the Company's common stock during the five trading day period prior to conversion. The Series B Shares are redeemable, in whole or in part, at the option of the Company at 100% of face value ($100 per share) provided that the Company's common stock is eligible for trading on the OTC Bulletin Board and the shares issuable upon conversion are subject to an effective registration statement. The Series B Shares contain anti-dilution and conversion price adjustment provisions if certain events occur. Other than as provided by applicable law, holders of the Series B Shares have no voting rights.

DIVIDEND POLICY

         The Company has never paid cash dividends on its common stock. The Board of Directors does not anticipate paying cash dividends in the foreseeable future as it intends to retain future earnings, if any, to finance the growth of the business. The payment of future dividends will depend on such factors as earnings levels, anticipated capital requirements, the operating and financial condition of the Company and other factors deemed relevant by the Board of Directors.

ANTI-TAKEOVER PROVISIONS OF THE COMPANY'S ARTICLE OF INCORPORATION

         Blank Check Preferred Stock. As described above, the Board of Directors is authorized without further stockholder action, to designate any number of series of preferred stock with such rights, preferences and designations as determined by the board. Shares of preferred stock issued by the Board of Directors could be utilized, under certain circumstances, to make an attempt to gain control of the Company more difficult or time consuming. For example, shares of preferred stock could be issued with certain rights that might have the effect of diluting the percentage of common stock owned by a significant stockholder or issued to purchasers who might side with management in opposing a takeover bid that the Board of Directors determines is not in the best interest of the Company and its stockholders. The existence of the preferred stock may, therefore, be viewed as having possible anti-takeover effects.

TRANSFER AGENT

         The transfer agent for the company's common stock is US Bank, 425 Walnut Street, CN-WN-06CT, Cincinnati, Ohio. 145202, (513) 632-5511.

                                  THE OFFERING

         On November 26, 2001, the Company completed a comprehensive recapitalization transaction with The Shaar Fund Ltd. As a result of this transaction, the Company converted approximately $4.6 million of short term debt and accruals into long term convertible notes, obtained $1.065 million of additional funding, and issued shares of its newly designated Series B Convertible Preferred Stock in exchange for all of the issued and outstanding shares of its Series A Convertible Preferred Stock and all accrued dividends and interest due there on. A brief description of the convertible securities issued to The Shaar Fund in this transaction are set forth below:

         * A 5% convertible debenture in the principal amount of $539,625.93 due September 30, 2003 which is convertible into shares of common stock at a per share conversion price equal to the lesser of $0.75 or a 22% discount to the average of the closing bid prices of our common stock during the five (5) trading days preceding conversion. The $216,000 principal amount due under this debenture as of the date of this prospectus is convertible into at least 288,000 shares of common stock. In the event of a decline in the market price of the Company's common stock, the Company will be required to issue an indeterminate number of additional shares upon conversion.

         * A convertible debenture in the principal amount of $1,000,000 due September 30, 2003 which is convertible into shares of common stock at a conversion price of $0.75 per share. The principal amount of this debenture is convertible into 1,333,333 shares of common stock.

         * A convertible secured note in the principal amount of $4,092,920 due September 30, 2003 which is convertible into shares of common stock at a conversion price of $0.75 per share. The principal amount of this note is convertible into 5,457,226 shares of common stock

         * 21,430 shares of our Series B Convertible Preferred Stock which are convertible into shares of common stock at a per share conversion price equal to the lesser of $0.75 or a 22% discount to the average of the closing bid prices of our common stock during the five (5) trading days preceding conversion. The $2,143,000 face amount of these shares is convertible into at least 2,857,333 shares of common stock. In the event of a decline in the market price of the Company's common stock, the Company will be required to issue an indeterminate number of additional shares upon conversion.

         * Warrants to purchase 4,000,000 shares of common stock at an exercise price of $1.00 per share.

         Although these securities may be converted into an aggregate of at least 13,935,892 shares of common stock, the terms of these securities preclude The Shaar Fund from exercising or converting such securities if such exercise or conversion would result in it owning in excess of 4.99% of our common stock. This provision does not prevent the holder from immediately reselling all shares acquired upon a conversion and thereafter converting additional securities into up to an additional 4.99% of the Company's common stock. Accordingly, these provisions do not limit the number of shares of common stock the Company may be required to issue upon conversion of these securities. The Company has been advised that as of the date of this prospectus, The Shaar Fund does not have a short position with respect to the Company's common stock.


         This prospectus covers the public resale of the shares issuable to The Shaar Fund upon conversion or exercise of the securities described above or in payment of dividends on the Series B Shares. This prospectus also covers the public resale of an additional 2,447,000 shares issuable upon exercise of options and warrants previously issued to certain officers and consultants to the Company or to investors. These warrants and options have exercise prices ranging between $.19 and $1.25 per share.


RIGHT OF FIRST REFUSAL

         The foregoing securities were issued to The Shaar Fund pursuant to a Funding Agreement. Under the terms of the Funding Agreement, the Company granted The Shaar Fund a right of first refusal to purchase all or any part of any future shares of common stock offered for sale by the Company. Prior to completing any such offering, the Company is required to notify The Shaar Fund. Within ten (10) days of its receipt of such notice, The Shaar Fund is required to notify the Company whether it intends to participate in such offering. The Company then has ninety (90) days to complete the proposed offering.

CONVERSION PROVISIONS OF 5% CONVERTIBLE DEBENTURE AND SERIES B PREFERRED STOCK.

         The 5% Convertible Debenture and Series B Convertible Preferred Stock are convertible into shares of common stock at a per share conversion price equal to the lesser of $.75 or a 22% discount to the average of the closing bid prices of the Company's common stock during the five (5) trading days preceding conversion. As a result of these provisions, in the event the trading price of the Company's common stock declines, the Company will be required to issue a greater number of shares of common stock upon conversion of these securities resulting in dilution to existing shareholders. The table below sets forth the potential effect that a decline in the trading price of the Company's common stock will have on the number of shares the Company is required to issue upon conversion of these securities:

----------------------------------------------------------------------------------------------------------
                                           SHARES ISSUABLE UPON CONVERSION BASED ON THE FOLLOWING
                                                 TRADING PRICE OF THE COMPANY'S COMMON STOCK

----------------------------------------------------------------------------------------------------------
             SECURITY                   $1.00 (1)         $.75 (2)          $.50 (3)          $.25 (4)
------------------------------------ --------------- ----------------- ----------------- -----------------
21,430 shares of Series B               2,857,033        3,633,248         5,494,872        10,989,744
Convertible Preferred Stock(5)
------------------------------------ --------------- ----------------- ----------------- -----------------
$216,000 Outstanding Principal            288,000          369,231           553,846         1,107,692
Amount 5% Convertible
Debenture(6)
------------------------------------ --------------- ----------------- ----------------- -----------------

(1) Conversion price $.75.
(2) Conversion price $.585.
(3) Conversion price $.39.
(4) Conversion price $.195.
(5) The shares of Series B Convertible Preferred Stock are convertible into in excess of 4.99% of the Company's outstanding shares of common stock irrespective of the market price of the Company's common stock.
(6) The trading price of the Company's common stock would have to decline to $.43 per share in order for the 4.99% ceiling on the number of shares issuable upon conversion of the debenture to limit the holder's right to convert the entire debenture into common stock at one time.

                            SELLING SECURITY HOLDERS


         The selling security holders identified in the following table are offering for sale 16,811,765 or more shares of common stock. All shares are issuable upon convertible debt or equity securities previously issued to the selling security holders in private placement transactions. 920,000 of these shares are being offered by directors and officers of the Company.

         The following table sets forth as of June 17, 2002:


         * The number of shares being held of record or beneficially by each selling security holder and any material relationship between the Company and each selling security holder based upon information currently available to the Company.
         * The percentage ownership of each selling security holder prior to the offering.
         * The number of shares offered hereunder by each selling security holder.
         * The number of shares held of record or beneficially and the percentage ownership of each selling security holder after the offering. This calculation assumes that all shares are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the selling security holder prior to the termination of this offering.

                                      Beneficial Ownership of                    Beneficial Ownership of
                                      Selling Security Holder                 Selling Security Holder After
                                       Prior to Offering(1)                            Offering(1)
                                     ------------------------                 -----------------------------
                                                                 Number of
Name of Selling Security Holder                               Shares Offered
-------------------------------       Number        Percent        Hereby          Number        Percent
                                      ------        -------        ------          ------        -------

The Shaar Fund Ltd. (2)              426,615(3)      4.99%(3)    14,364,765        426,615        1.65%
Benjamin Netanyahu(4)                418,000         3.19%          167,000        251,000        1.95%
Delta Logistics, Inc. (5)             57,000            *            57,000           --            --
Bruce Nordin(6)                      390,000         2.19%          390,000           --            --
Aultimate Technology                 400,000         3.1%           400,000           --            --
      Marketing, Inc. (7)
James Braseth(8)                     193,000         1.5%           193,000           --            --
Jeffry R. Brown(9)                   983,321         7.0%           680,000        303,321         2.1%
H. Donald Rosacker II(10)            151,107         1.1%           100,000         51,107          *
Mira LaCous(11)                      248,610         2.0%           140,000        108,610          *
Kurt Norwood                         120,000           *            120,000           --            --
Norm Dumbroff                        200,000         1.5            200,000           --            --
                                                                    -------

                                                                 16,811,765
                                                                 ==========


* Represents less than 1% of the outstanding shares of common stock

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Securities Exchange Act of 1934 and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as, other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 12,685,209 shares of common stock outstanding as of June 17, 2002.

(2) The Shaar Fund has been a principal shareholder of the Company. Since June 1998, it has been the principal source of financing for the Company. The voting and disposition of these shares are controlled by Hugo van Neutegem.
(3) Does not include shares of common stock issuable upon conversion or exercise, as applicable, of convertible debentures, notes, preferred stock and warrants. See "THE OFFERING." The terms of these securities preclude The Shaar Fund from exercising or converting such securities if such exercise or conversion would result in it beneficially owning in excess of 4.99% of the Company's common stock. This provision does not prevent the holder from immediately reselling all shares acquired upon a conversion and thereafter converting additional securities into up to an additional 4.99% of the Company's common stock.
(4) Since on or about November 22, 2001, Mr. Netanyahu, the former of Prime Minister of Israel, has served as Worldwide Strategy Advisor to the Company's Board of Directors under the terms of a ten (10) month consulting agreement.
(5) Delta Logistics, Inc. provided consulting services to the Company in 2001. The voting and disposition of these shares are controlled by Walter Soriano.
(6) Mr. Nordin served as an executive management consultant to the Company from November 1999 until May 16, 2001.
(7) On or about July 10, 2000, the Company purchased certain technology from Aultimate Technology Marketing, Inc. in consideration for the issuance of warrant to purchase 400,000 shares of Company common stock at an exercise price of $1.00 per share. The voting and disposition of these shares are controlled by Darrel Kluge and Eric Overvig.
(8) Mr. Braseth served as a consultant to the Company between September 1999 and December 2000.
(9) Mr. Brown is the Chief Executive Officer and Chairman of the Board of Directors of the Company.
(10)     Mr. Rosacker is the President and a Director of the Company.
(11)     Ms. LaCous is the Vice President of Technology of the Company.

Under agreements with the selling security holders, we will pay all offering expenses except the fees and expenses of any counsel and other advisors that the selling security holders may employ to represent them in connection with the offering and all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

                              PLAN OF DISTRIBUTION

         The selling security holders have not advised us of any specific plan for distribution of the shares offered hereby, but it is anticipated that the shares will be sold from time to time by the selling security holders or by pledgees, donees, transferees or other successors in interest on a best efforts basis without an underwriter. Such sales may be made on the OTC Bulletin Board, any exchange upon which our shares may trade in the future, over-the-counter, or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following:

* ordinary brokerage transactions and transactions in which the broker solicits purchases; block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
* purchases by a broker or dealer for its account pursuant to this prospectus;
*        in privately negotiated transactions;

*        through a combination of any such methods of sale;
* in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus; or any other method permitted pursuant to applicable law.

         The selling security holders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling security holders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling security holder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

         The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares may be deemed to be "underwriters" within the meaning of the U.S. Securities Act of 1933. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         From time to time the selling security holders may engage in short sales, short sales against the box, puts and calls and other hedging transactions in our securities, and may sell and deliver the shares in connection with such transactions or in settlement of securities loans. These transactions may be entered into with broker-dealers or other financial institutions. In addition, from time to time to the extent permitted by existing regulations, a selling security holder may pledge its shares pursuant to the margin provisions of its customer agreements with its broker-dealer. Upon delivery of the shares or a default by a selling security holder, the broker-dealer or financial institution may offer and sell the pledged shares from time to time.

         The selling security holders have been advised that they are subject to the prospectus delivery requirements of the U.S. Securities Act of 1933 and subject to the applicable provisions of the U.S. Securities and Exchange Act of 1934, including without limitation, Rules 10b-5 and Regulation M thereunder. Regulation M may limit the timing of purchases and sales of Company common stock by the Selling Security Holders. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market making activities with respect to Company common stock. These regulations may affect the marketability of the shares.

         We will not receive any proceeds from the sale of the shares. We will pay the expenses of preparing this prospectus and the related registration statement.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Articles of Incorporation limit the personal liability of the Company's officers and directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Minnesota Business Corporation Act. The Company's Bylaws also provide for the Company to indemnify directors and officers to the fullest extent permitted by the Minnesota Business Corporation Act.

         The indemnification provisions described above would provide coverage for claims arising under the Securities Act and the Exchange Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Company's Articles of Incorporation, Bylaws, the Minnesota Business Corporation Act, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

         Certain legal matters, including the validity of the shares being issued, will be passed upon for the company by Buchanan Ingersoll Professional Corporation, Eleven Penn Center, 1835 Market Street, 14th Floor, Philadelphia, PA 19103.

                                     EXPERTS

         The financial statements as of December 31, 2000 and 2001 and for each of the three years in the period ended December 31, 2001 and for the period from inception (January 7, 1993) through December 31, 2001 included in this prospectus, have been audited by Divine, Scherzer & Brody Ltd., independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's ability to continue as a going concern), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement we filed with the United States Securities and Exchange Commission. You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Applicable SEC rules may require us to update this prospectus in the future. This preliminary prospectus is subject to completion prior to this offering.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statement or other information that we file with the Commission at the Commission's public reference rooms in Washington, D.C. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Commission filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Commission at "http://www.sec.gov."

         This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. The prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted a few parts of the registration statement according to the rules and regulations of the Securities and Exchange Commission. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. We do not intend to distribute annual reports or audited financial statements to our shareholders. This information may be found in our filings with the Securities and Exchange Commission.

ITEM 7 - FINANCIAL STATEMENTS

The following financial statements of BIO-key International, Inc. (formerly SAC Technologies, Inc.) are included herein at the indicated page numbers:

                                                                        Page No.
                                                                        --------

Report of Independent Certified Public Accountants                        F-2

Balance Sheets at December 31, 2000 and 2001 and
     March 31, 2002                                                       F-3

Statements of Operations - Years ended December 31, 1999,
     2000 and 2001, and January 7, 1993 (date of inception)
     through December 31, 2001 and March 31, 2002, and the
     three-month periods ended March 31, 2001 and 2002                    F-4

Statement of Stockholders' Deficit - Years ended December 31,
     1999, 2000 and 2001, and January 7, 1993 (date of
     inception) through December 31, 2001 and March 31, 2002,
     and the three-month period ended March 31, 2002                      F-5

Statements of Cash Flows - Years ended December 31, 1999, 2000 and 2001, and January 7, 1993 (date of inception) through
     December 31, 2001 and March 31, 2002, and the three-month
     periods ended March 31, 2001 and 2002                                F-7

Notes to the Financial Statements                                         F-8

Report of Independent Certified Public Accountants
--------------------------------------------------


Board of Directors and Stockholders
BIO-key International, Inc.


We have audited the accompanying balance sheets of BIO-key International, Inc., formerly SAC Technologies, Inc. (a Minnesota corporation in the development stage) as of December 31, 2000 and 2001 and the related statements of operations, stockholders' deficit and cash flows for each of the three years in the period ended December 31, 2001, and the period January 7, 1993 (date of inception) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BIO-key International, Inc. as of December 31, 2000 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, and the period January 7, 1993 (date of inception) through December 31, 2001 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. However, as discussed in Note A to the financial statements, the Company is in the development stage and has not generated significant revenues since inception, has suffered recurring losses from operations and has a stockholders' deficit. These aforementioned issues, among others, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty. Management's plans in regard to these matters are also discussed in Note A.


/s/ Divine, Scherzer & Brody, Ltd.


Minneapolis, Minnesota
February 28, 2002

                           BIO-key International, Inc.
                    (a Corporation in the Development Stage)

                                 BALANCE SHEETS


                                     ASSETS

                                                                                  December 31,
                                                                         -----------------------------       March 31,
                                                                             2000             2001             2002
                                                                         ------------     ------------     ------------
                                                                                                            (unaudited)
CURRENT ASSETS
     Cash and cash equivalents                                           $     48,830     $    514,970     $    111,419
     Accounts receivable                                                        9,118               --               --
     Prepaid expenses                                                          21,745          206,634          228,520
                                                                         ------------     ------------     ------------

         Total current assets                                                  79,693          721,604          339,939

EQUIPMENT, FURNITURE AND FIXTURES, less accumulated
     depreciation                                                              31,942               --               --

OTHER ASSETS                                                                   50,595           41,706          108,961
                                                                         ------------     ------------     ------------

                                                                         $    162,230     $    763,310     $    448,900
                                                                         ============     ============     ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
     Notes payable                                                       $  1,400,000     $         --     $         --
     Convertible debentures                                                   598,455               --               --
     Accounts payable                                                         328,398          238,496          380,587
     Accrued liabilities                                                    1,121,689           90,575          225,298
                                                                         ------------     ------------     ------------

         Total current liabilities                                          3,448,542          329,071          605,885

LONG-TERM OBLIGATIONS, net of discount                                             --        4,331,238        4,565,192

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
     Preferred stock - authorized, 5,000,000 shares of $.01 par value
         (liquidation preference of $100 per share):
             Series A 9% Convertible; issued and
                  outstanding, 19,875 as of
                  December 31, 2000                                               199               --               --
             Series B 9% Convertible; issued and
                  outstanding, 21, 430 shares as of
                  December 31, 2001 and March 31, 2002                             --              214              214
     Common stock - authorized, 20,000,000 (60,000,000 as
         of March 31, 2002) shares of $.01 par value;
         issued and outstanding, 9,966,724, 12,528,469 and
         12,685, 209 shares, respectively                                      99,667          125,285          126,852
     Additional contributed capital                                        13,133,600       15,538,025       15,762,855
     Deficit accumulated during the development stage                     (16,519,778)     (19,560,523)     (20,612,098)
                                                                         ------------     ------------     ------------
                                                                           (3,286,312)      (3,896,999)      (4,722,177)
                                                                         ------------     ------------     ------------

                                                                         $    162,230     $    763,310     $    448,900
                                                                         ============     ============     ============

        The accompanying notes are an integral part of these statements.

                           BIO-key International, Inc.
                    (a Corporation in the Development Stage)

                            STATEMENTS OF OPERATIONS

                                                                                                                        January 7,
                                                                                                                      1993 (date of
                                                                                                                       inception)
                                                                         Years ended December 31,                       through
                                                             --------------------------------------------------       December 31,
                                                                 1999               2000                2001              2001
                                                             ------------       ------------       ------------       ------------
Revenues
     Product sales                                           $     57,970       $         --       $         --       $    577,384
     License fees                                                 100,000                 --                 --            100,000
     Reimbursed research and development                               --                 --                 --            284,506
     Technical support and other services                              --                 --                 --            429,885
                                                             ------------       ------------       ------------       ------------
                                                                  157,970                 --                 --          1,391,775
Costs and other expenses
     Cost of product sales                                        452,593                 --                 --          1,736,895
     Cost of technical support and other services                      --                 --                 --            237,317
     Selling, general and administrative                        2,151,466          1,852,867          1,318,465         11,431,134
     Research, development and engineering                        856,692          1,136,245            947,932          5,806,125
                                                             ------------       ------------       ------------       ------------
                                                                3,460,751          2,989,112          2,266,397         19,211,471
                                                             ------------       ------------       ------------       ------------

         Operating loss                                        (3,302,781)        (2,989,112)        (2,266,397)       (17,819,696)

Other income (deductions)
     Interest expense                                            (334,197)          (141,341)          (317,627)        (1,329,145)
     Sundry                                                       208,621                 --                 --            509,136
                                                             ------------       ------------       ------------       ------------
                                                                 (125,576)          (141,341)          (317,627)          (820,009)
                                                             ------------       ------------       ------------       ------------

         Loss before extraordinary gain                        (3,428,357)        (3,130,453)        (2,584,024)       (18,639,705)

Extraordinary gain - troubled payable reduction                        --                 --            300,250            300,250
                                                             ------------       ------------       ------------       ------------

         NET LOSS                                            $ (3,428,357)      $ (3,130,453)      $ (2,283,774)      $(18,339,455)
                                                             ============       ============       ============       ============

Net loss                                                     $ (3,428,357)      $ (3,130,453)      $ (2,283,774)      $(18,339,455)
     Preferred stock dividends and accretion                     (341,600)          (307,225)          (550,478)        (1,199,303)
                                                             ------------       ------------       ------------       ------------

     Loss applicable to common stockholders                  $ (3,769,957)      $ (3,437,678)      $ (2,834,252)      $(19,538,758)
                                                             ============       ============       ============       ============

Basic and diluted loss per share
     Net loss before extraordinary gain                      $       (.41)      $       (.33)      $       (.24)      $      (2.72)
     Extraordinary gain                                                --                 --                .03                .04
                                                             ------------       ------------       ------------       ------------
     Net loss                                                        (.41)              (.33)              (.21)             (2.68)
     Convertible preferred stock dividend and accretion              (.04)              (.03)              (.05)              (.18)
                                                             ------------       ------------       ------------       ------------

     Loss applicable per common share                        $       (.45)      $       (.36)      $       (.26)      $      (2.86)
                                                             ============       ============       ============       ============

Weighted average number of shares used                          8,308,093          9,589,304         10,928,311          6,832,110
                                                             ============       ============       ============       ============


[WIDE TABLE CONTINUED FROM ABOVE]

                                                                                                     January 7,
                                                                                                   1993 (date of
                                                                                                    inception)
                                                               Three months ended March 31           through
                                                             -------------------------------         March 31,
                                                                 2001               2002               2002
                                                             ------------       ------------       ------------
                                                              (unaudited)        (unaudited)         (unaudited)
Revenues
     Product sales                                           $         --       $         --       $    577,384
     License fees                                                      --                 --            100,000
     Reimbursed research and development                               --                 --            284,506
     Technical support and other services                              --                 --            429,885
                                                             ------------       ------------       ------------
                                                                       --                 --          1,391,775
Costs and other expenses
     Cost of product sales                                             --                 --          1,736,895
     Cost of technical support and other services                      --                 --            237,317
     Selling, general and administrative                          414,426            504,731         11,935,865
     Research, development and engineering                        279,367            287,462          6,093,587
                                                             ------------       ------------       ------------
                                                                  693,793            792,193         20,003,664
                                                             ------------       ------------       ------------

         Operating loss                                          (693,793)          (792,193)       (18,611,889)

Other income (deductions)
     Interest expense                                             (48,106)          (260,427)        (1,589,572)
     Sundry                                                        (5,836)             1,045            510,181
                                                             ------------       ------------       ------------
                                                                  (53,942)          (259,382)        (1,079,391)
                                                             ------------       ------------       ------------

         Loss before extraordinary gain                          (747,735)        (1,051,575)       (19,691,280)

Extraordinary gain - troubled payable reduction                        --                 --            300,250
                                                             ------------       ------------       ------------

         NET LOSS                                            $   (747,735)        (1,051,575)      $(19,391,030)
                                                             ============       ============       ============

Net loss                                                         (747,735)        (1,051,575)       (19,391,030)
     Preferred stock dividends and accretion                           --                 --         (1,199,303)
                                                             ------------       ------------       ------------

     Loss applicable to common stockholders                  $   (747,735)        (1,051,575)      $(20,590,333)
                                                             ============       ============       ============

Basic and diluted loss per share
     Net loss before extraordinary gain                      $       (.07)      $       (.08)      $      (2.81)
     Extraordinary gain                                                --                 --                .04
                                                             ------------       ------------       ------------
     Net loss                                                        (.07)              (.08)             (2.77)
     Convertible preferred stock dividend and accretion                --                 --               (.17)
                                                             ------------       ------------       ------------

     Loss applicable per common share                        $       (.07)      $       (.08)      $      (2.94)
                                                             ============       ============       ============

Weighted average number of shares used                         10,282,083         12,500,228          6,985,121
                                                             ============       ============       ============


        The accompanying notes are an integral part of these statements.

                           BIO-key International, Inc.
                    (a Corporation in the Development Stage)

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                                                                   Series A 9% Convertible             Series B 9% Convertible
                                                                       Preferred Stock                     Preferred Stock
                                                                ------------------------------      -----------------------------
                                                                   Shares            Amount            Shares           Amount
                                                                ------------      ------------      ------------     ------------
   Sale of common stock January 7, 1993                                   --      $         --                --      $         --
   Sale of common stock January 7, 1993 at $.02 per share                 --                --                --                --
   Redemption of director and officers common stock
       August 4, 1995 at $0 per share                                     --                --                --                --
   Sales of common stock August 4, 1995 through December
       22, 1995 at $.17 through $.24 per share                            --                --                --                --
   Redemption of common stock August 4, 1995 through
       December 22, 1995 at $.22 through $.24 per share                   --                --                --                --
   Issuance of detachable warrants on May 17, 1996, in
       connection with bridge financing arrangements,
       valued at $25,000, to purchase 100,000 shares of
       common stock at $1.00 per share                                    --                --                --                --
   Sales of common stock during June and July, 1996 at
       $1.00 per share, less offering costs of $124,663                   --                --                --                --
   Conversion of bridge notes plus accrued interest of
       $1,841 to common stock on June 28, 1996 at $1.00
       per share                                                          --                --                --                --
   Exercise of stock options and warrants                                 --                --                --                --
   Sales of common stock in February and March 1997 at
       $3.00 per share, less offering costs of $1,039,668                 --                --                --                --
   Issuance of warrants on March 24, 1997 to purchase
       25,000 shares of common stock at $3.00 per share                   --                --                --                --
   Issuance of stock options on April 13, 1998 to purchase
       100,000 shares of common stock at $8.46 per share                  --                --                --                --
   Fair market value of conversion feature on debenture
       issued June 30, 1998                                               --                --                --                --
   Issuance of warrants on June 30, 1998 to purchase
       350,000 shares of common stock at $7.29 and $7.50
       per share                                                          --                --                --                --
   Issuance of stock options on April 1, 1998 and
       September 15, 1998 to purchase 423,000 shares of
       common stock at $3.00 to $6.42 per share                           --                --                --                --
   Unearned compensation grant                                            --                --                --                --
   Unearned compensation amortization                                     --                --                --                --
   Unearned compensation reversal related to employee
       terminations                                                       --                --                --                --
   Other                                                                  --                --                --                --
   Net loss                                                               --                --                --                --
                                                                ------------      ------------      ------------      ------------
Balance as of December 31, 1998                                           --                --                --                --

   Sale of stock warrants during September 1999 to
       purchase 320,000 shares of common stock at
       $.84 - $1.00 per share                                             --                --                --                --
   Unearned compensation amortization                                     --                --                --                --
   Unearned compensation reversal related to employee
       termination                                                        --                --                --                --
   Exercise of stock options                                              --                --                --                --
   Compensation element of stock option vesting to
       consultants                                                        --                --                --                --
   Issuance of preferred stock and warrant, less
       offering costs of $74,461                                      13,125               131                --                --
   Accretion of preferred stock beneficial conversion
       feature                                                            --                --                --                --
   Conversion of debentures                                               --                --                --                --
   Net loss                                                               --                --                --                --
                                                                ------------      ------------      ------------      ------------
Balance as of December 31, 1999                                       13,125               131                --                --

   Issuance of preferred stock and warrant, less
       offering costs of $16,481                                       6,750                68                --                --
   Accretion of preferred stock beneficial conversion
       feature                                                            --                --                --                --
   Conversion of debentures                                               --                --                --                --
   Issuance of stock options and warrants to nonemployees                 --                --                --                --
   Net loss                                                               --                --                --                --
                                                                ------------      ------------      ------------      ------------
Balance as of December 31, 2000                                       19,875               199                --                --

   Conversion of Series A preferred stock and cumulative
       dividends in arrears to common stock                           (1,431)              (14)               --                --
   Issuance of Series B preferred stock in exchange for
       Series A preferred stock and dividends in arrears,
       less offering costs of $40,500                                (18,444)             (185)           21,430               214
   Accretion of preferred stock beneficial conversion
       feature                                                            --                --                --                --
   Conversion of debentures and accrued interest to common
       stock                                                              --                --                --                --
   Fair value of beneficial conversion feature on debenture               --                --                --                --
   Issuance of stock options and warrants to nonemployees                 --                --                --                --
   Net loss                                                               --                --                --                --
                                                                ------------      ------------      ------------      ------------

Balance as of December 31, 2001                                           --                --            21,430               214
                                                                ------------      ------------      ------------      ------------


[WIDE TABLE CONTINUED FROM ABOVE



                                                                        Common Stock                 Additional
                                                                ------------------------------       contributed
                                                                   Shares            Amount            capital
                                                                ------------      ------------      ------------
   Sale of common stock January 7, 1993                            3,150,000      $     31,500      $    (22,750)
   Sale of common stock January 7, 1993 at $.02 per share          1,350,000            13,500            11,500
   Redemption of director and officers common stock
       August 4, 1995 at $0 per share                               (270,000)           (2,700)            2,700
   Sales of common stock August 4, 1995 through December
       22, 1995 at $.17 through $.24 per share                     1,237,500            12,376           262,624
   Redemption of common stock August 4, 1995 through
       December 22, 1995 at $.22 through $.24 per share           (1,350,000)          (13,500)         (265,324)
   Issuance of detachable warrants on May 17, 1996, in
       connection with bridge financing arrangements,
       valued at $25,000, to purchase 100,000 shares of
       common stock at $1.00 per share                                    --                --            25,000
   Sales of common stock during June and July, 1996 at
       $1.00 per share, less offering costs of $124,663              698,160             6,982           566,515
   Conversion of bridge notes plus accrued interest of
       $1,841 to common stock on June 28, 1996 at $1.00
       per share                                                     201,840             2,018           178,990
   Exercise of stock options and warrants                             73,367               733           183,159
   Sales of common stock in February and March 1997 at
       $3.00 per share, less offering costs of $1,039,668          2,420,000            24,200         6,196,132
   Issuance of warrants on March 24, 1997 to purchase
       25,000 shares of common stock at $3.00 per share                   --                --            27,500
   Issuance of stock options on April 13, 1998 to purchase
       100,000 shares of common stock at $8.46 per share                  --                --           352,650
   Fair market value of conversion feature on debenture
       issued June 30, 1998                                               --                --           525,000
   Issuance of warrants on June 30, 1998 to purchase
       350,000 shares of common stock at $7.29 and $7.50
       per share                                                          --                --           432,000
   Issuance of stock options on April 1, 1998 and
       September 15, 1998 to purchase 423,000 shares of
       common stock at $3.00 to $6.42 per share                           --                --           237,500
   Unearned compensation grant                                            --                --           408,920
   Unearned compensation amortization                                     --                --                --
   Unearned compensation reversal related to employee
       terminations                                                       --                --          (184,191)
   Other                                                                  --                --            22,210
   Net loss                                                               --                --                --
                                                                ------------      ------------      ------------
Balance as of December 31, 1998                                    7,510,867            75,109         8,960,135

   Sale of stock warrants during September 1999 to
       purchase 320,000 shares of common stock at
       $.84 - $1.00 per share                                             --                --            80,000
   Unearned compensation amortization                                     --                --                --
   Unearned compensation reversal related to employee
       termination                                                        --                --           (42,920)
   Exercise of stock options                                          26,000               260            28,240
   Compensation element of stock option vesting to
       consultants                                                        --                --            36,100
   Issuance of preferred stock and warrant, less
       offering costs of $74,461                                          --                --           800,408
   Accretion of preferred stock beneficial conversion
       feature                                                            --                --           285,000
   Conversion of debentures                                        1,569,390            15,694         1,326,306
   Net loss                                                               --                --                --
                                                                ------------      ------------      ------------
Balance as of December 31, 1999                                    9,106,257            91,063        11,473,269

   Issuance of preferred stock and warrant, less
       offering costs of $16,481                                          --                --           433,451
   Accretion of preferred stock beneficial conversion
       feature                                                            --                --           141,000
   Conversion of debentures                                          860,467             8,604           541,396
   Issuance of stock options and warrants to nonemployees                 --                --           544,484
   Net loss                                                               --                --                --
                                                                ------------      ------------      ------------
Balance as of December 31, 2000                                    9,966,724            99,667        13,133,600

   Conversion of Series A preferred stock and cumulative
       dividends in arrears to common stock                          670,445             6,704            18,232
   Issuance of Series B preferred stock in exchange for
       Series A preferred stock and dividends in arrears,
       less offering costs of $40,500                                     --                --           240,520
   Accretion of preferred stock beneficial conversion
       feature                                                            --                --           451,000
   Conversion of debentures and accrued interest to common
       stock                                                       1,891,300            18,914           494,887
   Fair value of beneficial conversion feature on debenture               --                --           113,000
   Issuance of stock options and warrants to nonemployees                 --                --         1,086,786
   Net loss                                                               --                --                --
                                                                ------------      ------------      ------------

Balance as of December 31, 2001                                   12,528,469           125,285        15,538,025
                                                                ------------      ------------      ------------


[WIDE TABLE CONTINUED FROM ABOVE]

                                                                   Deficit
                                                                 accumulated        Deferred
                                                                 during the       compensation
                                                                 development    related to stock
                                                                    stage            options             Total
                                                                ------------      ------------      ------------
   Sale of common stock January 7, 1993                         $     (8,747)     $         --      $          3
   Sale of common stock January 7, 1993 at $.02 per share                 --                --            25,000
   Redemption of director and officers common stock
       August 4, 1995 at $0 per share                                     --                --                --
   Sales of common stock August 4, 1995 through December
       22, 1995 at $.17 through $.24 per share                            --                --           275,000
   Redemption of common stock August 4, 1995 through
       December 22, 1995 at $.22 through $.24 per share              (29,350)               --          (308,174)
   Issuance of detachable warrants on May 17, 1996, in
       connection with bridge financing arrangements,
       valued at $25,000, to purchase 100,000 shares of
       common stock at $1.00 per share                                    --                --            25,000
   Sales of common stock during June and July, 1996 at
       $1.00 per share, less offering costs of $124,663                   --                --           573,497
   Conversion of bridge notes plus accrued interest of
       $1,841 to common stock on June 28, 1996 at $1.00
       per share                                                          --                --           181,008
   Exercise of stock options and warrants                                 --                --           183,892
   Sales of common stock in February and March 1997 at
       $3.00 per share, less offering costs of $1,039,668                 --                --         6,220,332
   Issuance of warrants on March 24, 1997 to purchase
       25,000 shares of common stock at $3.00 per share                   --                --            27,500
   Issuance of stock options on April 13, 1998 to purchase
       100,000 shares of common stock at $8.46 per share                  --                --           352,650
   Fair market value of conversion feature on debenture
       issued June 30, 1998                                               --                --           525,000
   Issuance of warrants on June 30, 1998 to purchase
       350,000 shares of common stock at $7.29 and $7.50
       per share                                                          --                --           432,000
   Issuance of stock options on April 1, 1998 and
       September 15, 1998 to purchase 423,000 shares of
       common stock at $3.00 to $6.42 per share                           --                --           237,500
   Unearned compensation grant                                            --          (408,920)               --
   Unearned compensation amortization                                     --           167,839           167,839
   Unearned compensation reversal related to employee
       terminations                                                       --           184,191                --
   Other                                                                  --                --            22,210
   Net loss                                                       (9,496,871)               --        (9,496,871)
                                                                ------------      ------------      ------------
Balance as of December 31, 1998                                   (9,534,968)          (56,890)         (556,614)

   Sale of stock warrants during September 1999 to
       purchase 320,000 shares of common stock at
       $.84 - $1.00 per share                                             --                --            80,000
   Unearned compensation amortization                                     --            13,970            13,970
   Unearned compensation reversal related to employee
       termination                                                        --            42,920                --
   Exercise of stock options                                              --                --            28,500
   Compensation element of stock option vesting to
       consultants                                                        --                --            36,100
   Issuance of preferred stock and warrant, less
       offering costs of $74,461                                          --                --           800,539
   Accretion of preferred stock beneficial conversion
       feature                                                      (285,000)               --                --
   Conversion of debentures                                               --                --         1,342,000
   Net loss                                                       (3,428,357)               --        (3,428,357)
                                                                ------------      ------------      ------------
Balance as of December 31, 1999                                  (13,248,325)               --        (1,683,862)

   Issuance of preferred stock and warrant, less
       offering costs of $16,481                                          --                --           433,519
   Accretion of preferred stock beneficial conversion
       feature                                                      (141,000)               --                --
   Conversion of debentures                                               --                --           550,000
   Issuance of stock options and warrants to nonemployees                 --                --           544,484
   Net loss                                                       (3,130,453)               --        (3,130,453)
                                                                ------------      ------------      ------------
Balance as of December 31, 2000                                  (16,519,778)               --        (3,286,312)

   Conversion of Series A preferred stock and cumulative
       dividends in arrears to common stock                          (24,922)               --                --
   Issuance of Series B preferred stock in exchange for
       Series A preferred stock and dividends in arrears,
       less offering costs of $40,500                               (281,049)               --           (40,500)
   Accretion of preferred stock beneficial conversion
       feature                                                      (451,000)               --                --
   Conversion of debentures and accrued interest to common
       stock                                                              --                --           513,801
   Fair value of beneficial conversion feature on debenture               --                --           113,000
   Issuance of stock options and warrants to nonemployees                 --                --         1,086,786
   Net loss                                                       (2,283,774)               --        (2,283,774)
                                                                ------------      ------------      ------------

Balance as of December 31, 2001                                  (19,560,523)               --        (3,896,999)
                                                                ------------      ------------      ------------

                           BIO-key International, Inc.
                    (a Corporation in the Development Stage)

                 STATEMENT OF STOCKHOLDERS' DEFICIT - CONTINUED

                                                                   Series A 9% Convertible             Series B 9% Convertible
                                                                       Preferred Stock                     Preferred Stock
                                                                ------------------------------      -----------------------------
                                                                   Shares            Amount            Shares           Amount
                                                                ------------      ------------      ------------     ------------

Balance as of December 31, 2001                                           --      $         --            21,430     $        214

   Conversion of debentures (unaudited)                                   --                --                --               --

   Issuance of stock options and warrants to
       non-employees (unaudited)                                          --                --                --               --

   Net loss (unaudited)                                                   --                --                --               --
                                                                ------------      ------------      ------------     ------------

Balance as of March 31, 2002 (unaudited)                                  --      $         --            21,430     $        214
                                                                ============      ============      ============     ============


[WIDE TABLE CONTINUED FROM ABOVE]

                                                                        Common Stock                 Additional
                                                                ------------------------------       contributed
                                                                   Shares            Amount            capital
                                                                ------------      ------------      ------------
Balance as of December 31, 2001                                   12,528,469     $    125,285     $ 15,538,025

   Conversion of debentures (unaudited)                              156,740            1,567           98,433

   Issuance of stock options and warrants to
       non-employees (unaudited)                                          --               --          126,397

   Net loss (unaudited)                                                   --               --               --
                                                                ------------     ------------     ------------

Balance as of March 31, 2002 (unaudited)                          12,685,209     $    126,852     $ 15,762,855
                                                                ============     ============     ============


[WIDE TABLE CONTINUED FROM ABOVE]

                                                                   Deficit
                                                                 accumulated        Deferred
                                                                 during the       compensation
                                                                 development    related to stock
                                                                    stage            options             Total
                                                                ------------      ------------      ------------
Balance as of December 31, 2001                                 $(19,560,523)     $         --      $ (3,896,999)

   Conversion of debentures (unaudited)                                   --                --           100,000

   Issuance of stock options and warrants to
       non-employees (unaudited)                                          --                --           126,397

   Net loss (unaudited)                                           (1,051,575)               --        (1,051,575)
                                                                ------------      ------------      ------------

Balance as of March 31, 2002 (unaudited)                        $(20,612,098)     $         --      $ (4,722,177)
                                                                ============      ============      ============


         The accompanying notes are an integral part of this statement.

                           BIO-key International, Inc.
                    (a Corporation in the Development Stage)

                            STATEMENTS OF CASH FLOWS

                                                                                                                        January 7,
                                                                                                                      1993 (date of
                                                                                                                        inception)
                                                                             Years ended December 31,                    through
                                                                 ------------------------------------------------      December 31,
                                                                     1999              2000              2001              2001
                                                                 ------------      ------------      ------------      ------------

Cash flows from operating activities
     Net loss                                                    $ (3,428,357)     $ (3,130,453)     $ (2,283,774)     $(18,339,455)
     Adjustments to reconcile net loss to net cash used
       in operating activities:
         Depreciation                                                  58,650            47,315            31,942           242,913
         Amortization
             Unearned compensation                                     13,970                --                --           193,333
             Deferred financing costs                                 288,543            53,287            11,524           426,397
             Intrinsic value of beneficial conversion
               feature of convertible debenture                       124,624            36,701            60,863           622,564
         Allowance for doubtful receivables                          (158,000)               --                --                --
         Write-down of  inventory                                     283,515            32,500                --           916,015
         Write-down of deferred financing costs                       132,977                --                --           132,977
         Gain on sale of  Inter-Con/PC, Inc. stock                   (190,000)               --                --          (190,000)
         Revenues realized due to offset of billings
           against a stock repurchase                                      --                --                            (170,174)
         Acquired research and development                                 --                --                --           117,000
         Options and warrants issued for services
           and other                                                   36,100           544,484            70,786         1,401,020
         Other                                                             --                --                --            34,684
         Change in assets and liabilities:
             Accounts receivable                                      189,371             4,213             9,118                --
             Inventories                                               94,272                --                --          (916,015)
             Prepaid expenses                                          78,755            21,375          (184,889)         (206,634)
             Accounts payable                                          60,156           (12,637)          (89,902)          238,496
             Accrued liabilities                                      215,394           679,892           448,607         1,581,256
                                                                 ------------      ------------      ------------      ------------

                 Net cash used in operating activities             (2,200,030)       (1,723,323)       (1,925,725)      (13,915,623)

Cash flows from investing activities
    Capital expenditures                                               (2,438)               --                --          (242,913)
    Proceeds from sale of Inter-Con/PC, Inc. stock                    190,000                --                --           190,000
    Other                                                              (9,035)          (12,518)           (2,635)          (41,706)
                                                                 ------------      ------------      ------------      ------------
                 Net cash provided by (used in) investing
                   activities                                         178,527           (12,518)           (2,635)          (94,619)

Cash flows from financing activities
    Net borrowings under short-term borrowing agreements              250,000         1,500,000         1,370,000         3,003,000
    Issuance of convertible bridge notes                                   --                --                --           175,000
    Issuance of convertible debentures and long-term notes                 --                --         1,065,000         2,840,000
    Issuance of warrants and convertible debentures discount           80,000                --                --           830,000
    Deferred financing costs                                               --                --                --          (312,977)
    Exercise of stock options and warrants                             28,500                --                --           190,799
    Sale of common stock                                                   --                --                --         7,093,832
    Sale of preferred stock and assigned value of warrant             700,539           183,519           (40,500)          843,558
    Redemption of common stock                                             --                --                --          (138,000)
                                                                 ------------      ------------      ------------      ------------
                 Net cash provided by financing activities          1,059,039         1,683,519         2,394,500        14,525,212
                                                                 ------------      ------------      ------------      ------------

                 NET INCREASE (DECREASE) IN CASH                     (962,464)          (52,322)          466,140           514,970

Cash and cash equivalents, beginning of period                      1,063,616           101,152            48,830                --
                                                                 ------------      ------------      ------------      ------------

Cash and cash equivalents, end of period                         $    101,152      $     48,830      $    514,970      $    514,970
                                                                 ============      ============      ============      ============


[WIDE TABLE CONTINUED FROM ABOVE]

                                                                                                      January 7,
                                                                                                    1993 (date of
                                                                                                      inception)
                                                                   Three months ended March 31          through
                                                                 ------------------------------        March 31,
                                                                   2001            2002                  2002
                                                                 ------------      ------------      ------------
                                                                  (unaudited)       (unaudited)       (unaudited)
Cash flows from operating activities
     Net loss                                                    $   (747,735)     $ (1,051,575)     $(19,391,030)
     Adjustments to reconcile net loss to net cash used
       in operating activities:
         Depreciation                                                   7,986                --           242,913
         Amortization
             Unearned compensation                                         --                --           193,333
             Deferred financing costs                                  21,069                --           426,397
             Intrinsic value of beneficial conversion
               feature of convertible debenture                            --           153,954           776,518
         Allowance for doubtful receivables                                --                --                --
         Write-down of  inventory                                          --                --           916,015
         Write-down of deferred financing costs                            --                --           132,977
         Gain on sale of  Inter-Con/PC, Inc. stock                         --                --          (190,000)
         Revenues realized due to offset of billings
           against a stock repurchase                                      --                --          (170,174)
         Acquired research and development                                 --                --           117,000
         Options and warrants issued for services
           and other                                                   13,320            94,397         1,495,417
         Other                                                             --                --            34,684
         Change in assets and liabilities:
             Accounts receivable                                        2,522                --                --
             Inventories                                                   --                --          (916,015)
             Prepaid expenses                                          13,036           (21,886)         (228,520)
             Accounts payable                                         (20,589)          142,091           380,587
             Accrued liabilities                                      242,343           149,723         1,730,979
                                                                 ------------      ------------      ------------

                 Net cash used in operating activities               (468,048)         (533,296)      (14,448,919)

Cash flows from investing activities
    Capital expenditures                                                   --                --          (242,913)
    Proceeds from sale of Inter-Con/PC, Inc. stock                         --                --           190,000
    Other                                                              (2,132)             (255)          (41,961)
                                                                 ------------      ------------      ------------

                 Net cash provided by (used in) investing              (2,132)             (255)          (94,874)
                   activities

Cash flows from financing activities
    Net borrowings under short-term borrowing agreements              500,000                --         3,003,000
    Issuance of convertible bridge notes                                   --                --           175,000
    Issuance of convertible debentures and long-term notes                 --           180,000         3,020,000
    Issuance of warrants and convertible debentures discount               --                --           830,000
    Deferred financing costs                                               --           (50,000)         (362,977)
    Exercise of stock options and warrants                                 --                --           190,799
    Sale of common stock                                                   --                --         7,093,832
    Sale of preferred stock and assigned value of warrant                  --                --           843,558
    Redemption of common stock                                             --                --          (138,000)
                                                                 ------------      ------------      ------------
                 Net cash provided by financing activities            500,000           130,000        14,655,212
                                                                 ------------      ------------      ------------

                 NET INCREASE (DECREASE) IN CASH                       29,820          (403,551)          111,419

Cash and cash equivalents, beginning of period                         48,830           514,970                --
                                                                 ------------      ------------      ------------

Cash and cash equivalents, end of period                         $     78,650      $    111,419      $    111,419
                                                                 ============      ============      ============


        The accompanying notes are an integral part of these statements.

                           BIO-key International, Inc.
                    (a Corporation in the Development Stage)

                        NOTES TO THE FINANCIAL STATEMENTS

              (Including Data Applicable to the Unaudited Periods)


NOTE A - THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Nature of Business

         BIO-key International, Inc., formerly SAC Technologies, Inc. (the Company) is a development stage company incorporated on January 7, 1993 (date of inception) and has operations in Minneapolis, Minnesota and Las Vegas, Nevada. The Company's goal is to develop and market advanced biometric fingerprint technology solutions that provide fast, easy and highly secure personal identification for online access to computers and networks. The Company's fingerprint identification techniques can be used without the aid of a personal identification number. The Company's target market includes Internet application service providers, Internet based retailers and other operators of private networks, and entities where security and identification applications are required, including the aviation industry.

         Interim Financial Information (Unaudited)

         The accompanying balance sheet as of March 31, 2002, the statements of operations and cash flows for the three months ended March 31, 2001 and 2002 and for the period from inception (January 3, 1993) to March 31, 2002, and the statement of stockholders' deficit for the three months ended March 31, 2002, are unaudited. However, in the opinion of management, these statements include all adjustments, consisting solely of normal recurring adjustments, necessary for the fair presentation of results for these interim periods. The results of operations for the three months ended March 31, 2002 are not necessarily indicative of results to be expected for the entire year, or for any other interim period.

         Basis of Presentation

         Broad commercial acceptance of the Company's technology is critical to the Company's success and ability to generate revenues. The Company has had no significant revenues to date, and has accumulated losses since inception of approximately $18,339,000 as of December 31, 2001 ($19,391,000 as of March 31, 2002), of which approximately $2,284,000 was incurred during 2001 ($1,052,000 for the three-month period ended March 31, 2002). As of December 31, 2001, there was a stockholders' deficit of approximately $3,897,000 ($4,722,000 as of March 31, 2002).

         The Company is in need of substantial additional capital. The Company is currently considering various alternatives related to raising additional capital including continued funding from an investment group and new funding from other sources. No assurance can be given that any form of additional financing will be available on terms acceptable to the Company, that adequate financing will be obtained to meet its needs, or that such financing would not be dilutive to existing stockholders.

                           BIO-key International, Inc.
                    (a Corporation in the Development Stage)

                        NOTES TO THE FINANCIAL STATEMENTS

              (Including Data Applicable to the Unaudited Periods)


NOTE A - THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

         Basis of Presentation - Continued

         The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. The matters described in the preceding paragraphs raise substantial doubt about the Company's ability to continue as a going concern. Recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon the Company advancing beyond the development stage, which in turn is dependent upon the Company's ability to obtain additional financing, meet its financing requirements on a continuing basis, and succeed in its future operations. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue in existence.

         Summary of Significant Accounting Policies

         A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

         1.       Revenue Recognition

         Revenues from software licensing is recognized in accordance with Statement of Position (SOP) No. 97-2, Software Revenue Recognition, as amended by SOP No. 98-9. Accordingly, revenue from software licensing is recognized when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility is probable.

         The Company intends to enter into arrangements with end users for items which may include software license fees, usage fees and services or various combinations thereof. For each arrangement, revenues will be recognized when evidence of an agreement has been documented, the fees are fixed or determinable, collection of fees is probable, delivery of the product has occurred and no other significant obligations remain.

         Multiple-element arrangements: For multiple-element arrangements, each element of the arrangement will be analyzed and the Company will allocate a portion of the total fee under the arrangement to the elements using vendor specific objective evidence of fair value of the element, regardless of any separate prices stated within the contract for each element. Vendor specific objective evidence is based on the price the customer is required to pay when the element is sold separately (i.e., software license fees charged when consulting or other services are not provided, hourly rates charged for consulting services when sold separately from a software license or usage fees). If vendor specific objective evidence of fair value does not exist for any undelivered elements, all revenue is deferred and recognized ratably over the service period if the undelivered element is services, or until sufficient objective evidence of fair value exists or all elements have been delivered.

                           BIO-key International, Inc.
                    (a Corporation in the Development Stage)

                        NOTES TO THE FINANCIAL STATEMENTS

              (Including Data Applicable to the Unaudited Periods)


NOTE A - THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

         1.       Revenue Recognition - Continued

         License revenues: Amounts allocated to license revenues are recognized at the time of delivery of the software and all other revenue recognition criteria discussed above have been met.

         Service revenues: Revenues from services are comprised of consulting and implementation services. Consulting services are generally sold on a time-and-materials basis and include a range of services including installation of software and assisting in the design of interfaces to allow the software to operate in customized environments. Services are generally separable from other elements under the arrangement since performance or the services are not essential to the functionality of any other element of the transaction and are described in the contract such that the total price of the arrangement would be expected to vary as the result of the inclusion or exclusion of the services. Revenues from services are generally recognized as the services are performed.

         Usage fees: Usage fees are charged on certain applications based on the customer's volume of use. Usage revenue is recognized based on the actual level of activity used by the customer or, in the case of fixed-fee arrangements, ratably over the arranged time period.

         Although each sale will be separately negotiated, the Company does not anticipate offering customers any extended payment terms.

         The Company provides customers, free of charge or at a minimal cost, testing kits which potential licensing customers may use to test compatibility/acceptance of the Company's technology with the customer's intended applications.

         2.       Cash and Cash Equivalents

         Cash equivalents consist of certificates of deposit and all other liquid investments with original maturities of three months or less. The Company maintains its cash balances in a financial institution in Nevada. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

         3.       Equipment, Furniture and Fixtures

         Equipment, furniture and fixtures are stated at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated services lives of three and five years using the straight-line method. Equipment, furniture and fixtures consisted of the following as of:

                                               December 31
                                         ----------------------   March 31,
                                            2000        2001        2002
                                         ----------  ----------  ----------
         Equipment                       $ 206,363   $ 206,363   $ 206,363
         Furniture and fixtures             36,550      36,550      36,550
                                         ----------  ----------  ----------
                                           242,913     242,913     242,913
         Less accumulated depreciation     210,971     242,913     242,913
                                         ----------  ----------  ----------
                                         $  31,942   $      --   $      --
                                         ==========  ==========  ==========

                           BIO-key International, Inc.
                    (a Corporation in the Development Stage)

                        NOTES TO THE FINANCIAL STATEMENTS

              (Including Data Applicable to the Unaudited Periods)


NOTE A - THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

         4.       Advertising Expense

         The Company expenses the costs of advertising as incurred. Advertising expenses for the years ended December 31, 1999, 2000, 2001 and for the period from inception (January 7, 1993) through December 31, 2001, for the three months ended March 31, 2001 and 2002, and for the period from inception (January 7, 1993) through March 31, 2002 were approximately $63,000, $6,000, $1,000, $216,000, $2,000, $3,000, and $219,000,
         respectively.

         5.       Research and Development Expenditures

         All costs related to development of new products are charged to expense as incurred. Such costs are required to be expensed until technological feasibility and proven marketability of the product are established.

         6.       Basic and Diluted Loss per Common Share

         Basic and diluted loss per share for all periods presented is computed using the weighted average number of common shares outstanding. Basic weighted average shares outstanding include only outstanding common shares. Shares reserved for outstanding warrants, stock options or convertible preferred stock are not considered because the impact of the incremental shares is antidilutive.

         7.       Income Taxes

         The Company provides for income taxes based on income reported for financial reporting purposes. Certain charges to earnings differ as to timing from those deducted for tax purposes; these relate primarily to net operating loss carryforwards. The tax effect of these differences are recorded as deferred income taxes.

         8.       Accounting for Stock-Based Compensation

         The Company uses the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) in accounting for employee stock options. Under the intrinsic value method, compensation expense is recognized only to the extent the market price of the common stock exceeds the exercise price of the stock option at the date of the grant.

         In the future, if employees exercise certain nonstatutory stock options, the Company may realize a tax benefit equal to the tax effect on the difference between the strike price of the option and the fair market value of the stock on the day of exercise. Tax benefits realized, if any, by the Company will be credited to additional paid-in capital. Similar accounting treatment is also given to any tax benefits the Company may realize arising from employees making disqualifying dispositions of incentive stock options.

                           BIO-key International, Inc.
                    (a Corporation in the Development Stage)

                        NOTES TO THE FINANCIAL STATEMENTS

              (Including Data Applicable to the Unaudited Periods)


NOTE A - THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

         9.       Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the reported amounts of receivables and expenses during the reporting period, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates. Estimates are used for such items as valuation of deferred income taxes, conversion features of convertible debentures and preferred stock, and stock options and warrants outstanding.

NOTE B - PREPAID EXPENSES

         Prepaid expenses consisted of the following at:

                                               December 31
                                         ----------------------   March 31,
                                            2000        2001        2002
                                         ----------  ----------  ----------
         Consulting fees                 $       --  $  188,275  $  199,350
         Insurance                           21,745      18,359      17,811
         Other                                   --          --      11,359
                                         ----------  ----------  ----------
                                         $   21,745  $  206,634  $  228,520
                                         ==========  ==========  ==========

         In November 2001, the Company entered into agreements with consultants under which the consultants will arrange to make introductions of senior executives of entities which may become business partners of the Company. The terms of the consulting agreements required an initial cash payment of approximately $332,000. As discussed further in Note H, the agreements also call for contingent additional fees based on future sales, if any, generated by these introductions. The prepaid fees are being amortized to expense over the ten-month term of the agreements.

                           BIO-key International, Inc.
                    (a Corporation in the Development Stage)

                        NOTES TO THE FINANCIAL STATEMENTS

              (Including Data Applicable to the Unaudited Periods)


NOTE C - OTHER ASSETS

         Other assets consisted of the following as of:

                                               December 31
                                         ----------------------   March 31,
                                            2000        2001        2002
                                         ----------  ----------  ----------
         Deferred financing costs        $      --   $      --   $  67,000
         Patents pending                    22,948      26,706      26,961
         Security deposits                  16,123      15,000      15,000
         Other                              11,524          --          --
                                         ----------  ----------  ----------
                                         $  50,595   $  41,706   $ 108,961
                                         ==========  ==========  ==========

         In March 2002, the Company engaged an investment banking firm to advise the Company regarding raising additional capital through the potential future issuance of the Company's equity, debt or convertible securities. The firm is to receive a nonrefundable retainer fee of $50,000 and has been granted a warrant to purchase 25,000 shares of the Company's common stock at an exercise price of $1.00 per share through the next four years. The estimated value of the warrant is $17,000.

NOTE D - ACCRUED LIABILITIES

         Accrued liabilities consisted of the following as of:

                                               December 31
                                         ----------------------   March 31,
                                            2000        2001        2002
                                         ----------  ----------  ----------
         Penalties due investment group  $  763,625  $       --  $       --
         Interest                           256,071      42,509     148,982
         Compensation                        85,680      36,699      40,733
         Other                               16,313      11,367      35,583
                                         ----------  ----------  ----------
                                         $1,121,689  $   90,575  $  225,298
                                         ==========  ==========  ==========

         As discussed further in Note F, the Company had accrued penalties payable to an investment group for not timely filing a registration statement in connection with the Company's issuance of its Series A Preferred Stock. As discussed further in Note F, all accrued penalties were converted into a long-term debenture in November 2001.

                           BIO-key International, Inc.
                    (a Corporation in the Development Stage)

                        NOTES TO THE FINANCIAL STATEMENTS

              (Including Data Applicable to the Unaudited Periods)


NOTE E - RECAPITALIZATION TRANSACTION

         On November 26, 2001, the Company completed a recapitalization transaction (the Transaction) with an investment group (the Investor). As a result of the Transaction, the Company converted approximately $4.6 million of short-term debt and accruals into long-term convertible notes and debentures, obtained $1.065 million of additional funding and issued shares of its newly designated Series B 9% convertible preferred stock in exchange for all of the issued and outstanding shares of its Series A 9% convertible preferred stock and the cumulative dividends in arrears due thereon. Additionally, the Investor forgave $300,250 of previously accrued penalties which has been treated as an extraordinary gain in 2001 in the accompanying financial statements. Under the terms of the Transaction, the Investor agreed to provide up to $1.08 million of additional financing in incremental monthly installments during the six-month period commencing March 1, 2002, subject to certain conditions being satisfied.

NOTE F - NOTES PAYABLE

         Notes payable consisted of the following as of:

                                               December 31
                                         ----------------------   March 31,
                                            2000        2001        2002
                                         ----------  ----------  ----------
         Notes payable to investment
           group with interest at 10%;
           unsecured, converted to
           long-term in 2001             $1,400,000  $       --  $       --
                                         ==========  ==========  ==========

         All of the above short-term notes were converted to a long-term note in November 2001 as part of the Transaction discussed in Note E.

NOTE G - LONG-TERM OBLIGATIONS

         Long-term obligations consisted of the following as of:

                                               December 31
                                         ----------------------   March 31,
                                            2000        2001        2002
                                         ----------  ----------  ----------
         Secured convertible note, 10%   $       --  $4,092,920  $4,092,920
         Zero interest convertible
           debenture                             --   1,000,000   1,000,000
         Convertible debenture, 5%          598,455     316,000     216,000
         Investor notes, 10%                     --          --     180,000
         Discounts assigned to fair
           values of conversion
           feature and warrants                  --  (1,077,682)   (923,728)
                                         ----------  ----------  ----------
                                            598,455   4,331,238   4,565,192
           Less current maturities         (598,455)         --          --
                                         ----------  ----------  ----------
                                         $       --  $4,331,238  $4,565,192
                                         ==========  ==========  ==========

                           BIO-key International, Inc.
                    (a Corporation in the Development Stage)

                        NOTES TO THE FINANCIAL STATEMENTS

              (Including Data Applicable to the Unaudited Periods)


NOTE G - LONG-TERM OBLIGATIONS - CONTINUED

         A summary of the Company's long-term notes and debentures issued as part of the Transaction are as follows:

         o SECURED CONVERTIBLE NOTE. Prior to the Transaction, the Company had unsecured short-term notes from the Investor in the aggregate principal amount of $2,770,000. The Investor converted this amount and associated accrued interest of $257,920 together with additional financing of $1,065,000 into a secured convertible note in the principal amount of $4,092,920 (the Convertible Note). The Convertible Note is due September 30, 2003 and accrues interest at 10%, payable quarterly commencing September 2002. The note is convertible into shares of the Company's common stock at a conversion price of $0.75 per share. The note is collateralized by substantially all of the Company's assets.

            In conjunction with the issuance of the Convertible Note, the Company issued a warrant to the Investor to purchase 4,000,000 shares of common stock at $1.00 per share through November 26, 2006. The Convertible Note was recorded net of a $1,016,000 discount assigned to the fair value or the warrant. The value assigned to the warrant is being amortized as interest expense over the twenty-two month life of the Convertible Note. The fair value assigned to the warrant was estimated on the grant date using the Black-Scholes pricing model. The assumptions used to determine the fair value of the grant included the following assumptions: risk-free interest rate of 3.5%, expected life of three years, stock price volatility of 175%, and expected dividends of zero.

         o ZERO INTEREST CONVERTIBLE DEBENTURE. During the past two years, the Company had accrued penalties under a previous registration rights agreement with the Investor in the amount of $1,300,250. The Investor agreed to reduce the penalty by $300,250 and converted the balance into a convertible debenture in the principal amount of $1,000,000. The debenture is due September 30, 2003 and bears a stated interest rate of zero. The debenture is convertible into shares of the Company's common stock at a conversion price of $0.75 per share. The $300,250 reduction in previously accrued penalties has been treated as an extraordinary gain for 2001 in the accompanying financial statements.

         o 5% CONVERTIBLE DEBENTURE: A convertible debenture in the principal amount of $539,625 was issued in exchange for the cancellation of an outstanding 5% debenture in the principal amount of $418,000 plus accrued interest of $121,625. The new convertible debenture is due September 30, 2003 and accrues interest at 5%, payable quarterly commencing in August 2002. The new debenture is convertible into shares of the Company's common stock at a per share conversion price equal to the lesser of $0.75 or a 22% discount to the average of the closing price of the common stock for the five days preceding conversion.

            The new convertible debenture was recorded net of a $113,000 discount assigned to the fair value of the beneficial conversion feature. The value assigned to the conversion feature is being amortized as interest expense over the twenty-two month life of the debenture in accordance with Emerging Issues Task Force (EITF) No. 00-27 and EITF No. 98-5.

                           BIO-key International, Inc.
                    (a Corporation in the Development Stage)

                        NOTES TO THE FINANCIAL STATEMENTS

              (Including Data Applicable to the Unaudited Periods)


NOTE G - LONG-TERM OBLIGATIONS - CONTINUED

         As part of the Company's November 2001 recapitalization transaction, the Investor agreed to provide up to $1,080,000 of additional financing in incremental monthly advances during the six-month period commencing March 1, 2002, subject to certain conditions. In March 2002, the Company received $180,000 and issued a note payable to the Investor. The terms of the note require the principal to be repaid on September 30, 2003, interest to be accrued at 10%, payable semi-annually on April 30 and September 30 commencing September 30, 2002, and provides for conversion of principal and accrued interest into shares of the Company's common stock at a conversion price of $0.75 per share.

         Primarily all of the Company's interest expense was related to obligations due the Investor. The conversion and exercise prices of the Company's convertible instruments, options and warrants discussed here and elsewhere were determined by individual negotiation between the Company and the individual security holder or grantee.

NOTE H - COMMITMENTS AND CONTINGENCIES

         Operating Leases

         The Company operates a leased facility in Minnesota under a non-cancelable operating lease that expires in August 2004. In addition to base rent, the Company pays for property taxes, maintenance, insurance, and other occupancy expense applicable to the leased premises.

         Minimum rental commitments of non-cancelable operating leases are approximately as follows:

              Year ending December 31, 2002        $ 40,000
              Year ending December 31, 2003          42,000
              Year ending December 31, 2004          29,000
                                                   --------
                                                   $111,000
                                                   ========

         Rental expense for the years ended 1999, 2000, 2001 and for the period from inception (January 7, 1993) through December 31, 2001, for the three months ended March 31, 2001 and 2002 and for the period from inception (January 7, 1993) through March 31, 2002, was approximately $124,000, $89,000, $70,000 and $489,000 $26,000, $16,000, and $505,000,
         respectively.

                           BIO-key International, Inc.
                    (a Corporation in the Development Stage)

                        NOTES TO THE FINANCIAL STATEMENTS

              (Including Data Applicable to the Unaudited Periods)


NOTE H - COMMITMENTS AND CONTINGENCIES - CONTINUED

         Contingent Consultant Fees

         In November 2001, the Company entered into an agreement with a consultant and an associate. In addition to fixed fees, the agreement requires contingent future consulting fees to be paid based on future sales, if any, generated by introductions, as defined, made by the consultant. The contingent fee is to be 2.19% of such sales, including product sales, sale or licensing of technology, or sale of an equity interest in the Company. The consultant and the associate have the option to convert the contingent fees, if any, into shares of the Company's common stock (but no more than 525,000 shares) at a conversion price of $0.38 per share. The agreement expires in August 2002.

         Employment Agreements

         The Company has employment agreements with four individuals. The employment agreements contain non-compete clauses that restrict the employees from competing with the Company following a termination of employment from the Company. In the event of termination, as defined, the agreements provide each employee with severance payments. As of December 31, 2001, the aggregate commitment was approximately $372,000 ($262,000 as of March 31, 2002).

         Litigation Settlements

         During 1999, a former licensor of technology to the Company commenced litigation claiming breach of contract. The Company filed a counter-claim. In August 2001, the Company and the plaintiff reached a settlement whereby both parties release each other from all claims, the plaintiff agreed to deliver copies of certain software to the Company, and the Company agreed to pay $50,000 to the plaintiff in various installments through April 2002. The entire settlement amount was charged to expense in 2001. The remaining unpaid balance was $30,000 as of December 31, 2001 and March 31, 2002.

         In July 2000, litigation was commenced against the Company alleging breach of a licensing agreement and conversion of certain proprietary technology. In August 2000, the Company and plaintiff reached a settlement and entered into a new agreement whereby: a) ownership of each of the parties' technologies was clarified; b) previously existing contracts between the two parties were terminated; c) royalties or payables due between the two parties were discharged; d) the Company granted the plaintiff certain royalty-free rights and licenses to manufacture and sell certain hardware devices; and e) the Company granted the plaintiff certain other rights, including the right to purchase certain inventory items at terms and prices similar to those offered to other customers.

                           BIO-key International, Inc.
                    (a Corporation in the Development Stage)

                        NOTES TO THE FINANCIAL STATEMENTS

              (Including Data Applicable to the Unaudited Periods)


NOTE H - COMMITMENTS AND CONTINGENCIES - CONTINUED

         Future Public Offering Costs

         In June 1998, the Company entered into an agreement with its underwriter, whereby the underwriter agreed to waive all future rights of first refusal to sell the Company's securities. In exchange for this, the Company agreed to pay the underwriter $100,000, of which $34,000 was paid at the closing of the sale of certain debentures and $66,000 is due upon completion of a future public offering, if one occurs.

NOTE I - STOCKHOLDERS' EQUITY

         Issuance of Series B 9% Convertible Preferred Stock

         In November 2001, the Company issued 21,430 shares of its newly authorized Series B 9% convertible preferred stock (the Series B Preferred Stock) in exchange for all 18,449 outstanding shares of its Series A 9% convertible preferred stock (the Series A Preferred Stock) and cumulative dividends in arrears of $281,049 due thereon.

         The Series B Preferred Stock accrues dividends of 9% payable semi-annually on June 15 and December 15 in cash, or at the option of the Company, in additional shares of its common stock. As of December 31, 2001, cumulative dividends in arrears were approximately $10,000. The Series B shares are redeemable only at the option of the Company, so long as the Company's common stock is eligible for quotation on the OTC Bulletin Board and the shares issuable upon conversion are subject to an effective registration statement. The Series B shares are convertible into shares of the Company's common stock at a per share conversion price equal to the lesser of $0.75 or a 22% discount to the average closing price of the common stock for the five days preceding conversion. The Series B shares have no voting rights.

         The fair value assigned to the beneficial conversion feature of the Series B shares was $451,000. The $451,000 is analogous to a dividend and was immediately recognized as a return to the preferred stockholder since the Series B shares are immediately convertible into common stock.

         The terms of a Registration Rights Agreement with the Investor require the Company to file a registration statement with the SEC covering the resale of any shares of common stock issuable upon any conversion of the Series B Preferred Stock or convertible debt or the exercise of any of the Investor's warrants. If the Company does not file the registration statement with the SEC by March 31, 2002 or if such registration statement is not declared effective by the SEC by May 30, 2002, the Company is required to pay a penalty to the Investor equal to 2% of the outstanding face value of the preferred stock.

                           BIO-key International, Inc.
                    (a Corporation in the Development Stage)

                        NOTES TO THE FINANCIAL STATEMENTS

              (Including Data Applicable to the Unaudited Periods)


NOTE I - STOCKHOLDERS' EQUITY - CONTINUED

         Issuances of Series A 9% Convertible Preferred Stock

         In July 1999, the Company issued to the Investor 13,125 shares of its Series A 9% Preferred Stock. The face value of the preferred stock issued was $1,312,500. In conjunction with the issuance of preferred stock, the Company also issued to the Investor a warrant to purchase 131,250 shares of the Company's common stock at $1.196 per share exercisable through June 2004. The Company received net cash proceeds of $700,539 after giving effect to a $437,500 discount to the face value of the Preferred Stock, offering costs of $74,461 and repayment of a $100,000 note to the Investor.

         The fair value assigned to the beneficial conversion feature of the 13,125 Series A shares was $285,000. The $285,000 fair value of the conversion feature is analogous to a dividend and was immediately recognized as a return to the preferred stockholder since the Series A shares were immediately convertible into common stock.

         In March 2000, the Company issued to the Investor 6,750 shares of its Series A 9% Preferred Stock. The face value of the preferred stock was $675,000. In conjunction with the issuance of the preferred stock, the Company also issued to the Investor a warrant to purchase 67,500 shares of common stock at $1.309 per share exercisable through March 2005. The Company received net cash proceeds of $183,519 after giving effect to a $225,000 discount to the face amount of the preferred stock, offering costs of $16,481, and repayment of $250,000 of notes outstanding to the Investor.

         The fair value assigned to the beneficial conversion feature of the 6,750 Series A shares was $141,000. The $141,000 fair value of the conversion feature is analogous to a dividend and was immediately recognized as a return to the preferred stockholder since the Series A shares were immediately convertible into common stock.

         The Series A shares issued in 1999 are convertible into shares of common stock at a conversion price equal to the lesser of: (a) $1.10, or (b) a 22% discount to the average closing price of the Company's common stock of the five days prior to conversion. The Series A shares issued in 2000 are convertible into shares of common stock at a conversion price equal to the lesser of (a) $1.169 or (b) a 22% discount to the average closing price of the Company's common stock of the five days prior to conversion. The conversion prices are subject to adjustment in the event the Company issues additional common stock options, warrants or other convertible securities without consideration, or for consideration per share less than the effective conversion price in effect on the date of issuance, as defined.

         In conjunction with the issuance of the Series B Preferred Stock, all previously issued shares of Series A Preferred Stock were retired and canceled and became authorized but unissued shares of preferred stock.

                           BIO-key International, Inc.
                    (a Corporation in the Development Stage)

                        NOTES TO THE FINANCIAL STATEMENTS

              (Including Data Applicable to the Unaudited Periods)


NOTE I - STOCKHOLDERS' EQUITY - CONTINUED

         Warrants

         The Company has issued warrants to certain creditors, investors, underwriters and consultants. A summary of warrant activity is as follows:

                                                                                                       Exercisable at
                                                                      Price per        Expiration       December 31,
                                                   Outstanding          share             date              2001
                                                   ----------         ----------       ----------        ----------
           Balance, December 31, 1998                 639,716                                               413,216

                Granted in connection with
                    issuance of Series A
                    preferred stock                   131,250               1.20             2004           131,250
                Sold to outside investors             320,000          0.84-1.00             2002           320,000
                Expired                               (92,500)         1.00-3.00                -                 -
                                                    ---------                                             ---------

           Balance, December 31, 1999                 998,466                                               864,466

                Granted in connection with
                    issuance of Series A
                    preferred stock                    67,500               1.31             2005            67,500
                Granted to acquire software           400,000               1.00             2004           400,000
                Granted to consultants                 50,000               1.00             2005            50,000
                                                    ---------                                             ---------

           Balance, December 31, 2000               1,515,966                                             1,381,966

                Granted in connection with 10%
                    secured convertible  note
                    payable                         4,000,000               1.00             2006         4,000,000

                Granted to consultants                295,932          0.38-1.00             2006           295,932
                                                    ---------                                             ---------

           Balance, December 31, 2001               5,811,898                                             5,677,898

                Granted to consultants                 50,000               1.00             2006            50,000

                Replace previously issued
                    option with warrant of
                    identical terms and
                    expiration                        168,000               1.00             2003           168,000
                                                    ---------                                             ---------

           Balance, March 31, 2002                  6,029,898                                             5,895,898
                                                    =========                                             =========

           Exercised through December 31, 2001
                and March 31, 2002                                                                            7,500
                                                                                                          =========

                           BIO-key International, Inc.
                    (a Corporation in the Development Stage)

                        NOTES TO THE FINANCIAL STATEMENTS

              (Including Data Applicable to the Unaudited Periods)


NOTE I - STOCKHOLDERS' EQUITY - CONTINUED

         Warrants - Continued

         The estimated fair value of the warrants granted during 1999, 2000, 2001 and the three-month periods ended March 31, 2001 and 2002 was $54,000, $220,500, $1,171,000, $0 and $32,000, respectively. The estimated fair value of the 295,932 warrants granted to consultants in 2001 was $150,000 of the $1,171,000 total for the year. The fair value of warrants is estimated as of the grant date using the Black-Scholes pricing model utilizing the same assumptions described in Note J. The fair value of warrants granted for goods and services are amortized and charged to expense over the periods earned.

NOTE J - STOCK-BASED COMPENSATION

         1996 Stock Option Plan

         During 1996, the Board of Directors and stockholders of the Company adopted the 1996 Stock Option Plan (the 1996 Plan). Under the 1996 Plan, 750,000 shares of common stock are reserved for issuance to employees, officers, directors, and consultants of the Company at exercise prices which may not be below 100% of fair market value for incentive stock options and 50% for all others. The term of stock options granted may not exceed ten years. Options issued under the Plan vest pursuant to the terms of stock option agreements with the recipients. In the event of a change in control, as defined, all options outstanding vest immediately. The Plan terminates in May 2006.

         1999 Stock Option Plan

         During 1999, the Board of Directors of the Company adopted the 1999 Stock Option Plan (the 1999 Plan). The plan was not presented to stockholders for approval and thus incentive stock options are not available under the plan. Under the 1999 Plan, 2,000,000 shares of common stock are reserved for issuance to employees, officers, directors, and consultants of the Company at exercise prices which may not be below 85% of fair market value. The term of nonstatutory stock options granted may not exceed ten years. Options issued under the Plan vest pursuant to the terms of stock option agreements with the recipients. In the event of a change in control, as defined, all options outstanding vest immediately. The Plan terminates in August 2009.

         Non-Plan Stock Options

         Periodically, the Company has granted options outside of the 1996 and 1999 Plans to various employees and consultants. In the event of change in control, as defined, certain of the non-plan options outstanding vest immediately.

                           BIO-key International, Inc.
                    (a Corporation in the Development Stage)

                        NOTES TO THE FINANCIAL STATEMENTS

              (Including Data Applicable to the Unaudited Periods)


NOTE J - STOCK-BASED COMPENSATION - CONTINUED

         Summary of Option Information

         Information summarizing option activity is as follows:

                                                          Number of shares                                    Weighted
                                          ------------------------------------------------      Range of      average
                                             1996         1999         Non-                     exercise      exercise
                                             plan         plan         Plan        Total         prices        price
                                          ---------    ----------    ----------    ----------    ----------    ----------

             Balance, December 31, 1998     474,334            --       498,000       972,334   $1.00-10.75    $     3.74

                  Granted                   300,000       885,548       540,000     1,725,548     .50- 1.00           .91
                  Exercised                 (26,000)           --            --       (26,000)   1.00- 1.13          1.10
                  Expired or canceled      (278,009)           --            --      (278,009)   1.13-10.75          3.74
                                          ---------    ----------    ----------    ----------

             Balance, December 31, 1999     470,325       885,548     1,038,000     2,393,873     .50-10.75          1.73

                  Granted                        --       400,000       850,000     1,250,000     .27- 1.22           .74
                  Relinquished             (185,610)     (222,000)           --      (407,610)    .88-  .91           .89
                  Expired or cancelled     (170,335)     (446,879)     (407,000)   (1,024,214)    .88-10.75          1.80
                                          ---------    ----------    ----------    ----------

             Balance, December 31, 2000     114,380       616,669     1,481,000     2,212,049     .27 -6.42          1.28

                  Granted                   276,000       840,000       730,000     1,846,000     .19 - .46           .40
                  Expired or canceled            --            --      (230,000)     (230,000)    .27 - .91           .54
                                          ---------    ----------    ----------    ----------


             Balance, December 31, 2001     390,380     1,456,669     1,981,000     3,828,049     .19 -6.42           .86

                  Granted                        --        75,000            --        75,000          1.00          1.00
                  Expired or canceled            --       (75,000)     (168,000)     (243,000)   1.00 -1.04          1.01
                                          ---------    ----------    ----------    ----------


             Balance, March 31, 2002        390,380     1,456,669     1,813,000     3,660,049
                                          =========    ==========    ==========    ==========

             Available for future
                  grants, December 31,
                  2001                      266,620       543,331            NA       809,951
                                          =========    ==========    ==========    ==========

         Additional information regarding outstanding options as of December 31, 2001 is as follows:

                                                                                     Shares exercisable under
                           Shares under outstanding options                             outstanding options
         ---------------------------------------------------------------------   ---------------------------------

                                                                  Weighted
                                                 Weighted          average                             Weighted
                                                  average         remaining                            average
            Range of           Number of         exercise           life             Number            exercise
         exercise prices        shares             price         (in years)        exercisable          price
         ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
           $  .27 -  .50         1,796,000      $        .30               6.3         1,156,000   $           .35
              .63 -  .97         1,353,049               .76               4.6           501,049               .76
             1.00 - 3.00           626,000              2.22               1.6           626,000              2.22
             3.22 - 6.42            53,000              6.12               5.7            53,000              6.12

         Information regarding outstanding options as of March 31, 2002 is not materially different from that as of December 31, 2001.

                           BIO-key International, Inc.
                    (a Corporation in the Development Stage)

                        NOTES TO THE FINANCIAL STATEMENTS

              (Including Data Applicable to the Unaudited Periods)


NOTE J - STOCK-BASED COMPENSATION - CONTINUED

         Summary Option Information - Continued

         The weighted average fair value of options granted to employees and directors during 1999, 2000, 2001 and for the three-month periods ended March 31, 2001 and 2002 were $0.84, $0.69, $0.15 , $0 and $0.54 per share, respectively. The fair value of each option grant is estimated as of the date of the grant using the Black-Scholes option-pricing model utilizing the same assumptions presented in the proforma compensation disclosure section below.

         During 1997 and 1998, options for 360,000 and 40,000 shares, respectively, were granted to employees at per share exercise prices less than the fair market value of the common stock at the date of issuance. The difference between the option exercise price and estimated fair value of common stock at the date of grant for these options was $225,400 and $58,520, respectively, and has been reflected as unearned compensation in the accompanying balance sheets and is being recognized as expense over the vesting period of the grants. In connection with certain employee terminations, $184,191 and $42,920 of unearned compensation was reversed during 1997 and 1999, respectively, with no resulting impact to the statement of operations.

         Options were granted to consultants and strategic partners during 1999, 2000 and 2001 totaling 540,000, 570,000 and 276,000 shares, respectively,. There were no options granted to consultants or strategic partners in the three-month periods ended March 31, 2001 and 2002. The estimated fair value of the options granted to consultants and strategic partners which vested in 1999, 2000 and 2001 was $147,875, $323,984, and $1,387,000, respectively.

         Proforma Compensation Disclosure

         The Company has adopted Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" (SFAS No. 123) which encourages, but does not require, a fair-value based method of accounting for employee stock options. As permitted under SFAS 123, the Company has continued to account for employee stock options using the intrinsic value method outlined in APB 25, "Accounting for Stock Issued to Employees." Accordingly, no compensation expense has been recognized by the Company for its stock options granted to employees or directors.

                           BIO-key International, Inc.
                    (a Corporation in the Development Stage)

                        NOTES TO THE FINANCIAL STATEMENTS

              (Including Data Applicable to the Unaudited Periods)


NOTE J - STOCK-BASED COMPENSATION - CONTINUED

         Proforma Compensation Disclosure - Continued

         If compensation expense for the stock options granted had been determined based on the fair value at the grant dates consistent with the method of SFAS No. 123, the Company's proforma net loss and proforma loss per share would have been as follows:

                                                                           January 7,                                    January 7,
                                                                         1993 (date of                                 1993 (date of
                                                                           inception)                                    inception)
                                         Years ended December 31,           through      Three months ended March 31      through
                             ------------------------------------------   December 31,   ---------------------------      March 31,
                                 1999           2000            2001          2001            2001            2002         2002
                             -------------  -------------  ------------   ------------   ------------   ------------   ------------
         Net loss
           As reported       $ (3,428,357)  $ (3,130,353)  $ (2,283,774)  $(18,339,455)  $   (747,735)  $ (1,051,575)  $(19,391,030)
           Proforma            (3,760,357)  $ (3,313,353)    (2,480,774)   (18,536,455)      (782,735)    (1,087,575)   (19,624,030)

         Loss applicable to
           common
           stockholders
             As reported     $ (3,769,957)    (3,437,678)    (2,834,252)   (19,538,758)      (747,735)  $ (1,051,575)   (20,590,333)
             Proforma          (4,101,957)    (3,620,578)    (3,031,252)   (19,735,758)      (782,735)    (1,087,575)   (20,823,333)

         Basic and diluted
           loss per common
           share
             As reported     $       (.45)  $       (.36)  $       (.26)  $      (2.86)  $       (.07)  $       (.08)  $      (2.94)
             Proforma                (.49)          (.38)          (.28)         (2.89)          (.08)          (.09)         (2.98)

         In determining the proforma compensation cost of the options granted, the fair value of each grant was estimated on the date of grant using the Black-Scholes option pricing model. The assumptions used to determine the fair value of each grant included the following weighted average assumptions:

                                             1999     2000     2001     2002
                                            ------   ------   ------   -----
         Risk free interest rate              6.30%    5.00%    3.50%    3.50%
         Expected life of options (in years)  4.00     4.00     3.00     3.00
         Expected dividends                     --       --       --       --
         Volatility of stock price             187%   1,655%     175%     175%

                           BIO-key International, Inc.
                    (a Corporation in the Development Stage)

                        NOTES TO THE FINANCIAL STATEMENTS

              (Including Data Applicable to the Unaudited Periods)


NOTE K - INCOME TAXES

         Deferred taxes are due to income tax credits and net operating loss carryforwards, and to the temporary differences between the carrying values of certain assets and liabilities for financial reporting and income tax purposes. Significant components of deferred taxes are as follows at:

                                                              December 31
                                                     ---------------------------      March 31,
                                                         2000              2001         2002
                                                     -----------    ------------    -----------
         Short-term items:
              Allowances for doubtful receivables    $        --    $         --    $        --
              Accrued compensation                        46,000          13,000         13,000
              Accrued penalties                          272,000              --             --
              Accrued interest                            91,000              --             --
         Long-term items:
              Depreciation and other                      10,000              --             --
              Accrued interest                                --          15,000         54,000
              Income tax credits                          97,000         112,000        112,000
              Net operating loss carryforwards         5,205,000       6,726,000      6,842,000
                                                     -----------    ------------    -----------
                                                       5,721,000       6,866,000      7,021,000

         Less valuation allowances                    (5,721,000)     (6,866,000)    (7,021,000)
                                                     -----------    ------------    -----------
                                                     $        --    $         --    $        --
                                                     ===========    ============    ===========

         A valuation allowance equal to the full amount of the deferred tax asset has been recorded due to the uncertainty of realization of the deferred tax assets due to the development stage nature and operating loss history of the Company. The valuation allowance could be reduced or eliminated based on future earnings and future estimates of taxable income. Similarly, income tax benefits related to stock options exercised have not been recognized in the financial statements.

         The Company has federal and Minnesota net operating loss carryforwards of approximately $18,155,000 and $9,330,000, respectively, as of December 31, 2001. These operating losses expire between 2008 and 2021. Net operating loss carryforwards may be subject to the limitations under Section 382 of the Internal Revenue Code due to changes in the equity ownership of the Company.

                           BIO-key International, Inc.
                    (a Corporation in the Development Stage)

                        NOTES TO THE FINANCIAL STATEMENTS

              (Including Data Applicable to the Unaudited Periods)


NOTE L - RELATED PARTY TRANSACTIONS

         In addition to the transactions with the Investor discussed in Notes D, E, G and I, a summary of significant related party transactions is as follows:

                                                                             January 7,
                                                                           1993 (date of
                                                                             inception)
                                               Years ended December 31,       through
                                          --------------------------------  December 31,
                                            1999        2000        2001        2001
                                          --------    --------    --------    --------
Sales to:
     Stockholder                          $ 10,000    $     --          --    $629,000
     Entity partially owned by
          Company                               --          --          --     209,000
     Entity related to underwriter
          and holder of options                 --          --          --     244,900
Purchase of optics technology from
     stockholder                                --          --          --     117,000
Purchase of component parts from
     entity owned by stockholder
     and director                               --          --          --     308,800
Rent, assembly, and design
     services purchased from affiliate          --          --          --      77,000
Equipment purchased from stockholder            --          --          --       5,000
Payment for development services and
     other from entity related to
     underwriter and holder of options     138,600          --          --     138,600
Sale of investment to director             190,000          --          --     190,000

         Other than the transactions with the Investor discussed in Notes D, E, G, I and P, there were no related party transactions in the three-month periods ended March 31, 2001 and 2002.

NOTE M - FAIR VALUES OF FINANCIAL INSTRUMENTS

         The Statement of Financial Accounting Standards Board No. 107 "Disclosures about Fair Value of Financial Instruments" (SFAS 107) requires disclosure of the estimated fair value of an entity's financial instruments. Such disclosures, which pertain to the Company's financial instruments, do not purport to represent the aggregate net fair value of the Company. At December 31, 2000 and 2001, the carrying value of all material financial instruments, for which it is practicable to estimate the fair value, approximated fair value because of the short maturity of those instruments.

                           BIO-key International, Inc.
                    (a Corporation in the Development Stage)

                        NOTES TO THE FINANCIAL STATEMENTS

              (Including Data Applicable to the Unaudited Periods)


NOTE N - SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION

                                                                                    January 7,
                                                                                   1993 (date of
                                                                                    inception)
                                                 Years ended December 31,             through
                                          --------------------------------------   December 31,
                                             1999          2000          2001          2001
                                          ----------    ----------    ----------    ----------
Cash paid for:
     Interest                             $       --    $       --    $       --    $   28,544

Noncash Financing Activities:
     Conversion of short-term notes,
         accrued interest and
         penalties into long-term
         notes and debentures                     --            --     4,567,546     4,567,546
     Conversion of convertible
         debentures, bridge notes, and
         accrued interest into common
         stock                             1,342,000       550,000       513,801     2,584,968
     Accretion of preferred stock
         beneficial conversion
         feature                             285,000       141,000       451,000       877,000
     Issuance of Series B preferred
         stock in exchange for Series
         A preferred stock and
         cumulative dividends in
         arrears, thereon                         --            --       281,049       281,049
     Issuance of common stock in
         exchange for Series A
         preferred stock and
         cumulative dividends in
         arrears, thereon                         --            --        24,922        24,922
     Issuance of preferred stock
         effected through reduction
         of debt                             100,000       250,000            --       350,000
     Unearned compensation
         reversal related to
         employee terminations                42,920            --            --       227,111
     Common stock repurchases
         effected through a
         reduction in receivable                  --            --            --       170,174
     Offset deferred offering costs
         against proceeds of
         initial public offering,
         and other                                --            --            --       159,021

During the three-month period ended March 31, 2002, convertible debentures totaling $100,000 were converted to common stock and $32,000 of costs were paid through the issuance of warrants. There were no noncash investing or financing transactions during the three-month period ended March 31, 2001.

                           BIO-key International, Inc.
                    (a Corporation in the Development Stage)

                        NOTES TO THE FINANCIAL STATEMENTS

              (Including Data Applicable to the Unaudited Periods)


NOTE O - RECLASSIFICATIONS

         Certain amounts in the 2000 financial statements have been reclassified to conform to the 2001 presentation. These reclassifications had no effect on the previously reported net loss or stockholders' deficit.

NOTE P - EVENTS OCCURRING SUBSEQUENT TO DECEMBER 31, 2001

         In February 2002, the Company's shareholders approved amendments to its articles of incorporation which increased the number of authorized shares of common stock from 20,000,000 to 60,000,000 and changed the Company's name from SAC Technologies, Inc. to BIO-key International, Inc. In February 2002, the Investor converted $100,000 of the 5% Convertible Debenture into 156,740 shares of the Company's common stock. In April and May 2002 under the terms discussed in Note E, the Investor provided additional funding, and the Company issued notes payable, totaling $430,000.

                                16,811,765 SHARES



                                     [LOGO]



                           BIO-KEY INTERNATIONAL, INC.

                                  COMMON STOCK








                               -------------------

                               P R O S P E C T U S

                               -------------------







                                 JUNE [__], 2002

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 302A.521 of the Minnesota Business Corporation Act generally provides for the indemnification of directors, officers or employees of a corporation made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties and fines (including attorneys' fees and disbursements) if such person, among other things, has not been indemnified by another organization, acted in good faith, received no improper personal benefit and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         As permitted under the Minnesota Business Corporation Act, the Articles of Incorporation of the Company provide that directors shall have no personal liability to the Company or to its shareholders for monetary damages arising from breach of the director's duty of care in the affairs of the Company. The Minnesota Business Corporation Act does not permit elimination of liability for breach of a director's duty of loyalty to the Company or with respect to certain enumerated matters, including payment of illegal dividends, acts not in good faith and acts resulting in an improper personal benefit to the director. The By-Laws of the Company provide that the Company shall indemnify any person, who was or is a party to a proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, in accordance with and to the full extent permitted by, the Minnesota Business Corporation Act.

         Reference is made to Item 28 for the undertakings of the Registrant with respect to indemnification of liabilities arising under the Securities Act of 1933, as amended (the "Act").

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is a list of the estimated expenses to be incurred by the Registrant in connection with the preparation and filing of this Registration Statement.


          SEC Registration Fee..................................   $[_______]
          Printing and Engraving................................        3,000
          Accountants' Fees and Expenses........................       25,000
          Legal Fees and Expenses...............................       25,000

          Total.................................................   $[_______]
                                                                   ==========


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

RECENT SALES OF UNREGISTERED SECURITIES

         1. Between May 11, 1999 and November 25, 2001, the Company issued an aggregate of 3,854,861 shares of common stock to The Shaar Fund Ltd. upon conversion of $2,082,000 principal amount and $100,000 accrued interest under a 5% Convertible Debenture due June 30, 2001 issued to The Shaar Fund in a private placement transaction completed on or about June 30, 1998. These securities were sold to one (1) accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.


         2. On July 9, 1999, the Company issued 13,125 shares of its Series A Convertible Preferred Stock and a warrant to purchase 131,250 shares of common stock to The Shaar Fund Ltd. in consideration of gross cash proceeds of $875,000. These securities were issued to one (1) accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         3. In September, 1999, the Company sold warrants to purchase 320,000 shares of the Company's Common Stock at an exercise price of $.86 per share in consideration of gross cash proceeds of $80,000 These securities were issued to a limited number of accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         4. On March 17, 2000, the Company issued 6,750 shares of its Series A Convertible Preferred Stock and a warrant to purchase 67,500 shares of common stock to the Shaar Fund Ltd. in consideration of gross cash proceeds of $450,000. These securities were issued to one (1) accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         5. On June 13, 2000, the Company issued a warrant to purchase 50,000 shares of common stock at an exercise price of $1.00 per share to a technology company in consideration of services rendered to the Company. These securities were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         6. On July 10, 2000, the Company issued warrants to purchase 400,000 shares of common stock at an exercise price of $1.00 per share to Aultimate Technology Marketing Inc. to acquire certain technology. These securities were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         7. On September 29, 2000, the Company issued options to purchase 100,000 shares of common stock at an exercise price of $1.00 per share to an administrative consultant in consideration of services rendered to the Company. These securities were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         8. On April 23, 2001, the Company issued warrants to purchase 26,250 shares of common stock at an exercise price of $.33 per share to a consultant in consideration of services rendered to the Company. These securities were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         9. Between on or about November 15, 1999 and April 15, 2001, the Company issued options to purchase an aggregate of 390,000 shares of common stock to an executive management consultant to the Company in consideration of services rendered to the Company. These securities were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         10. Between October 12, 2001 and November 13, 2001, the Company issued an aggregate of 670,445 shares of common stock to the Shaar Fund Ltd. upon conversion of 1,431 shares of the Company's Series A Convertible Preferred Stock and payment of cumulative dividends in arrears due thereon and interest due on such dividends. These securities were issued to one (1) accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         11. On November 26, 2001, the Company issued a 5% convertible debenture in the principal amount $539,625, a non-interest convertible debenture in the principal amount of $1,000,000, a secured convertible in the principal of $4,092,920, 21,430 shares of Series B Convertible B Preferred Stock and warrants to purchase 4,000,000 shares of common stock to The Shaar Fund Ltd in consideration of the conversion of $3,567,546 of outstanding indebtedness, conversion of 18,449 shares of Series A Convertible Stock together with all accrued dividends and interest due thereon, and gross cash proceeds of $1,065,000. These securities were issued to one (1) accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         12. Between July 22, 1996 and March 15, 2002, the Company issued options under its 1996 Stock Incentive Plan to directors, executive officers, employees and consultants of the Company to purchase shares of common stock at exercise prices equal to the last sales price of the Company's common stock on the date of grant, of which 390,380 remain outstanding These securities were issued in a private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         13. Between September 1, 1999 and January 4, 2002, the Company issued options under its 1999 Stock Incentive Plan to directors, executive officers, employees, and consultants of the Company to purchase shares of common stock at exercise prices equal to the last sales price of the Company's common stock on the date of grant, of which 1,516,669 remain outstanding. These securities were issued in a private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         14. Between March 24, 1997 and March 15, 2002, the Company issued options to purchase an aggregate of 2,048,380 shares of common stock to executive officers of the Company. These securities were issued in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         15. On November 22, 2001, the Company issued options and warrants to purchase an aggregate of 500,000 shares of common stock at an exercise price of $.3832 per share to certain consultants, including Benjamin Netanyahu, the former Prime Minister of Israel, in consideration of services rendered to the Company, 276,000 of which were issued under the Company's 1996 Option Plan. Under the terms of its agreement with the consultants the Company is obligated to pay additional fees to them based on sales generated as a result of their efforts. At Mr. Netanyahu's option, these fees are convertible into up to 575,000 shares of common stock at a conversion price of $.3832 provided that such issuance does not cause Mr. Netanyahu to beneficially own in excess of 4.99% of the Company's outstanding common stock.

These securities were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         16. Between November 27, 2001 and February 6, 2002, the Company issued an aggregate of 623,050 shares of common stock to The Shaar Fund Ltd. upon conversion of $323,626 principal amount and $175 of accrued interest due under the Company's 5% Convertible Debenture due September 30, 2003. These securities were issued to one (1) accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         17. On December 1, 2001, the Company issued warrants to purchase 27,000 shares of common stock at an exercise price of $1.00 per share to a government relations consultant in consideration of services rendered to the Company. These securities were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         18. On March 20, 2002, the Company issued warrants to purchase 168,000 and 25,000 shares of common stock at exercise prices of $1.00 and $1.20 per share, respectively, in settlement of a dispute with a former consultant of the Company. These securities were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         19. On March 22, 2002, the Company issued a four-year warrant to purchase 25,000 shares of common stock to Punk, Ziegel & Company, L.P., a financial advisory firm, at an exercise price of $1.00 per share. The warrant is immediately exercisable and was issued in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereunder without payment of underwriting discounts or commissions to any person.

ITEM 27. EXHIBITS

THE FOLLOWING EXHIBITS ARE FILED AS PART OF THIS REGISTRATION STATEMENT:

-------------------- -------------------------------------------- -----------------------------------------------
    Exhibit No.                        Exhibit                                   Method of Filing
-------------------- -------------------------------------------- -----------------------------------------------
        3.1          Amended and Restated Articles of             Incorporated by reference to Exhibit 3.1 to
                     Incorporation                                the Registrant's Registration Statement on
                                                                  SB-2, File No. 333-16451 filed February 14,
                                                                  1997 (the "Registration Statement")
-------------------- -------------------------------------------- -----------------------------------------------
        3.2          Amended and Restated Bylaws                  Incorporated by reference to Exhibit 3.2 to
                                                                  the Registration Statement
-------------------- -------------------------------------------- -----------------------------------------------
        3.3          Certificate of Amendment to Amended and      Incorporated by reference to Exhibit 3.3 to
                     Restated Articles of Incorporation           the Registrant's Report on Form 10-QSB for
                                                                  the quarter ended March 31, 1999
-------------------- -------------------------------------------- -----------------------------------------------
        3.4          Certificate of Designation of Series A 9%    Incorporated by reference to Exhibit 3.4 to
                     Convertible Preferred Stock                  the Registrant's Current Report on Form 8-K
                                                                  dated July 8, 1999
-------------------- -------------------------------------------- -----------------------------------------------
        3.5          Amended and Restated Certificate of          Incorporated by reference to Exhibit 3.5 to
                     Designation of Series A 9% Convertible       the Registrant's Annual Report on Form 10-KSB
                     Preferred Stock                              for the fiscal year ended December 31, 1999
                                                                  (the "1999 10-KSB")
-------------------- -------------------------------------------- -----------------------------------------------

-------------------- -------------------------------------------- -----------------------------------------------
        3.6          Certificate of Designation of Series B 9%    Incorporated by reference to Exhibit 3.6 to
                     Convertible Preferred Stock                  the Registrants Current Report on Form 8-K
                                                                  dated November 26, 2001 (the "2001 8-K")
-------------------- -------------------------------------------- -----------------------------------------------
        3.7          Amendment to the Amended and Restated        Filed herewith
                     Articles of Incorporation filed February
                     28, 2002
-------------------- -------------------------------------------- -----------------------------------------------
        4.1          Specimen of Common Stock Certificate         Incorporated by reference to Exhibit 4.1 to
                                                                  the Registration Statement
-------------------- -------------------------------------------- -----------------------------------------------

        5.1          Opinion on Legality                          Filed herewith.

-------------------- -------------------------------------------- -----------------------------------------------
       10.1          SAC Technologies, Inc. 1996 Stock Option     Incorporated by reference to Exhibit 10.1 to
                     Plan                                         the Registration Statement
-------------------- -------------------------------------------- -----------------------------------------------
       10.2          Employment Agreement by and between Gary     Incorporated by reference to Exhibit 10.5 to
                     E. Wendt and the Company dated as of May     the Registration Statement
                     10, 1996 (with Non-Competition Letter
                     effective May 10, 1996 Attached as Exhibit
                     A)
-------------------- -------------------------------------------- -----------------------------------------------
       10.3          Amendment No. 1 to the SAC Technologies,     Incorporated by reference to Exhibit 10.23 to
                     Inc. 1996 Stock Option Plan                  the 1999 10-KSB
-------------------- -------------------------------------------- -----------------------------------------------
       10.4          SAC Technologies, Inc. 1999 Stock Option     Incorporated by reference to Exhibit 10.24 to
                     Plan                                         the 1999 10-KSB
-------------------- -------------------------------------------- -----------------------------------------------
       10.5          Employment Agreement dated November 3,       Incorporated by reference to Exhibit 10.25 to
                     2000 by and between the Registrant and       the Registrant's Quarterly Report on Form
                     Jeffry R. Brown                              10-QSB for quarter ended September 30, 2000
                                                                  (the "September 30, 2000 10-QSB")
-------------------- -------------------------------------------- -----------------------------------------------
       10.6          Option to Purchase 280,000 shares of         Incorporated by reference to Exhibit 10.26 to
                     Common Stock issued to Jeffry R. Brown       the September 30, 2000 10-QSB
-------------------- -------------------------------------------- -----------------------------------------------
       10.7          Non-Qualified Stock Option Agreement Under   Incorporated by reference to Exhibit 10.27 to
                     the Registrant's 1999 Stock Option Plan to   the September 30, 2000 10-QSB
                     purchase 300,000 shares of Common Stock
                     issued to Jeffry Brown
-------------------- -------------------------------------------- -----------------------------------------------
       10.8          Consulting Agreement dated July 1, 2001 by   Incorporated by reference to Exhibit 10.28 to
                     and between the Registrant and Barry M.      the June 30, 2001 10-QSB
                     Wendt
-------------------- -------------------------------------------- -----------------------------------------------
       10.9          Option to purchase 400,000 shares of         Incorporated by reference to Exhibit 10.29 to
                     common stock issued to Jeffrey R. Brown      the June 30, 2001 10-QSB
-------------------- -------------------------------------------- -----------------------------------------------
       10.10         Employment Agreement dated August 1, 2001    Incorporated by reference to Exhibit 10.30 to
                     by and between the Registrant and H.         the June 30, 2001 10-QSB
                     Donald Rosacker II
-------------------- -------------------------------------------- -----------------------------------------------

-------------------- -------------------------------------------- -----------------------------------------------
       10.11         Funding Agreement by and between the         Incorporated by reference to Exhibit 10.31 to
                     Registrant and The Shaar Fund dated          the November 20, 2001 8-K
                     November 26, 2001
-------------------- -------------------------------------------- -----------------------------------------------
       10.12         Registration Rights Agreement by and         Incorporated by reference to Exhibit 10.32 to
                     between The Shaar Fund dated November 26,    the November 20, 2001 8-K
                     2001
-------------------- -------------------------------------------- -----------------------------------------------
       10.13         Exchange Agreement by and between the        Incorporated by reference to Exhibit 10.33 to
                     Registrant and The Shaar Fund dated          the November 20, 2001 8-K
                     November 26, 2001
-------------------- -------------------------------------------- -----------------------------------------------
       10.14         Secured Note Due September 30, 2003          Incorporated by reference to Exhibit 10.34 to
                                                                  the November 20, 2001 8-K
-------------------- -------------------------------------------- -----------------------------------------------
       10.15         Restated 5% Convertible Debenture Due        Incorporated by reference to Exhibit 10.35 to
                     September 30, 2003                           the November 20, 2001 8-K
-------------------- -------------------------------------------- -----------------------------------------------
       10.16         No Interest Debenture Due September 30,      Incorporated by reference to Exhibit 10.36 to
                     2003                                         the November 20, 2001 8-K
-------------------- -------------------------------------------- -----------------------------------------------
       10.17         Warrant                                      Incorporated by reference to Exhibit 10.37 to
                                                                  the November 20, 2001 8-K
-------------------- -------------------------------------------- -----------------------------------------------
       10.18         Security Interest Provisions                 Incorporated by reference to Exhibit 10.38 to
                                                                  the November 20, 2001 8-K
-------------------- -------------------------------------------- -----------------------------------------------
       10.19         Employment Agreement by and between the      Incorporated by reference to Exhibit 10.39 to
                     Registrant and Mira LaCous dated November    the November 20, 2001 8-K
                     20, 2001
-------------------- -------------------------------------------- -----------------------------------------------
       10.20         Option to Purchase 140,000 Shares of         Incorporated by reference to Exhibit 10.40 to
                     Common Stock issued to Mira LaCous           the November 20, 2001 8-K
-------------------- -------------------------------------------- -----------------------------------------------
       23.1          Consent of Divine, Scherzer & Brody, Ltd.    Filed herewith
-------------------- -------------------------------------------- -----------------------------------------------

       23.2          Consent of Buchanan Ingersoll Professional   Filed herewith (included in Exhibit 5.1)
                     Corporation

-------------------- -------------------------------------------- -----------------------------------------------
       25.1          Power of Attorney (included in the           Filed herewith
                     signature page to the Registration
                     Statement)
-------------------- -------------------------------------------- -----------------------------------------------


ITEM 28. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material information on the plan of distribution.

         2. For the purpose of determining liability under the Securities Act of 1933, as amended, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

         3. To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

         4. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has reasonable grounds to believe that it meets all of the requirements for filing SB-2 and authorized this amendment to the registration statement to be signed on its behalf in the City of Eagan, State of Minnesota, on June 18, 2002.


                                        BIO-KEY INTERNATIONAL, INC.



                                        By: /s/ Jeffry R. Brown
                                            -------------------
                                            Jeffry R. Brown,
                                            Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature                         Title                            Date


/s/ H. Donald Rosacker, II        President, Director              June 18, 2002
    ----------------------
H. Donald Rosacker, II

/s/ Gary E. Wendt                 Chief Financial Officer,         June 18, 2002
    -------------                 Principal Accounting Officer
Gary E. Wendt

/s/ Jeffrey J. May                Director                         June 18, 2002
    --------------
Jeffrey J. May

                                  EXHIBIT INDEX


------------------- ---------------------------------------------- ----------------------------------------------
   Exhibit No.                         Exhibit                                   Method of Filing
------------------- ---------------------------------------------- ----------------------------------------------

------------------- ---------------------------------------------- ----------------------------------------------
       3.7          Amendment to the Amended and Restated          Filed herewith
                    Articles of Incorporation filed February 28,
                    2002
------------------- ---------------------------------------------- ----------------------------------------------

       5.1          Opinion on Legality                            Filed herewith

------------------- ---------------------------------------------- ----------------------------------------------
       23.1         Consent of Divine, Scherzer & Brody, Ltd.      Filed herewith
------------------- ---------------------------------------------- ----------------------------------------------

       23.2         Consent of Buchanan Ingersoll Professional     Filed herewith (included in Exhibit 5.1)
                    Corporation

------------------- ---------------------------------------------- ----------------------------------------------
       25.1         Power of Attorney (included in the signature   Filed herewith
                    page to the Registration Statement)
------------------- ---------------------------------------------- ----------------------------------------------